UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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MOLINA HEALTHCARE, INC.
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Notice of 2019 Annual Meeting of Stockholders
and
Proxy Statement

YOUR VOTE IS IMPORTANT TO US!
Please vote by using the Internet, the telephone or by
signing, dating, and returning your proxy card.

Notice of 2019 Annual Meeting of Stockholders

Date and Time Wednesday, May 8, 2019 10:00 a.m., Eastern time	Location Park Hyatt New York The Onyx Room 153 West 57th Street New York, NY 10019
Items to be Voted On

1	To elect three Class II directors to hold office until the 2022 annual meeting.

2	To consider and approve, on a non-binding, advisory basis, the compensation of our named executive officers.

3	To adopt amendments to the Company’s Certificate of Incorporation, as amended, to phase out and eliminate the classified Board of Directors to provide for the annual election of all directors.

4	To approve the Molina Healthcare, Inc. 2019 Equity Incentive Plan.

5	To approve the Molina Healthcare, Inc. 2019 Employee Stock Purchase Plan.

6	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2019.

7	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
Voting
We hope that you will participate in the Annual Meeting. In all cases, have your proxy card available when you start the voting process.

By internet	By toll-free telephone
www.proxyvote.com	1-800-690-6903

By mail	In person
Follow instructions on your proxy card	At the Annual Meeting
Record Date
The Board of Directors has fixed the close of business on March 11, 2019 as the record date for the determination of stockholders entitled to notice of, and to vote, at the annual meeting and at any continuation, adjournment, or postponement thereof. This notice and the accompanying proxy statement are being mailed or transmitted on or about March 26, 2019 to the Company’s stockholders of record as of March 11, 2019.

March 26, 2019	By Order of the Board of Directors

Dale B. Wolf
Chairman of the Board

ABOUT MOLINA HEALTHCARE
Molina Healthcare, Inc., a FORTUNE 500, multi-state healthcare organization, arranges for the delivery of health care services to individuals and families who receive their care through the Medicaid and Medicare programs, and through the state insurance marketplaces (the “Marketplace”).
Our Mission
Molina’s mission is to provide quality health care services to financially vulnerable families and individuals who are covered by government programs.
2018 Financial Performance versus 2017 Financial Performance
In 2018, we earned $10.61 per diluted share on net income of $707 million. These results reflect the successful execution of the first phase of our margin recovery and sustainability plan.

	2018	2017
	(Dollars in millions, except per-share amounts)

Total Revenue	$18,890	$19,883
Pre-Tax Income (Loss)	$999	$(612)
Medical Care Ratio	85.9%	90.6%
Pre-Tax Margin	5.3%	(3.1)%
After-Tax Margin	3.7%	(2.6)%
Net Income (Loss) per Diluted Share	$10.61	$(9.07)
The following graphs illustrate the magnitude of the turnaround in the Company’s financial performance in 2018 under the leadership of its new president and chief executive officer, who was hired in late 2017:

Molina Healthcare, Inc. 2018 Proxy Statement | 1

2018 Management and Board Changes
In 2018, the Company continued with the restructuring of its senior management ranks that had commenced in May 2017 with the termination of both our former chief executive officer and former chief financial officer. Joseph M. Zubretsky was appointed president and chief executive officer on November 6, 2017. In February 2018, Terry P. Bayer retired as chief operating officer of the Company, and in June 2018, Joseph W. White retired as chief financial officer and treasurer of the Company. In January 2018, Mr. Zubretsky recruited Pamela S. Sedmak as executive vice president of health plan operations, and Mark L. Keim as executive vice president of strategic planning and corporate development. In May 2018, Mr. Zubretsky recruited James E. Woys as executive vice president of health plan services, and in June 2018, recruited Thomas L. Tran as chief financial officer and treasurer. In late 2018, Mr. Zubretsky recruited Maurice S. Hebert as chief accounting officer and in early 2019 Mr. Zubretsky recruited Larry D. Anderson as executive vice president and chief human resources officer. Jeff D. Barlow continues to serve as the Company’s chief legal officer and secretary, positions which he has held since 2010. We believe that the Company’s current senior management team, which has extensive health care experience, is well poised to execute on the Company’s business strategy.

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Mr. Zubretsky has been serving as our president and chief executive officer since November 6, 2017. He served as the president and chief executive officer of The Hanover Insurance Group, Inc. from June 2016 to October 2017. Prior to that, Mr. Zubretsky served almost nine years at Aetna, Inc., where he most recently served as chief executive officer of Healthagen Holdings, a group of healthcare services and information technology companies at Aetna, from January 2015 to October 2015. Prior to that, he served as a senior executive vice president leading Aetna’s National Businesses from 2013 to 2014 and served as Aetna’s chief financial officer from 2007 to 2013.

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Mr. Tran has over 35 years of experience in health care, previously having served as the chief financial officer for Sentry Data Systems from 2014 to 2018, and as the chief financial officer of WellCare Health Plans, Inc. from 2008 to 2014.

•	Mr. Barlow has over 29 years of legal experience, including counseling clients regarding federal securities laws, corporate governance, mergers and acquisitions, and litigation.

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Ms. Sedmak brings more than 25 years of Medicaid managed care leadership experience in operations, strategy, and finance. Most recently, she was a senior adviser at McKinsey & Company, serving clients in the health care services and global corporate finance practice areas, and prior to that she served as president and chief executive officer for Aetna Medicaid/Dual Eligibles. Before Aetna, Ms. Sedmak held C-level leadership positions at Blue Cross and Blue Shield of Minnesota, CareSource, and General Electric.

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Mr. Woys also has over 35 years of health care experience, of which he spent 30 years at Health Net where he most recently served as the executive vice president and chief financial and operating officer.

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Mr. Keim has experience in the managed care and financial services fields, having served as executive vice president of corporate development and strategy for The Hanover Insurance Group, and prior to that having lead major strategic initiatives for Aetna, and having served as senior vice president of strategy and business development at GE Capital.

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Mr. Hebert joined the Company from Tufts Health Plan, where he served as senior vice president of finance from 2016 to 2018, and prior to that, Mr. Hebert served as chief accounting officer at WellCare Health Plans, Inc. from 2010 to 2016.

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Mr. Anderson has previously served as the chief human resources officer for WellCare Health Plans from October 2010 to August 2016, and most recently served as the chief administrative officer for Meduit LLC from April 2017 to December 2018.

In addition, the Board also experienced additional changes in 2018, as John C. Molina resigned as a director in February 2018, and Richard C. Zoretic joined the Board as a Class II director effective as of August 1, 2018.
Business Strategy
The new senior management team has embarked on a deliberate turn-around strategy aimed at margin recovery and sustainability, pursuit of targeted growth opportunities, enhancement of our talent and culture to align with our strategic initiatives, and development of the future capabilities needed to address the evolving healthcare environment. Our strategy focuses on the following four key areas, which are described in detail below: margin recovery and sustainability, growth opportunities, talent and culture, and future capabilities.

Molina Healthcare, Inc. 2018 Proxy Statement | 2

Margin Recovery and Sustainability
We are executing a comprehensive, short-term plan designed to restore margins through expense reductions, operating improvements, execution of managed care fundamentals, and divestiture of non-strategic assets. In addition, we are working to enhance our balance sheet by implementing a disciplined approach to capital management.
We are simplifying our provider networks. We are terminating or renegotiating high-cost providers, narrowing networks in certain geographies, evaluating stop-loss thresholds and carve-outs, implementing value-based contracting, and evaluating ancillary services and pharmacy benefit management pricing and operations. In addition, we have exited substantially all direct delivery operations.
We are striving to improve the effectiveness of utilization review and care management. Areas of focus include specialist referrals, pre-authorization, concurrent review, high acuity populations and high utilizers of services, emergency room utilization, and behavioral and medical integration.
We are addressing at-risk revenues and risk adjustment. We seek to more effectively engage in state rate setting, improve Medicare Star Ratings, increase retention of quality revenue withholds, and focus on coding and documentation to achieve risk scores commensurate with the acuity of our population.
We are working to improve our claims payment function. The key areas of improvement we are focusing on include provider experience, payment accuracy, and oversight of claims fraud, waste and abuse.
We are evaluating and outsourcing certain elements of our information technology and management function. We seek to standardize our administrative platform, streamline operations and procedures, evaluate potential co-sourcing and/or outsource operational components, and consolidate data warehousing and data mining capabilities.
Growth Opportunities
Our immediate goal is to win re-procurements of state contracts and to capitalize on opportunities to achieve measured growth. We see numerous opportunities for growth in our legacy state health plans and programs. We have already experienced some success in the pursuit of new revenue and the defense of existing revenue:

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In May 2018, our Washington health plan was selected by the Washington State Health Care Authority to enter into a managed care contract for the eight remaining regions of the state’s Apple Health Integrated Managed Care program, in addition to the two regions previously awarded to us.

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In June 2018, our Florida health plan was awarded comprehensive Medicaid Managed Care contracts by the Florida Agency for Health Care Administration in Regions 8 and 11 of the Florida Statewide Medicaid Managed Care Invitation to Negotiate.

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In July 2018, our Puerto Rico health plan was selected by the Puerto Rico Health Insurance Administration to be one of the organizations to administer the Commonwealth’s new Medicaid Managed Care contract.

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Our Mississippi health plan commenced operations on October 1, 2018 and served approximately 26,000 Medicaid members as of December 31, 2018. In December 2018, our Mississippi health plan was awarded a contract by the Mississippi Division of Medicaid for the Children’s Health Insurance Program. Services under the new three-year contract were initially set to begin July 1, 2019; however, the start date is now pending the outcome of a protest of the contract awards.

Talent and Culture
We intend to drive our strategic initiatives by evolving to a more accountable and performance-driven culture with the right talent in the right jobs. We believe that the success we have had in recruiting new leaders to our current senior executive team has given us a strong start and we are optimistic about this initiative.
Future Capabilities
We are focused on building future capabilities needed to address the evolving healthcare environment and competitive pressures. We believe that key future differentiating capabilities include, but are not limited to, population health management, complex care management, advanced value-based contracting, advanced data analytics, and improved member experience. We are creating a road-map designed to meet these market demands by developing the people, processes, and technologies we require to build these capabilities.

Molina Healthcare, Inc. 2018 Proxy Statement | 3

Stock Performance
The 2018 cumulative total return on our common stock in 2018 was 51.6% compared to the 2018 cumulative total return of the Standard & Poor’s Corporation Composite 500 Index (S&P 500) of -6.2%. The following line graph compares the percentage change in the cumulative total return on our common stock against the cumulative total return of S&P and a peer group index for the period from January 1, 2017 to February 2, 2019. The peer group index consists of our peer group used for the 2018 and 2019 compensation studies for our named executive officers (except for Aetna, Inc. which was acquired in 2018), as follows: Acadia Healthcare Company, Inc., Anthem, Inc., Centene Corporation, Cigna Corporation, Community Health Systems, Inc., DaVita Inc., Humana, Inc., Magellan Health, Inc., Tenet Healthcare Corporation, Triple-S Management Corporation, Universal Health Services, Inc., and WellCare Health Plans, Inc.
The comparison assumes $100 was invested on January 1, 2017, in our common stock and in each of the foregoing indices and assumes reinvestment of dividends. The stock performance shown on the graph below represents historical stock performance and is not necessarily indicative of future stock price performance.

Molina Healthcare, Inc. 2018 Proxy Statement | 4

Matters for Stockholder Voting
At this year’s annual meeting, we are asking our stockholders to vote on the following six matters:

Proposal	Board Vote Recommendation
To elect three Class II directors to hold office until the 2022 annual meeting.	FOR
To consider and approve, on a non-binding, advisory basis, the compensation of our named executive officers.	FOR
To adopt amendments to the Company’s Certificate of Incorporation, as amended, to phase out and eliminate the classified Board of Directors to provide for the annual election of all directors.	FOR
To approve the Molina Healthcare, Inc. 2019 Equity Incentive Plan.	FOR
To approve the Molina Healthcare, Inc. 2019 Employee Stock Purchase Plan.	FOR
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2019.	FOR
Election of Directors
You are being asked to vote for three Class II directors, Barbara L. Brasier, Steven J. Orlando, and Richard C. Zoretic - each for a three-year term expiring in 2022. This proposal requires for each nominee the affirmative vote of a majority of votes cast at the annual meeting.
Governance Highlights

Independence	• Independent chairman. • Other than Joseph M. Zubretsky, all of our directors are independent. • All of our Board committees are composed exclusively of independent directors.
Executive Sessions	• The independent directors regularly meet in private without management.
Board Oversight of Risk Management	• Our Board has principal responsibility for oversight of the Company’s risk management process and understanding of the overall risk profile of the Company.
Share Ownership Requirements
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Our non-executive directors must hold shares of the Company’s common stock with a value of at least four times the aggregate annual cash retainer amounts payable to such directors, within five years of joining the Board.
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Our chief executive officer must hold shares of the Company’s common stock with a value of at least five times his annual base salary.
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Our chief financial officer must hold shares of the Company’s common stock with a value of at least four times his annual base salary.
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Our other named executive officers must hold shares of the Company’s common stock with a value of at least two times their annual base salaries.

Board Practices
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Our Board annually reviews its effectiveness as a group, with the results of the annual review being reported to the Board.
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Nomination criteria are adjusted as needed to ensure that our Board as a whole continues to reflect the appropriate mix of skills and experience reflected in our strategic plan.
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We have a clawback policy that entitles the Company to seek recovery by the Company of incentive-based compensation from current and former executives in the event of any accounting restatement due to material noncompliance by the Company with any financial reporting requirement under applicable securities laws.
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Our insider trading policy prohibits all directors, executive officers, and vice presidents of the Company or subsidiary executive officers from engaging in short sales and hedging transactions relating to our common stock, as well as imposing limits on pledging of our common stock.

Accountability
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Directors must be elected by a majority of votes cast.
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Bylaws provide for “proxy access,” including the following key terms: 3% ownership for 3 years, 20% of Board, and up to 20 stockholders being able to aggregate.

Molina Healthcare, Inc. 2018 Proxy Statement | 5

Proxy Statement
This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Molina Healthcare, Inc. (“Board” or “Board of Directors”) for the annual meeting to be held on Wednesday, May 8, 2019, at 10:00 a.m. Eastern time. Please review this proxy statement in its entirety and the Company’s 2018 Annual Report on Form 10-K for year ended December 31, 2018 (“Annual Report”) before voting. In this proxy statement, we may refer to Molina Healthcare, Inc. as the “Company,” “Molina Healthcare,” “our” or “we”.
Proposal 1 - Election of Directors
Our Board of Directors is currently divided into three classes, designated as Class I, Class II, and Class III (however, see Proposal 3 below regarding de-classification of Board of Directors). Each class currently has three Board seats, and only one class of directors is subject to election each year. For 2019, the Class II directors are subject to election. The Class III directors will be subject to election at the 2020 annual meeting, and the Class I directors will be subject to election at the 2021 annual meeting. The three directors to be elected as Class II directors at the 2019 annual meeting will serve a term of three years, to last until the 2022 annual meeting. All directors shall serve until the expiration of their respective terms and until their respective successors are elected and qualified, or until such director’s earlier resignation, removal from office, death, or incapacity.
Under our bylaws, each director nominee receiving a majority of the votes cast at the meeting at which a quorum is present will be elected as a director. If a nominee for director who is an incumbent director is not elected and no successor has been elected at the meeting, that director will continue to serve as a “holdover director” until a successor is qualified and elected. However, under our bylaws the holdover director would be required to tender his or her offer to resign to our corporate secretary promptly following certification of the election results. Within 90 days following certification of the election results, (i) the corporate governance and nominating committee will consider, and make a recommendation to the Board, as to whether to accept or reject the resignation, or whether other action should be taken, and (ii) the Board will act on the committee’s recommendation and publicly disclose its decision and the rationale behind it. The holdover director would not participate in either the committee’s or the Board’s deliberations regarding that director’s offer to resign.
Currently, the three incumbent Class II directors are Charles Z. Fedak, Steven J. Orlando, and Richard C. Zoretic. Mr. Fedak will be retiring as a director at the end of his term and will not stand for re-election. The Board of Directors, upon recommendation of the corporate governance and nominating committee, has nominated for election a new nominee, Ms. Barbara L. Brasier, and two of the incumbent Class II directors, Mr. Orlando and Mr. Zoretic.
The Board believes that each of the three Class II nominees possesses the requisite qualifications, skills, experience, and expertise to oversee the operations and to provide strategic counsel and advice to, the Company. In addition, each of the three Class II nominees meet the independence standards contained in the New York Stock Exchange (“NYSE”) corporate governance rules and Molina Healthcare’s Corporate Governance Guidelines. For a summary of the director nominees, including their respective qualifications, skills, and experience, please see the information below provided under the captions, “Business Experience” and “Skills and Qualifications,” next to each director nominee’s name.
Proxies can only be voted for the three named director nominees.
In the event any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee who may be designated by the Board of Directors to fill the vacancy. As of the date of this proxy statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

✓	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH DIRECTOR NOMINEE.

Molina Healthcare, Inc. 2018 Proxy Statement | 6

Information About Director Nominees
Class II Director Nominees for 2019

Barbara L. Brasier
Business Experience
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Has over 38 years of corporate finance and accounting experience
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Served as Chief Financial Officer for Herc Rentals Inc. from 2015 to 2018
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Served as Senior Vice President and Treasurer of Kraft Foods, Inc. from 2011 to 2012 and from 2009 to 2010 and Senior Vice President, Finance of Kraft Foods Europe from 2010 to 2011
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Served as Senior Vice President, Tax and Treasury for Mondelez International (successor to Kraft Foods, Inc.) from 2012 to 2015
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Served as Vice President and Treasurer at Ingersoll Rand, a diversified industrial company, from 2004 to 2008
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Served in a variety of corporate and business unit roles at Mead Corporation from 1984 to 2002, starting as general accountant and progressing to Director of Audit, divisional Chief Financial Officer, and divisional President. From 2002 to 2004, served as Treasurer of MeadWestvaco Corporation (successor to Mead Corporation)
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Began career in public accounting, working in audit and tax at Touche Ross & Co. (now Deloitte & Touch)
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Holds a B.S. in accounting (summa cum laude) from Bowling Green State University
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Holds an MBA from University of Dayton
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Certified Public Accountant
Skills and Qualifications
Ms. Brasier has been a leader for a diverse portfolio of international public companies over her 38-year career in corporate finance and accounting, and has a broad and deep skill set, built from working in every facet of finance, as well as leading business operations. Ms. Brasier has experience managing large-scale change brought about by mergers, acquisitions, and transformative reorganizations, and has managed exceptional business challenges, frequently building teams and processes from scratch. We believe that her skills and experience will make her an invaluable addition to the Board.

Retired Senior Executive
Age: 60
Director Nominee

Mr. Steven J. Orlando
Business Experience
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Has over 40 years of business and corporate finance experience
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From 2000 to the present, has operated his own financial management and business consulting practice, Orlando Company
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Served as Greater Sacramento Bancorp director and chairman of its audit committee from January 2009 to January 2015
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Served on multiple corporate boards, including service as chairman of the audit committee for Pacific Crest Capital, Inc., a Nasdaq-listed corporation
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Served as Chief Financial Officer for various companies from 1978- 2000
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Practiced as Certified Public Accountant with Coopers & Lybrand CPAs from 1974 to 1977
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Holds a B.S. in accounting from the California State University, Sacramento
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Certified Public Accountant (inactive)
Skills and Qualifications
Mr. Orlando’s extensive business, accounting, operations, and corporate finance experience with a wide range of companies gives him valuable and practical insights regarding the operational and financial issues confronting business enterprises. In addition, his service on multiple corporate boards and audit committees, including those of a publicly traded financial institution and a Nasdaq-listed corporation, renders him well qualified to serve as the chairman of the audit committee, and to serve on multiple other committees of the Board.

Founder, Orlando Company
Age: 67
Director Since: 2005 (Class II)
Board Committees:
• Audit (Chair & Financial Expert) • Compensation • Information Technology & Cybersecurity • Finance

Molina Healthcare, Inc. 2018 Proxy Statement | 7

Mr. Richard C. Zoretic
Business Experience
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Current Member of the Board of Directors of Babel Health, a software company offering risk adjustment solutions for government sponsored health plan businesses, since 2018
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Current Independent Director of Aveanna Healthcare, provider of pediatric care, since 2017
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Current member of the Board of Directors of Kepro, a medical management and cost containment solution provider, since 2018
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Former member of the Board of Directors of Landmark Health from 2014 to 2018; HealthSun Health Plans from 2016 to 2017; and, Eastern Virginia Medical School from 2011 to 2014
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Executive Vice President, WellPoint, Inc. and President of WellPoint’s Government Business Division, from 2013 to 2014
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Amerigroup Corporation, from 2003 to 2012, with positions including: Chief Operating Officer from 2007 to 2012; Executive Vice President, Health Plan Operations & Healthcare Delivery from 2005 to 2007; and Chief Marketing Officer from 2003 to 2005
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Management Consultant at Healthcare Practice, Deloitte Consulting from 2001 - 2003
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Executive Vice President at iSolutions, Workscape, Inc. from 2000 - 2001
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Various executive positions at United Health Group, from 1994 to 2000, including: President, Commercial Middle Market Business Segment from 1999 to 2000; Senior Vice President, Mid-Atlantic Operations from 1996 to 1999; and Senior Vice President, Corporate Sales & Marketing from 1994 to 1996
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Graduated Pennsylvania State University, with a B.S. in Finance
Skills and Qualifications
Mr. Zoretic has more than 30 years of experience in the healthcare business field, with responsibilities ranging from company operations to business structuring. He has also served in several board of director positions for healthcare and health technology companies. Mr. Zoretic’s comprehensive business background, and extensive past and current board experiences, provide an invaluable knowledge base for his service on the Board and as a member of the compliance and quality committee, and the Company’s audit committee.

Director, Babel Health & Aveanna Healthcare
Age: 60
Director Since: 2018 (Class II)
Board Committees:
• Compliance & Quality • Audit

Molina Healthcare, Inc. 2018 Proxy Statement | 8

Information About Directors Continuing in Office
Directors Whose Terms Are Not Expiring In 2019

Joseph M. Zubretsky
Business Experience
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Has served as President and Chief Executive Officer of Molina Healthcare, Inc. since November 6, 2017
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President and Chief Executive Officer of The Hanover Group from June 2016 to October 2017
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Chief Executive Officer and Senior Executive Vice President of Healthagen, LLC, a subsidiary of Aetna, Inc., from January 2015 to October 2015
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Senior Executive Vice President of National Businesses of Aetna, Inc. from February 2013 to December 2014, Senior Executive Vice President and Chief Financial Officer from November 2010 to February 2013, Executive Vice President and Chief Financial Officer from March 2007 to November 2010, and Chief Enterprise Risk Officer from April 2007 to February 2013
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Senior Executive Vice President of Finance, Investments and Corporate Development of Unum Group from 2005 to 2007 and Interim Chief Financial Officer from 2006 to 2007
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Special Partner, Chief Investment Officer, and Chief Financial Officer at Brera Capital Partners from 1999 to 2005
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Executive Vice President of Business Development and Chief Financial Officer of MassMutual Financial Group from 1997 to 1999
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Member of the Boards of Directors of several companies, including The Hanover Group from 2016 to October 2017
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Certified Public Accountant (inactive)
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Holds a B.S. in Business Administration from University of Hartford, West Hartford, CT
Skills and Qualifications
Mr. Zubretsky has more than 35 years of experience as a senior executive in strategy, operating, and finance roles in some of the world’s top insurance and financial companies including Aetna, Inc. and The Hanover Group. Since joining the Company in November 2017, Mr. Zubretsky has successfully led the Company in its turnaround and margin sustainability plan, achieving a year-over-year turnaround in net income from 2017 to 2018 in excess of $1.2 billion.

President and Chief Executive Officer
Age: 62
Director Since: 2017 (Class III)

Molina Healthcare, Inc. 2018 Proxy Statement | 9

Gov. Garrey E. Carruthers
Business Experience
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Chancellor of New Mexico State University from June 1, 2015 to July 1, 2018, and President from 2013 to July 1, 2018
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Served as Dean of the College of Business of New Mexico State University from 2003 to 2013
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Served as New Mexico State University’s Vice President for Economic Development from 2006 to 2013
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Served as the Director of the University’s Pete V. Domenici Institute since 2009
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Was the President and Chief Executive Officer of Cimarron Health Plan in New Mexico from 1993 to 2003
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From 1987 to 1990, served a term as the Governor of the State of New Mexico
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From 1981 to 1984, served as Assistant Secretary of the U.S. Department of the Interior
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Holds a Ph.D. in economics from Iowa State University
Skills and Qualifications
In addition to being the former Governor of New Mexico, a former member of the Reagan Administration, and professor of economics, Gov. Carruthers also has extensive experience in the healthcare industry. Gov. Carruthers’ former service as the president and chief executive officer of Cimarron Health Plan, Inc., a managed care health plan in Albuquerque New Mexico, and the predecessor to Molina Healthcare of New Mexico, has given him broad exposure to the managed care industry. In addition, Gov. Carruthers served as a Chancellor of the New Mexico State University system, which includes the main campus and four 2-year college campuses. Prior to becoming Chancellor, Gov. Carruthers simultaneously served as the dean of the College of Business of New Mexico State University and as its vice president for economic development. Gov. Carruthers’ prior experience makes him a highly valued Board member, particularly in his role as the chairman of the compliance and quality committee, and as a member of the corporate governance and nominating committee.

Chancellor Emeritus of New Mexico State University
Age: 79
Director Since: 2012 (Class I)
Board Committees:
• Compliance & Quality (Chair) • Corporate Governance & Nominating Committee

Molina Healthcare, Inc. 2018 Proxy Statement | 10

Mr. Daniel Cooperman
Business Experience
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Chairman of the audit committee and member of the Board of Directors of Zoox, Inc., a young robotics company developing a fully autonomous vehicle, since 2015
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Member of the Board of Directors of LegalZoom.Com, Inc. from 2012 until its change of control in 2014; member of the Board of Directors of Nanoscale Components Inc., a lithium ion technology company, since 2012
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Ex-Chairman and member of the Board of Directors of Second Harvest Food Bank of Santa Clara and San Mateo Counties (California), since 2010
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Member of the Board of Directors of Liffey Thames Group, LLC dba Discovia, a legal services company, from 2011 to 2017
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Of Counsel, DLA Piper LLP, a global law firm, from December 2014 to November 2016
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Of Counsel, Bingham McCutchen, LLP, a global law firm, from 2010 to 2014
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Senior Vice President, Secretary, and General Counsel of Apple Inc. from 2007 to 2009
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Senior Vice President, Secretary, and General Counsel of Oracle Corporation from 1997 to 2007
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Partner, McCutchen, Doyle, Brown & Enersen, LLP from 1977 to 1997
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Distinguished Visiting Lecturer, Stanford Law School since 2010
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Fellow, Arthur and Toni Rembe Rock Center for Corporate Governance, Stanford Law School and Graduate School of Business since 2012
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Juris Doctorate, Stanford Law School
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MBA, Stanford Graduate School of Business
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Graduated Dartmouth College, summa cum laude, with an A.B. in Economics with highest distinction
Skills and Qualifications
Mr. Cooperman has extensive legal and corporate governance experience, having served as general counsel, senior vice president, and secretary of both Apple, Inc. and Oracle Corporation. Mr. Cooperman has also served as Of Counsel at two international law firms focusing on corporate and transactional matters, corporate governance, and board of director issues. Mr. Cooperman’s service as general counsel for two major US public technology companies and his extensive legal, compliance and risk management experience provide an invaluable background for his service on the Board and as chairman of both the Company’s corporate governance and nominating committee, and the Company’s information technology and cybersecurity committee. Further, Mr. Cooperman has extensive past and current board experience, having advised and served on the boards of a number of companies and trade associations.

Former General Counsel, Oracle Corporation and Apple, Inc.
Age: 68
Director Since: 2013 (Class I)
Board Committees:
• Corporate Governance & Nominating (Chair) • Information Technology & Cybersecurity (Chair)

Molina Healthcare, Inc. 2018 Proxy Statement | 11

Ms. Ronna E. Romney
Business Experience
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Has served as director for Park-Ohio Holdings Corp., a publicly traded logistics and manufacturing company, since 2001
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Director of Molina Healthcare of Michigan from 1999 to 2004
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Candidate for the United States Senate for the state of Michigan in 1996
•
From 1989 to 1993, appointed by President George H. W. Bush to serve as Chairwoman of the President’s Commission on White House Fellowships
•
From 1984 to 1992, served on the Republican National Committee for the state of Michigan
•
From 1985 to 1989, appointed by President Ronald Reagan to serve as Chairwoman of the President’s Commission on White House Presidential Scholars
•
From 1982 to 1985, appointed by President Ronald Reagan to serve as Commissioner of the President’s National Advisory Council on Adult Education
•
Political and news commentator for radio and television from 1994 to 1996
•
Honored as one of the NACD (National Association of Corporate Directors) Top 100 Directors for 2015
•
Holds a B.A from the Oakland University, Rochester, Michigan
Skills and Qualifications
Ms. Romney’s political skills, along with her extensive board and corporate governance experience, enable her to serve an invaluable role as Vice-Chair of the Board. Ms. Romney also sits on the compensation and corporate governance and nominating committees.

Director, Park Ohio Holding Corporation
Age: 75
Director Since: 1999 (Class III); Vice-Chair of the Board
Board Committees:
• Compensation • Corporate Governance & Nominating

Mr. Richard M. Schapiro
Business Experience
•
In 2018, Mr. Schapiro achieved Board Leadership Fellow status, completed the NACD/ Carnegie Mellon Cyber-Security Course and was selected for inclusion in the 2018 NACD Directorship100, recognizing individual directors who serve as role models promoting exemplary board leadership, oversight, and courage in the boardroom
•
Since April 2015, served as Chief Executive Officer of SchapiroCo LLC
•
Since January 2017, served as an independent director for Transamerica Corporation, and from April 2015 to January 2017, served as independent director for Transamerica Financial Life Insurance Company
•
From 1999 to 2014, served as a Managing Director in the Corporate and Investment Banking Division of Bank of America Merrill Lynch’s Health Care Group (retired)
•
From 1997 to 1999, served as Managing Director and Head of Health Care Group for ING Baring Furman Selz
•
From 1979 to 1997, held various positions at Salomon Brothers Inc., serving as Managing Director and Global Co-Head of the Health Care Group, Managing Director - Insurance Group, Managing Director and Head of Government Finance Group, and Managing Director and Head of Thrift Coverage Group
•
Bachelor of Science Degree in Accounting from Case Western Reserve University
•
Master’s Degree in Business Administration from Bernard M. Baruch College
•
Juris Doctorate from New York Law School
Skills and Qualifications
Mr. Schapiro is a former investment and corporate banker with thirty-five years of experience covering the financial services and healthcare sectors. Mr. Schapiro’s past experience as an investment banker positions him to assist management in matters related to capital structure, debt and equity financings and mergers and acquisitions. Mr. Schapiro also advised the Company in connection with its 2003 IPO and subsequent follow-on offering, giving him invaluable insight into the history and growth of the Company.

Chief Executive Officer, SchapiroCo LLC
Age: 63
Director Since: 2015 (Class I)
Board Committees:
• Compensation (Chair) • Audit • Information Technology & Cybersecurity • Finance

Molina Healthcare, Inc. 2018 Proxy Statement | 12

Mr. Dale B. Wolf
Business Experience
•
Has served as President and Chief Executive Officer of Onecall Care Management from January 2016 to February 2019, and Executive Chairman from September 2015 to January 2016
•
President and CEO, DBW Healthcare, Inc. from January 2014 to June 2018
•
Executive Chairman, Correctional Healthcare Companies, Inc., a national provider of correctional healthcare solutions, from December 2012 to July 2014
•
Chief Executive Officer of Coventry Health Care, Inc. from 2005 to 2009
•
Executive Vice President, Chief Financial Officer, and Treasurer of Coventry Health Care, Inc. from 1996 to 2005
•
Member of the Board of Directors of Correctional Healthcare Companies, Inc. from December 2012 to July 2014
•
Member of the Board of Directors of Coventry Healthcare, Inc. from January 2005 to April 2009
•
Member of the Board of Directors of Catalyst Health Solutions, Inc. from 2003 to 2012
•
Graduated Eastern Nazarene College with a Bachelor of Arts degree in Mathematics, with honors
•
Completed MIT Sloan School Senior Executive Program
•
Fellow in the Society of Actuaries since 1979
Skills and Qualifications
Mr. Wolf is an experienced healthcare executive with visionary leadership skills. Mr. Wolf has served in multiple leadership roles, including chief executive officer and chief financial officer of Coventry Healthcare, a health insurer now owned by Aetna, and on the boards of several notable healthcare companies. Mr. Wolf’s extensive managerial and executive healthcare experience, as well as his familiarity with the managed care industry, render him an invaluable asset in helping to formulate and oversee the Company’s long-term business strategy.

Chairman of the Board, Molina Healthcare, Inc.
Age: 64
Director Since: 2013 (Class III)
Board Committees:
• Corporate Governance & Nominating • Compliance & Quality • Finance (Chair)

Molina Healthcare, Inc. 2018 Proxy Statement | 13

Additional Information About Directors
Summary of Director Qualifications, Skills, or Experience
The following is a skills matrix for our Board of Directors. As indicated in the matrix, our directors have a diverse array of expertise and skills in a broad range of substantive areas. The mark • by a director’s name indicates that the category is a specific qualification, skill, or experience that the director contributes to the Board. The absence of the mark • for a particular category does not mean that the director does not have that qualification, skill, or experience.

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Independent Director Tenure
One of the main elements of the Company’s governance policies to aid in maintaining an effective Board is an extensive skills assessment.

The Board develops a skills matrix reflecting the Company’s strategic plan and maps our directors’ backgrounds and experience against these skills. The Board conducts an annual self-evaluation.
The tenure of our independent directors ranges from less than one year to the date of the Company’s 2003 IPO. Our independent directors contribute a wide range of knowledge, skills, qualifications, and experience as described in their individual biographies. We believe the tenure of our independent directors provides the appropriate balance of expertise, continuity, and perspective to our Board, making it a strategic asset of the Company and a source of continuous competitive advantage, and serving the best interests of our stockholders.
We believe providing our Board with new perspectives and ideas is a critical component to an effective board. In furtherance of that, during the last seven years the corporate governance and nominating committee, with input from the entire Board, has performed periodic strategic evaluations of our directors’ skills, qualifications, and experience. In connection with such evaluations, six of our nine current directors have been added to the Board since 2012, four of whom are acting as chairpersons of five of our Board’s standing committees.
Corporate Governance and Board of Directors Matters
The Board continually strives to pursue sound corporate governance policies and practices, to maintain high standards of ethical conduct, to report the Company’s financial results with accuracy and transparency, and to maintain full compliance with the laws, rules, and regulations that govern Molina Healthcare’s business.
The Board’s standing committees operate pursuant to their respective written charters. The current charters of the audit committee, the corporate governance and nominating committee, the compensation committee, the compliance and quality committee, the information technology and cybersecurity committee, and the finance committee, as well as Molina Healthcare’s Corporate Governance Guidelines, Code of Business Conduct and Ethics, and Related Person Transaction Policy, are available in the “Investors” section of Molina Healthcare’s website, www.molinahealthcare.com, under the link “Corporate Governance.” Molina Healthcare stockholders may obtain printed copies of these documents free of charge by writing to Molina Healthcare, Inc., Ryan Kubota, Associate Vice President of Investor Relations, 200 Oceangate, Suite 100, Long Beach, California 90802.
Corporate Governance and Nominating Committee Responsibilities
The corporate governance and nominating committee’s mandate is to review and shape corporate governance policies, and to identify qualified individuals for nomination to the Board of Directors. All of the members of the committee meet the independence standards contained in the NYSE corporate governance rules and Molina Healthcare’s Corporate Governance Guidelines.
The committee considers all qualified director candidates identified by members of the committee, by other members of the Board of Directors, by senior management, and by stockholders. Stockholders who would like to propose a director candidate for consideration by the committee may do so by submitting the candidate’s name, resume, and biographical information to the attention of the Corporate Secretary as described below under “Questions and Answers About our Annual Meeting — How can I present a proposal for next year’s annual meeting?” All proposals for nominations received by the Corporate Secretary will be presented to the committee for its consideration. As set forth in our bylaws, any stockholder or group of up to twenty (20) stockholders who have

Molina Healthcare, Inc. 2018 Proxy Statement | 15

maintained continuous qualifying ownership of at least three percent (3%) of the shares of the Company's outstanding common stock for at least the previous three years also have the ability to submit director nominees for inclusion in the Company's proxy materials for its annual meeting of stockholders. No stockholder may be a member of more than one group for these purposes. The maximum number of candidates nominated by all eligible stockholders that the Company would be required to include in the Company's proxy materials, together with any nominees who were previously elected to the Board using proxy access during the preceding two annual meetings, is that number of directors constituting the greater of two or twenty percent (20%) of the total number of directors (rounded down to the nearest whole number) on the last day on which a nomination notice may be submitted to the Company. The deadline for submitting the nominee is set forth below in “Questions and Answers About our Annual Meeting — How can I present a proposal for next year’s annual meeting?”
Board Composition and Refreshment
The Board and the corporate governance and nominating committee has made it a priority to ensure the Board is composed of directors who bring diverse viewpoints and perspectives, and who possess a multitude of skills, professional experience, and backgrounds. The Board and the corporate governance and nominating committee believe that new perspectives and ideas are critical to a forward-looking and strategic board as is the ability to benefit from the valuable experience and familiarity that longer-serving directors bring. The corporate governance and nominating committee desires to maintain an appropriate balance of tenure, turnover, diversity, and skills on the Board. The corporate governance and nominating committee focuses on this through an ongoing, year-round process, which includes the annual Board evaluation process described below under “Corporate Governance Guidelines - Board Evaluation Process.”
Board Membership Criteria
The Board and the corporate governance and nominating committee believe that, on the one hand, there are general qualifications that all directors must exhibit, and that, on the other hand, there are other key qualifications and experience that should be represented on the Board in some capacity but not necessarily by each director. The Board and the corporate governance and nominating committee require that each director be a person of high integrity with a proven record of success in his or her field and have the ability to devote the time and effort necessary to fulfill his or her responsibilities to the Board and Company. Each director must demonstrate familiarity with and respect for corporate governance requirements and sound corporate governance practices.
The committee reviews each candidate’s biographical information and assesses each candidate’s independence, skills, and expertise based on a variety of factors, including breadth of experience reflecting that the candidate will be able to make a meaningful contribution to the Board’s discussion of and decision-making regarding the array of complex issues facing the Company; understanding of the Company’s business environment; the possession of expertise that would complement the attributes of our existing directors; whether the candidate will appropriately balance the legitimate interests and concerns of all stockholders and other stakeholders in reaching decisions rather than advancing the interests of a particular constituency; and whether the candidate will be able to devote sufficient time and energy to the performance of his or her duties as a director. Application of these factors involves the exercise of judgment by the committee and the Board.
Based on its assessment of each candidate’s independence, skills, and qualifications, the committee will make recommendations regarding potential director candidates to the Board. The committee follows the same process and uses the same criteria for evaluating candidates proposed by stockholders, members of the Board of Directors, and members of senior management.
In 2018 the committee used the executive search firm of Russell Reynolds Associates, Inc. for purposes of identifying and evaluating potential director nominees. Russell Reynolds Associates, Inc. did not provide any other services to the Company.
For the 2019 annual meeting, the Company did not receive notice of any director nominations from its stockholders.

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Board Diversity
Diversity is among the factors that the corporate governance and nominating committee considers when evaluating the composition of the Board. As set forth in our Corporate Governance Guidelines, diversity may reflect age, gender, ethnicity, industry focus, and tenure on the Board so as to enhance the Board’s ability to manage and direct the affairs and business of the Company, including, when applicable, to enhance the ability of the committees of the Board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation, New York Stock Exchange listing standards, and the Company’s bylaws and other corporate governance documents. When recommending director nominees for election by stockholders, the Board and the corporate governance and nominating committee evaluates how the experience and skill set of each director nominee complements those of the other director nominees and sitting board members to create a balanced Board with diverse viewpoints and extensive expertise.
Each director candidate contributes to the Board’s overall diversity by providing a variety of perspectives from his or her personal, and professional experiences and backgrounds. The Board is satisfied that the current nominees reflect an appropriate diversity of gender, age, race, geographical background, and experience, and the Board is committed to continuing to consider diversity in evaluating the composition of the Board.
Corporate Governance Guidelines
The Company’s Corporate Governance Guidelines embody many of our practices, policies, and procedures, which are the foundation of our commitment to sound corporate governance practices. The guidelines are reviewed annually and revised as necessary. The guidelines outline the responsibilities, operations, qualifications, and composition of the Board. The guidelines provide that a majority of the members of the Board shall be independent.
Board Committees
The guidelines require that all members of the Company’s audit, corporate governance and nominating, and compensation committees be independent. Committee members and chairs are appointed by the Board upon recommendation of the corporate governance and nominating committee and are rotated from time to time in accordance with the Board’s judgment. The Board and each committee have the power to hire and fire independent legal, financial, or other advisors, as they may deem necessary.
Board and Committee Meetings
Meetings of the non-management directors are held as part of every regularly scheduled Board meeting and are presided over by the Chairman of the Board. Directors have full and free access to senior management and other employees of Molina Healthcare. Directors are expected to prepare for, attend, and participate in all Board meetings, meetings of the committees on which they serve, and the annual meeting of stockholders. All of the directors then in office attended in person Molina Healthcare’s 2018 annual meeting.
Board Evaluation Process
The Board recognizes that a robust and constructive evaluation process is a critical component of good corporate governance and Board effectiveness. Through this process, directors provide feedback to assess Board, committee and director performance, including areas where the Board believes it is functioning effectively and areas where the Board believes it can improve. The corporate governance and nominating committee oversees the annual Board self-evaluation process focused on the performance of: (i) the Board, (ii) Board committees, and (iii) individual directors. As part of this process, the corporate governance and nominating committee establishes the procedures, which may vary from year to year, in advance of each year’s evaluation process. For 2017, the corporate governance and nominating committee engaged a third party which conducted a survey of the directors and reported the survey results to the Board in February 2018. For 2018, the Chair of the Board conducted the board evaluation based on interviews and written submissions from directors. In addition, each committee conducts its own self-evaluation. The results of these evaluations are reported to the Board. The self-evaluation process is designed to elicit candid feedback regarding the areas where the Board and its committees could improve their effectiveness. In addition, the corporate governance and nominating committee regularly discusses Board composition and effectiveness.
Succession Planning
Reflecting the importance of succession planning, the Company’s Corporate Governance Guidelines provide that the Board in consultation with the chief executive officer shall analyze the current senior management, identify possible successors to management, and develop a succession plan. The succession plan adopted by the

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corporate governance and nominating committee includes policies and principles for chief executive officer selection and succession in the event of an emergency or the retirement of the chief executive officer.
Director Continuing Education
New directors are provided with an orientation program to familiarize them with Molina Healthcare’s business, and its legal, compliance, and regulatory profile. New directors participate in introductory meetings with the Company’s executive management and are provided materials and presentations on the Company’s strategic plans, financial statements, and key issues, policies, and practices. The Company makes available to the Board educational seminars on a variety of topics at its expense. These seminars are intended to allow directors to develop a deeper understanding of relevant health care, governmental, and business issues facing the Company, and to assist them in keeping pace with developments in corporate governance and critical issues relating to the operations of public company boards. The Board members also periodically participate in visits to the Company’s health plans.
Compensation Committee Matters
The Board reviews the compensation committee’s report on the performance of Mr. Zubretsky, the Company’s current president and chief executive officer, in order to ensure that he is providing effective leadership for Molina Healthcare. The Board also works with the compensation committee with respect to matters of succession planning for the president and chief executive officer, the chief financial officer, and other senior executive officers of the Company.
Director Independence
The Board of Directors has determined that, except for Mr. Zubretsky (the Company’s President and Chief Executive Officer), each of the directors of the Company, including the three nominees identified in this proxy statement, has no material relationship with the Company that would interfere with the exercise of his or her independent judgment as a director, and is otherwise “independent” in accordance with the applicable listing requirements of the NYSE, the applicable Securities and Exchange Commission (“SEC”) rules, and the Company’s Corporate Governance Guidelines. In making that determination, the Board of Directors considered all relevant facts and circumstances, including the director’s commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, among others. In addition, a director will not be considered independent if Section 303A.02(b) of the NYSE Listed Company Manual (or any applicable successor listing standard) otherwise disqualifies such director from being considered independent. The independence of directors and the materiality of any business relationships delineated above is determined by the Board in its discretion.
Code of Business Conduct and Ethics
The Board has adopted a Code of Business Conduct and Ethics governing all employees of Molina Healthcare and its subsidiaries. A copy of the Code of Business Conduct and Ethics is available on our website at www.molinahealthcare.com. From the Molina home page, click on “About Molina,” then click on “Investors,” and then click on “Corporate Governance.” There were no waivers of our Code of Business Conduct and Ethics during 2018. We intend to disclose amendments to, or waivers of, our Code of Business Conduct and Ethics, if any, on our website.
Compliance Hotline
The Company encourages employees, Company vendors, and others to raise possible ethical issues, instances of potential fraud, or other issues of concern. The Company offers several channels by which employees and others may report ethical concerns or incidents, including, without limitation, concerns about accounting, internal controls, auditing matters, or HR matters. We provide a Compliance Hotline that is available 24 hours a day, seven days a week. Individuals may choose to remain anonymous while reporting any issues. We prohibit retaliatory action against any individual for raising legitimate concerns or questions regarding ethical matters or for reporting suspected violations.
Communications with the Board
Stockholders or other interested parties who wish to communicate with a member or members of the Board of Directors, including the non-management directors as a group, may do so by addressing their correspondence to the individual Board member or Board members, c/o Corporate Secretary, Molina Healthcare, Inc., 200 Oceangate, Suite 100, Long Beach, California 90802. The Board of Directors has approved a process pursuant to which the Corporate Secretary shall review and forward correspondence to the appropriate director or group of directors for response.

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Board Leadership Structure
The roles of chairman of the board and the chief executive officer are split, and the chairman is an independent director. Mr. Dale B. Wolf has been serving as the chairman of the board since May 2017. Ms. Romney has been serving as the vice-chair of the board since May 2017. The Board believes that the partnership between the chief executive officer and the chairman of the board enables both executives to apply their strongest skills to charting a successful course for our business continuing the sustained growth of our business. Mr. Zubretsky, as president and chief executive officer, is accountable for the Company’s strategic direction and operations, and Mr. Wolf, as chairman of the board, focuses on Board leadership and governance-related matters.
The Board strongly supports having an independent director as the board chairman. Having an independent chairman enables non-management directors to raise issues and concerns for Board consideration without immediately involving management. Governance commentators, proxy advisory firms, and institutional stockholders generally conclude the separation of the two roles is a “best practice.” We believe the non-executive chairman of the Board plays an important governance leadership role that enhances long-term stockholder value.
The authority and responsibilities of the chairman and the vice chair are detailed in the Company’s Corporate Governance Guidelines. The chairman shall preside at all meetings of the Board (including executive sessions) and of the stockholders, and serve as the liaison between the independent directors and the chief executive officer. In addition to any other responsibilities that the independent directors as a whole might designate from time to time, the chairman is also responsible for approving: (i) the quality, quantity, and timeliness of the information sent to the Board, and (ii) the meeting agenda, schedules, and materials for the Board. The chairman has the authority to call meetings of the independent directors and to set the agendas for such meetings. If requested by major stockholders of the Company, the chairman is responsible for ensuring that he or she is available, when appropriate, for consultation and direct communication in accordance with procedures developed by the Company and the chairman. Further, the chairman may perform such other duties, and exercise such powers, as prescribed in the bylaws of the Company or by the Board from time to time. The vice-chair of the Board assists the chairman in performing his or her duties and responsibilities, and performs such other duties as may be prescribed by the Board from time to time.
Involvement in Certain Legal Proceedings
There are no legal proceedings to which any director, officer, nominee, or principal stockholder, or any affiliate thereof, is a party adverse to the Company or has a material interest adverse to the Company.
Board’s Role in Risk Oversight
While management is responsible for designing and implementing the Company’s risk management process, controls, and oversight, the Board, both as a whole and through its committees, has overall responsibility for oversight of the Company’s risk management. The Board regularly receives reports from senior management with respect to the Company’s management of major risks, including efforts to identify, assess, manage, and mitigate risks that may affect the Company’s ability to execute on its corporate strategy and fulfill its business objectives. The Board’s role is to oversee this effort and to consult with management on the effectiveness of risk identification, measurement, monitoring and mitigation processes, and the adequacy of staffing and action plans, as needed. The Company has also instituted a management enterprise risk management committee to assess the risks of the Company. In addition, the compensation committee reviews compensation programs to ensure that they do not encourage unnecessary or excessive risk-taking. The compensation committee has concluded our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company.
Stock Ownership Guidelines for Directors
The Board believes that individual directors should own and hold a reasonable number of shares of common stock of the Company to further align the director’s interests and actions with those of the Company’s stockholders, and also to demonstrate confidence in the long-term prospects of the Company. In February 2018, the Company revised its stock ownership guidelines for directors to increase the value of the Company’s shares of common stock that directors shall own from at least three (3) times the aggregate annual cash retainer amounts payable to the director to at least four (4) times such retainer amounts. The value of a director’s holdings is based on the average closing price of a share of the Company’s common stock for the previous calendar year. Shares that satisfy these guidelines may be those owned directly, through a trust, or by a spouse or children, and include shares purchased on the open market, vested or unvested shares of restricted stock, or exercised and retained option shares. Until a director’s stock ownership requirement is met, the director must retain at least 50% of all “net settled shares” received from the vesting, delivery, or exercise of equity awards granted under the Company’s equity award plans

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until the total value of all shares held equals or exceeds the director’s applicable ownership threshold. “Net settled shares” generally refers to those shares that remain after the payment of (i) the exercise price of stock options or purchase price of other awards, (ii) all applicable withholding taxes, and (iii) any applicable transaction costs. Shares that are pledged are not counted toward the director’s ownership requirements. Non-employee directors must comply with the stock ownership guidelines within five (5) years of their election to the Board. Each non-employee director of the Company satisfied the applicable stock ownership guidelines as of December 31, 2018, except Mr. Zoretic who was recently elected to the Board in August 2018, and who has five (5) years from their election to comply with the applicable stock ownership guidelines.

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Information About the Board and its Committees
Meetings of Non-Management Directors
It is the customary practice of the Company’s non-management directors to meet in executive session without any management directors in attendance each time the full Board convenes for a regularly scheduled in-person Board meeting, which is usually four times each year, and, if the Board convenes a special meeting, the non-management directors may meet in executive session if the circumstances warrant. The chairman of the Board presides at each executive session of the non-management directors.
Committees of the Board of Directors
The six standing committees of the Board of Directors are: (i) the audit committee; (ii) the corporate governance and nominating committee; (iii) the compensation committee; (iv) the compliance and quality committee; (v) the information technology and cybersecurity committee; and (vi) the finance committee, each being composed of the individuals indicated below. On an annual basis, the Board evaluates the structure of its committees, and in the future may make changes to the scope, mandate, and director composition of its committees.

Corporate Governance — Committees of the Board

	Audit Committee	Compensation Committee	Corporate Governance & Nominating Committee	Compliance & Quality Committee	Information Technology & Cybersecurity Committee	Finance Committee
Dale B. Wolf (Chairman of the Board)			Member	Member		Chairperson
Garrey E. Carruthers			Member	Chairperson		
Daniel Cooperman			Chairperson		Chairperson	
Charles Z. Fedak[1] (Financial Expert)	Member	Member				
Steven J. Orlando (Financial Expert)	Chairperson	Member			Member	Member
Ronna E. Romney (Vice-Chair of the Board)		Member	Member			
Richard M. Schapiro	Member	Chairperson			Member	Member
Richard C. Zoretic	Member			Member		

= Chairperson = Member = Chairman of the Board = Financial Expert = Vice-Chair of the Board

[1] Not standing for re-election.

MOLINA HEALTHCARE

Audit Committee
The audit committee performs a number of functions, including: (i) reviewing the adequacy of the Company’s internal system of accounting controls, (ii) meeting with the independent auditors and management to review and discuss various matters pertaining to the audit, including the Company’s financial statements, the report of the independent auditors on the results, scope, and terms of their work, and the recommendations of the independent auditors concerning the financial practices, controls, procedures, and policies employed by the Company, (iii) resolving disagreements between management and the independent auditors regarding financial reporting, (iv) reviewing the financial statements of the Company, (v) selecting, evaluating, and, when appropriate, replacing the independent auditors, (vi) reviewing and approving fees to be paid to the independent auditors, (vii) reviewing and approving all permitted non-audit services to be performed by the independent auditors, (viii) handling any complaints or inquiries received by the Company regarding accounting, internal accounting controls, or auditing

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matters, (ix) considering other appropriate matters regarding the financial affairs of the Company, and (x) fulfilling the other responsibilities set out in its charter, as adopted by the Board. The report of the audit committee required by the rules of the SEC is included in this proxy statement.
The audit committee currently consists of Mr. Orlando (Chair), Mr. Fedak, Mr. Schapiro, and Mr. Zoretic. Mr. Zoretic joined the audit committee effective August 1, 2018. Mr. Fedak will not stand for re-election at the annual meeting. In 2018, Mr. Cooperman also served as a member of the audit committee until July 31, 2018. The Board has determined that each of Mr. Orlando and Mr. Fedak qualify as an “audit committee financial expert” as defined by the SEC. The Board also believes that Ms. Brasier, if elected, would also qualify as an “audit committee financial expert” and the Board plans to appoint Ms. Brasier, if elected, to the audit committee. In addition to being independent according to the Board’s independence standards as set out in its Corporate Governance Guidelines, each member of the audit committee is independent within the meaning of the corporate governance rules of the NYSE. Each member of the audit committee is also financially literate. The Audit Committee Charter is available for viewing in the “Investors” section of Molina Healthcare’s website, www.molinahealthcare.com, under the link, “Corporate Governance.”
Corporate Governance and Nominating Committee
The corporate governance and nominating committee is responsible for identifying individuals qualified to become Board members and recommending to the Board the director nominees for the next annual meeting of stockholders. It leads the Board in its annual review of the Board’s performance and recommends to the Board members for each committee of the Board. The committee takes a leadership role in shaping corporate governance policies and practices, including recommending to the Board the Corporate Governance Guidelines and monitoring Molina Healthcare’s compliance with these guidelines. The committee is responsible for reviewing potential conflicts of interest involving directors, executive officers, or their immediate family members. Under the Company’s Related Person Transactions Policy, the corporate governance and nominating committee is charged with determining that any related person transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders. The committee also reviews Molina Healthcare’s Code of Business Conduct and Ethics and other internal policies to help ensure that the principles contained in the Code of Business Conduct and Ethics are being incorporated into Molina Healthcare’s culture and business practices.
The corporate governance and nominating committee consists of Mr. Cooperman (Chair), Gov. Carruthers, Ms. Romney, and Mr. Wolf, each of whom is “independent” under the NYSE listing standards and the Company’s Corporate Governance Guidelines. The Corporate Governance and Nominating Committee Charter is available for viewing in the “Investors” section of Molina Healthcare’s website, www.molinahealthcare.com, under the link, “Corporate Governance.”
Compensation Committee
The compensation committee is responsible for determining the compensation for Mr. Zubretsky, our president and chief executive officer, and also approves the compensation Mr. Zubretsky recommends as chief executive officer for the other named executive officers. The committee reviews and discusses with management the Compensation Discussion and Analysis, and, based on such review and discussion, recommends to the Board that the Compensation Discussion and Analysis be included in Molina Healthcare’s proxy statement. In addition, the committee administers Molina Healthcare’s 2011 Equity Incentive Plan, and if approved by stockholders, would also administer the 2019 Equity Incentive Plan.
The compensation committee currently consists of Mr. Schapiro (Chair), Mr. Fedak, Mr. Orlando, and Ms. Romney. Mr. Fedak will not stand for re-election at the annual meeting. The Board has determined that in addition to being independent according to the Board’s independence standards as set out in its Corporate Governance Guidelines, each of the members of the compensation committee is independent according to the corporate governance rules of the NYSE. In addition, each of the members of the committee is a “non-employee director” as defined in Section 16 of the Securities Exchange Act of 1934, as amended.
The Compensation Committee Charter is available for viewing in the “Investors” section of Molina Healthcare’s website, www.molinahealthcare.com, under the link, “Corporate Governance.”
Each committee has the authority to retain special consultants or experts to advise the committee, as the committee may deem appropriate or necessary in its sole discretion. From time to time, the compensation committee has retained a compensation consultant to provide the committee with comparative data on executive compensation and advice on Molina Healthcare’s compensation programs for senior management. For this purpose, the compensation committee has engaged Exequity, LLP (“Exequity”) as its advisor since 2016.

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Compliance and Quality Committee
The compliance and quality committee, together with the audit committee, assists the Board in its oversight of the Company’s compliance with applicable legal, regulatory, and quality requirements. Whereas the audit committee has oversight over matters of financial compliance (e.g., accounting, auditing, financial reporting, and investor disclosures), as to all other areas of compliance, the compliance and quality committee has oversight responsibility in the first instance. However, the two committees coordinate their review of major compliance matters, including the overall state of compliance, significant legal or regulatory compliance exposures, and material reports or inquiries from regulators. The compliance and quality committee also is responsible for overseeing the Company’s compliance and quality programs and assists the Board in the general oversight of the Company’s quality-related activities, policies, and practices that relate to promoting member health, providing access to cost-effective quality health care, and advancing safety and efficacy for members.
The compliance and quality committee consists of Gov. Carruthers (Chair), Mr. Wolf, and Mr. Zoretic. Mr. Zoretic joined the compliance and quality committee on August 1, 2018. John C. Molina also served as a member of such committee until his resignation from the Board on February 23, 2018.
The Compliance and Quality Committee Charter is available for viewing in the “Investors” section of Molina Healthcare’s website, www.molinahealthcare.com, under the link, “Corporate Governance.”
Information Technology and Cybersecurity Committee
The information technology and cybersecurity committee’s primary duties and responsibilities include but are not limited to the following: (i) enhancing the Board’s understanding and oversight of the systems (policies, controls, and procedure) that management has put in place to identify, manage, and mitigate risks related to cybersecurity, privacy, and disaster recovery, responding to incidents with respect thereto, and protecting critical infrastructure assets; (ii) providing a forum to review, evaluate, monitor, and provide feedback on technology related matters, including strategies, objectives, capabilities, initiatives, and policies; and (iii) performing such other tasks related to the oversight of the Company’s information technology cybersecurity functions as the Board may delegate to the committee from time to time. The committee has retained the services of independent experts to perform an evaluation of the security systems and present its report to the committee.
The information technology and cybersecurity committee consists of Mr. Cooperman (Chair), Mr. Orlando, and Mr. Schapiro, as well as the Company’s chief information officer and the Company’s chief security officer.
The Information Technology and Cybersecurity Committee’s Charter is available for viewing in the “Investors” section of Molina Healthcare’s website, www.molinahealthcare.com, under the link, “Corporate Governance.”
Finance Committee
The finance committee was established on November 7, 2018. The members of the finance committee are Mr. Wolf (Chair), Mr. Orlando, and Mr. Schapiro. The finance committee assists the Board in fulfilling its responsibilities to monitor and oversee the Company’s financial affairs with respect to the Company’s capital structure, investments, and transactions, as well as capital and financing plans, policies, and requirements. Additionally, the finance committee evaluates and approves certain financial proposals, plans, strategies, transactions, and other initiatives as requested by the Board or the Company’s management.
Meetings of the Board of Directors and Committees
During 2018, the Board of Directors met seven (7) times, the audit committee met seven (7) times, the corporate governance and nominating committee met four (4) times, the compensation committee met four (4) times, the compliance and quality committee met four (4) times, the information technology and cybersecurity committee met three (3) times, and the finance committee met two (2) times.
Each director in office as of the 2018 annual meeting of stockholders attended such meeting held on May 2, 2018. Each director, except Mr. Zoretic, attended at least 75% of the total number of meetings of the Board of Directors and the committees of which he or she was a member in 2018. Mr. Zoretic, who was appointed to the Board, the audit committee, and the compliance and quality committee effective August 1, 2018, attended less than 75% of the total number of five meetings of the Board and the committees on which he served in 2018. At the time of joining the Board in August 2018, Mr. Zoretic already had pre-existing commitments that conflicted in time with the Board and committee meetings he was unable to attend. Mr. Zoretic expects to attend all scheduled Board and committee meetings in 2019.

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Non-Employee Director Compensation
2018 Director Compensation
The compensation committee makes recommendations to the Board with respect to the compensation level of directors, and the Board determines the directors’ compensation. During 2018, the Company paid the non-employee directors the following cash compensation:

Non-Executive Director Fee	Non-executive directors received an annual cash retainer in the amount of $100,000.
Non-Executive Chairman of the Board Fee	The non-executive chairman of the Board received an additional annual cash fee of $175,000.
Vice Chair of the Board Fee	The vice-chair of the Board received an additional annual cash fee of $30,000.
Audit Committee Fee	The chairperson of the audit committee received an additional annual cash fee of $27,500, and each member received $15,000.
Corporate Governance and Nominating Committee Fees	The chairperson of the corporate governance and nominating committee received an additional cash fee of $22,500, and each member received $12,500.
Compensation Committee Fees	The chairperson of the compensation committee received an additional cash fee of $22,500, and each member received $12,500.
Compliance and Quality Committee Fees	The chairperson of the compliance and quality committee received an additional cash fee of $22,500, and each member received $12,500.
Information Technology and Cybersecurity Committee Fees	The chairperson of the information technology and cybersecurity committee received an additional cash fee of $11,250, and each member received $6,250.
Finance Committee Fees
The members of the finance committee (including the chairperson) received an additional prorated cash fee based on an annual fee of $15,000 from November 7, 2018, when the finance committee was established.

The Company also reimburses its Board members for travel, food, and lodging expenses incurred in attending Board and committee meetings or performing other services for the Company in their capacities as directors. The Company also compensates its non-employee Board members $1,000 per diem for non-ordinary course Board and committee activity, excluding any educational events.
Directors who are employees of the Company or its subsidiaries do not receive any compensation for their services as directors. Joseph M. Zubretsky, president and chief executive officer, is also a member of the Board.
In addition, to link the financial interests of the non-employee directors to the interests of the stockholders, encourage support of the Company’s long-term goals, and align director compensation to the Company’s performance, each non-employee director is granted an equity award with a total value of $220,000 for 2018-2019. One quarter of that amount, or $55,000 of restricted stock, was granted on the first day of each quarter based on the closing price of the Company’s stock on the grant date. Such equity awards may be rounded up or down to account for fractional shares in the computation.

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2018 Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation	Total
Garrey E. Carruthers, Ph.D.	$135,000	$220,022	$—	$355,022
Daniel Cooperman (2)	$148,547	$220,022	$—	$368,569
Charles Z. Fedak	$127,500	$220,022	$—	$347,522
John C. Molina(3)	$28,125	$54,980	$—	$83,105
Steven J. Orlando	$148,493	$220,022	$—	$368,515
Ronna E. Romney	$155,000	$220,022	$—	$375,022
Richard M. Schapiro	$145,993	$220,022	$—	$366,015
Dale B. Wolf (2)	$302,242	$220,022	$—	$522,264
Richard C. Zoretic (4)	$53,010	$91,420	$—	$144,430

(1)
The amounts reported as Stock Awards reflect the grant date fair value of restricted stock awards under the Company’s 2011 Equity Incentive Plan, in accordance with Accounting Standards Codification Topic 718, “Compensation - Stock Compensation.” The non-employee directors’ compensation program described above provides for an annual equity award valued at $220,000 for each director, or $55,000 per quarter.

The amounts shown represent the aggregate grant date fair value of the awards, using the closing price of our common stock on January 1, 2018 of $76.68, April 1, 2018 of $81.18, July 1, 2018 of $97.94, and October 1, 2018 of $148.14.

(2)	Messrs. Cooperman and Wolf each have fully vested options to purchase 15,000 shares of our stock at an exercise price of $33.02 per share which expire on March 11, 2023.

(3)	Mr. Molina resigned from the Board effective as of February 23, 2018.

(4)	Mr. Zoretic was elected to the Board effective as of August 1, 2018.
2019 Director Compensation
The compensation committee periodically reviews benchmarking assessments of director compensation at comparable companies. Exequity, the compensation committee’s consultant, conducted a benchmarking assessment of director compensation in connection with the 2018 director compensation. Additionally, in 2018, Exequity provided consulting services with respect to the structure and timing of the 2019 director compensation. Exequity is the same compensation consultant that the committee engaged to perform the 2018 and 2019 compensation studies for the named executive officers.
The peer group used in the director compensation study for 2018 was the same peer group used for the 2018 and 2019 executive compensation study and consisted of the following companies:

1. Acadia Healthcare Company, Inc.	8. Humana Inc.
2. Aetna, Inc.	9. Magellan Health, Inc.
3. Anthem, Inc.	10. Tenet Healthcare Corporation
4. Centene Corporation	11. Triple-S Management Corporation
5. Cigna Corporation	12. Universal Health Services, Inc.
6. Community Health Systems, Inc.	13. WellCare Health Plans, Inc.
7. DaVita Inc.
The director compensation study for the 2018 director compensation concluded that the total fees for the directors were moderately above the peer group median. The compensation committee decided to leave the directors’ 2019 compensation unchanged from the 2018 levels, and also decided to leave the structure and timing of the directors’ 2019 compensation unchanged.

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Compensation Consultant Independence
The compensation committee used Exequity as its compensation consultant for the 2019 named executive officers’ study and consulting services regarding directors’ compensation. Exequity is the same compensation consultant that the compensation committee previously used for the 2018 named executive officers’ and directors’ compensation studies. The Company paid Exequity approximately $192,468 for advisory compensation services provided to the Company during 2018. Other than the services provided to the Company by the consulting firm in connection with the compensation study for the named executive officers and consulting services regarding directors’ compensation, the consulting firm does not provide any other services to the Company.
The compensation committee reviewed the independence of its compensation consultant in light of SEC rules and NYSE listing standards, including taking into account the following factors: (1) no other services being provided to the Company by the consulting firm; (2) fees paid by the Company as a percentage of the consulting firm’s total revenue; (3) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (4) any business or personal relationships between the consulting firm and a member of the compensation committee; (5) any Company stock owned by the consulting firm; and (6) any business or personal relationships between the Company’s executive officers and the senior advisor. In light of these considerations, the compensation committee concluded that Exequity’s work for the committee was rendered on a fully independent basis, and involved no conflict of interest.
Information About the Executive Officers of the Company
The following persons were our executive officers at December 31, 2018. One of our directors, Mr. Joseph M. Zubretsky, was also also our chief executive officer during the year ended December 31, 2018. See above on page 9. Executive officers are appointed annually by the Board, subject to the terms of their employment agreements. Only Mr. Zubretsky and Mr. Barlow are parties to employment agreements with the Company.
Mr. Thomas L. Tran, 62, has served as our chief financial officer since June 2018. Mr. Tran has over 35 years of experience in health care. From 2014 to 2018, Mr. Tran was the chief financial officer for Sentry Data Systems. Prior to that, Mr. Tran served as the chief financial officer of WellCare Health Plans, Inc., where he financially managed the company from 2008 to 2014. Mr. Tran also held leadership roles at CareGuide, Uniprise (a principal operating division of UnitedHealth Group), ConnectiCare, Blue Cross & Blue Shield of Massachusetts, and Cigna. Mr. Tran earned his Bachelor’s degree from Seton Hall University and his Master of Business Administration degree from New York University.
Mr. Jeff D. Barlow, 56, has served as our chief legal officer and secretary since 2010. Prior to that, Mr. Barlow had served as vice-president, assistant corporate secretary, and associate general counsel of Molina Healthcare since 2004. As chief legal officer, Mr. Barlow is responsible for setting the overall legal strategy for the Company and its subsidiaries, and for providing legal counsel to senior management and the board of directors. Mr. Barlow has over 29 years of legal experience, including counseling clients regarding federal securities laws, corporate governance, mergers and acquisitions, and litigation. Mr. Barlow graduated from the University of Utah with a Bachelor of Arts degree in 1987 with a minor in Latin. Additionally, Mr. Barlow received his Juris Doctorate degree, cum laude, from the University of Pittsburgh School of Law in 1990, and his Master of Public Health degree from the University of California, Berkeley in 1995.
Mr. James E. Woys, 60, has served as our executive vice president of health plan services since May 2018. Mr. Woys leads health plan support functions that are centralized and regionalized. Mr. Woys has more than 35 years of health care experience. Mr. Woys previously spent 30 years at Health Net, Inc. from 1986 until 2016, where he served as executive vice president, chief financial officer, and chief operating officer, and managed general and administrative expenses across the Medicare, Medicaid, Commercial and Department of Defense and Department of Veterans Affairs operating segments. Mr. Woys also served as Health Net’s president of government and specialty services. Mr. Woys earned his Bachelor’s degree from Arizona State University and his Master of Business Administration degree from Golden Gate University.
Ms. Pamela S. Sedmak, 57, has served as our executive vice president of health plan operations since February 2018. Ms. Sedmak brings more than 25 years of Medicaid managed care leadership experience in operations, strategy, and finance. Most recently, from August 2016 to February 2018 she was a senior adviser at McKinsey & Company, serving clients in the health care services and global corporate finance practice areas. Prior to McKinsey, from 2012 to 2016 she served as president and chief executive officer for Aetna Medicaid/Dual Eligibles. Before Aetna, Ms. Sedmak held C-level leadership positions at Blue Cross and Blue Shield of Minnesota, CareSource, and General Electric. Ms. Sedmak earned her Bachelor’s degree from the University of New Mexico and her Master of Business Administration degree, summa cum laude, from Case Western Reserve University.

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Mr. Mark L. Keim, 53, has served as our executive vice president of strategic planning, corporate development and transformation since January 2018.  Mr. Keim has experience in the managed care and financial services fields. From 2016 to 2018, he served as executive vice president of corporate development and strategy for The Hanover Insurance Group. Prior to The Hanover Insurance Group, Mr. Keim spent six years with Aetna where he led major strategic initiatives. Before Aetna, from 1999 to 2008 he was senior vice president of strategy and business development at GE Capital. Mr. Keim earned his Bachelor’s degree from Lehigh University and a Master of Business Administration degree from the Tuck School of Business at Dartmouth College.
Mr. Maurice S. Hebert, 56, has served as our chief accounting officer since September 2018 and was designated as our principal accounting officer for purposes of the Securities Exchange Act of 1934, as amended, effective as of February 19, 2019. He joined the Company from Tufts Health Plan, where he served as senior vice president of finance from 2016 to 2018. Prior to that, Mr. Hebert served as chief accounting officer at WellCare Health Plans from 2010 to 2016. Mr. Hebert holds a Bachelor of Science in Accounting and Business Administration from Louisiana State University.
Related Party Transactions
The Board has adopted a policy regarding the review, approval, and monitoring of transactions involving the Company and related persons (directors and executive officers or their immediate family members). Such related persons are required to promptly and fully disclose to the Company’s chief legal officer all financial, social, ethical, personal, legal, or other potential conflicts of interest involving the Company. The chief legal officer shall confer as necessary with the chairman of the Board and/or with the Company’s corporate governance and nominating committee regarding the facts of the matter and the appropriate resolution of any conflict of interest situation in the best interests of the Company, including potential removal of the related person from a position of decision-making or operational authority with respect to the conflict situation, or other more significant steps depending upon the nature of the conflict.
Related persons transactions that are identified as such prior to the consummation or amendment are consummated or amended only if (i) with respect to executive officers of the Company, the corporate governance and nominating committee approves or ratifies such transaction in accordance with the policy, and (ii) with respect to directors of the Company, the full Board approves or ratifies such transaction in accordance with the policy. At least annually the corporate governance and nominating committee reviews any previously approved or ratified related person transactions. Based on all relevant facts and circumstances, taking into consideration the Company’s contractual obligations, the Board or the committee as appropriate determines if it is in the best interests of the Company and its stockholders to continue, modify, or terminate the related person transaction.
During 2018 the Company did not have any related party transactions.

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Proposal 2 - Advisory Vote on the Compensation of our Named Executive Officers
The Dodd-Frank Wall Street Reform and Consumer Protection Act, or simply the Dodd-Frank Act, requires that public companies give their stockholders the opportunity to vote on say-on-pay proposals. The SEC adopted rules to implement the provisions of the Dodd-Frank Act relating to stockholder votes on executive compensation (including say-on-pay and say-when-on-pay proposals). At our 2018 annual meeting of stockholders, our stockholders approved, on an advisory basis, the conducting of an advisory vote on the compensation of our named executive officers every year. Our stockholders last approved, on an advisory basis, the Company’s executive compensation in 2018. Thus, pursuant to Section 14A of the Securities of 1934, as amended, we are again holding in 2019 an advisory vote on the Company’s executive compensation, as described in this proxy statement.
You are voting on a proposal, commonly known as a “say-on-pay” proposal, which gives our stockholders the opportunity to endorse or not endorse our executive officer pay program and policies through the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the CD&A, compensation tables, and narrative discussion, is hereby APPROVED.”
We urge you to consider the various factors regarding compensation matters as discussed in the Compensation Discussion and Analysis section of this proxy statement.
As mentioned earlier in this proxy statement under the caption “About Molina Healthcare-2018 Management and Board Changes”, in 2017 and 2018 our management was almost completely restructured, with only one named executive officer remaining from the prior management. We believe such management changes were in the best interests of our stockholders, as reflected by the Company’s 2018 financial results. In order for the Company to attract such talented and experienced management, our compensation policies needed to be competitive.
As discussed at length in the CD&A, we believe that our executive compensation program is reasonable, competitive, and strongly focused on pay for performance principles. We emphasize compensation opportunities that reward our executives when they deliver targeted financial results. The compensation of our named executive officers varies depending upon the achievement of pre-established performance goals, both individual and corporate. Through stock ownership requirements and equity incentives, we also align the interests of our executives with those of our stockholders and the long-term interests of the Company. Our executive compensation policies have enabled us to attract and retain talented and experienced senior executives. We believe that the compensation program for our named executive officers is appropriate and aligned with the Company’s financial results and position for growth in future years.
Because your vote is advisory, it will not be binding upon the Board of Directors. However, our Board of Directors values the opinions that our stockholders express in their votes and will take into account the outcome of the vote when considering future executive compensation arrangements as it deems appropriate.

✓	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

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Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) describes and explains the elements of the compensation paid to our named executive officers for 2018. In addition, this CD&A describes the objectives of the Company’s compensation programs, including what each program is designed to reward, and why the Company chose to pay or not to pay a particular compensation element.
The compensation committee of the Board of Directors has primary responsibility for overseeing and reviewing the design and structure of the Company’s compensation programs. The compensation committee is directly responsible for evaluating the performance of, and determining the compensation paid to, our chief executive officer. The compensation committee also reviews and approves the compensation paid to our other named executive officers as recommended by the chief executive officer, taking into consideration: (a) pre-established performance goals and objectives, (b) the Company’s performance, (c) strategic leadership in furtherance of the Company’s long term strategies, (d) market comparables of an appropriate peer group, and (e) the Company’s overall compensation objectives and policy.
This CD&A is focused on the compensation paid for 2018 to our following current and former key executives. Collectively, the executive officers listed above were our “named executive officers” in 2018.

•	Joseph M. Zubretsky, president and chief executive officer;

•	Thomas L. Tran, chief financial officer;

•	Jeff D. Barlow, chief legal officer and secretary;

•	Pamela S. Sedmak, executive vice president of health plan operations;

•	Mark L. Keim, executive vice president of strategic planning and corporate development; and

•	Joseph W. White, former chief financial officer.
Following the significant change in our senior management in 2017, which resulted in substantial severance payments to our former chief executive officer and chief financial officer due to the terms of the founder-executives’ employment agreements, and after considering the feedback from our stockholders with regards to our compensation program, we responded by making several simplifying changes to our 2018 compensation program (which we maintained for our 2019 compensation program). We simplified the compensation program by reducing the number of performance metrics in our incentive plans and recalibrated target total compensation opportunities for our executives such that these are positioned more closely to median target total compensation opportunities among relevant peer executives (see “The Company’s Compensation Philosophy” below). Additionally, we made our disclosure more transparent by more clearly delineating the difference between compensation opportunities and the amounts actually paid to our named executive officers.
Results of the May 2018 “Say On Pay” Vote
At our 2017 annual stockholders’ meeting, the Company’s stockholders approved an annual advisory “say-on-pay” vote. The compensation committee monitors the results of the Company’s annual advisory “say-on-pay” proposal and considers such results as one of many factors in connection with the discharge of its responsibilities.
At our 2018 annual stockholders’ meeting, 47.7% of shares voted to approve our say-on-pay proposal and 45.9% of shares voted against our say-on-pay proposal (“2018 Say-on-Pay Vote”). We believe the low level of support for our proposal related, in part, to the unfavorable vote recommendations of the two proxy advisory firms, Institutional Shareholder Services (“ISS”) and Glass, Lewis & Co. (“Glass Lewis”). In opposing our say-on-pay proposal, both ISS and Glass Lewis focused principally on the significant severance payments that had been made to our founders, Joseph M. Molina and John C. Molina, including the acceleration of their performance-based equity awards, in connection with the termination of their employment on May 2, 2017. These substantial severance payments were made during a year in which we reported a net loss of $9.07 per share, thereby creating a wide disparity between 2017 pay and performance.
On April 25, 2018, the Company had filed a supplement to our 2018 proxy statement, pointing out in relevant part:

•	Joseph M. Molina and John C. Molina were terminated by the Board of Directors specifically because of the Company’s poor financial performance;

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•	The severance payments triggered by the terminations were dictated by the terms of the founder-executives’ employment agreements, and were therefore contractual and non-discretionary;

•
The severance rights triggered in 2017 were put into place in 2002 prior to the Company’s initial public offering, and were not the product of any action by the members of the compensation committee; and

•
The Board and the compensation committee acted in the best interests of the Company and our stockholders by terminating Joseph M. Molina and John C. Molina, notwithstanding the significant severance payments incidentally triggered thereby, a decision which the Board and the compensation committee believe was validated by the Company’s subsequent financial results and stock price performance.

The compensation committee in all respects adheres to a rigorous pay-for-performance philosophy, and we believe that Glass Lewis’ and ISS’ conclusion that the compensation committee engaged in poor pay-for-performance practices based on the unique and one-time circumstances presented by the termination of founder-executives as had occurred in 2017 was overly formulaic, and actually contrary to the dictates of sound corporate governance practices.
Nevertheless, the Board and the compensation committee gave the 2018 Say-on-Pay Vote result serious consideration, and the Company took active steps to reach out to stockholders to discuss the Company’s compensation program and obtain feedback from stockholders. After the 2018 Say-on-Pay Vote, the Company reached out to twelve institutional stockholders holding approximately 63% of our outstanding common shares at the time of the outreach, and requested to engage with them regarding the 2018 Say-on-Pay Vote results. Of those stockholders we approached, only eight of the institutional stockholders holding approximately 51% of our outstanding common shares accepted our invitation and agreed to have a conference call with us. The Company's management team, consisting of our president, Mr. Zubretsky, our chief legal officer, Mr. Barlow, and our associate vice president of investor relations, Mr. Ryan Kubota, participated in these stockholder calls and engaged with these stockholders on our 2018 Say-on-Pay Vote to seek to better understand these stockholders’ concerns and views of our compensation program. Mr. Dale B. Wolf, the Board’s chairman, and Mr. Dick Schapiro, the compensation committee’s chairman, also participated on a select portion of these calls, as requested by stockholders. During these calls with the stockholders, we discussed business strategy, executive compensation, and corporate governance. As a result of our engagement activities, we strengthened our relationships with such stockholders by receiving candid, constructive feedback that we shared with the compensation committee and the Board.
Even prior to the 2018 Say-on-Pay Vote, the compensation committee had already acted to recalibrate the 2018 compensation program to institute incentive compensation features that provide a proper measure of accountability and reward, and correlate incentive compensation with the achievement of our long-term strategic objectives. Starting with the 2018 compensation program, the compensation committee continued to revise the Company’s compensation philosophy. For the 2018 and 2019 compensation programs, rather than targeting compensation between the median and 75th percentile relative to peer executives, we have targeted compensation at or near the median, with actual compensation positioned below median when performance is below target, and closer to or even above 75th percentile when performance is strong. We believe that this approach is more consistent with our overarching pay-for-performance philosophy. Additionally, for the 2018 and 2019 compensation programs, the compensation committee also simplified the compensation program with fewer performance metrics. The 2018 and 2019 short-term performance-based cash bonus awards to the named executive officers are based 70% on the Company’s pre-tax income for the respective year, and 30% are based on the compensation committee’s evaluation of each named executive officer’s individual achievement on a wide variety of factors closely aligned with the chief executive officer’s goals and objectives. The 2018 and 2019 long-term equity-based incentive compensation awards to the named executive officers were 60% in the form of performance stock units (“PSUs”) subject to vesting on the Company’s cumulative net income over a three year period, and 40% in the form of restricted stock subject to vesting over a three-year period, in equal one-third increments on each anniversary of the grant date.
Based on the additional feedback received from stockholders as part of the stockholders outreach conducted in 2018-2019, the compensation committee determined to maintain its compensation philosophy unchanged and to continue the reduced complexity of the compensation program adopted for 2019, with performance metrics which the compensation committee believes aligns with the stockholders’ interests. Additionally, the Company did not enter into any employment agreements with any of the new named executive officers who joined the Company in 2018. The only employment agreements with named executive officers are those entered prior to 2018 with Mr. Zubretsky (the Company’s president and chief executive officer) and Mr. Barlow (the Company’s chief legal officer), and such agreements do not have acceleration of performance-based equity awards in the event of termination of employment without cause as the former founder-executives had in their employment agreements.

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Other matters that were raised by stockholders during the discussions with the Company were Board diversity and declassification of the Board. The Board was responsive and addressed such matters by nominating a new director who the Board believes is adding to the Board’s diversity, and by submitting to the stockholders in this proxy statement a proposal for the declassification of the Board.
The compensation committee will continue to take into consideration the outcome of the Company’s say-on-pay votes when making future compensation decisions for the named executive officers. Further, the Company will continue to focus on aligning executive pay with building stockholder value and the achievement of short-term and long-term financial and strategic objectives.
Compensation Best Practices

What We Do	What We Don’t Do
Maintain stock ownership guidelines for directors and executive officers. In early 2018, such guidelines were revised to increase the ownership holdings to four (4) times the annual cash retainer for directors.
No guaranteed bonuses.
Have an incentive compensation clawback policy.	No gross-ups on excise taxes.
Enforce restrictions on “pledges” of shares of Company stock by directors and executive officers.	Do not grant discounted stock options.
Restrict hedging transactions by directors and executive officers.	Do not permit repricing of stock options without stockholder approval.
Engage an independent compensation consultant.	Do not provide above-market earnings on deferred compensation.
Provide very limited perquisites.
Provide for director equity award limits in our equity incentive plan.
Achievement of 2018 Pay-for-Performance Metrics
We believe that 2018 was a successful year for the Company from many perspectives, including in terms of financial results achieved, execution of the strategic goals of the Company, and recruitment of a new management team. We have embarked on a deliberate turn-around strategy aimed at margin recovery and sustainability, pursuit of targeted growth opportunities, enhancement of our talent and culture to align with our strategic initiatives, and development of the future capabilities needed to address the evolving healthcare environment. We believe that management has demonstrated the effectiveness of this strategy by its accomplishments in 2018, which have included, among others:

•	Improving the efficiency of our administrative cost profile;

•	Strengthening our balance sheet by reducing our outstanding indebtedness;

•	Revamping the contract procurement process;

•	Realigning management incentive programs with our strategic objectives;

•	Divesting non-core businesses; and

•	Producing strong financial results, which have exceeded our initial and revised guidance and expectations.
Given the successful results that the management team delivered to our stockholders in 2018, combined with the alignment between performance and compensation, the named executives were paid at the maximum level of 200% of target under the Company’s short-term cash incentive bonus program for 2018, which consisted 70% of a pre-tax income measure and 30% of a bonus based on the Committee’s evaluation of each executive's individual performance.
The Company’s Compensation Philosophy
Compensation Philosophy. The Company endeavors to pay our management team competitively within the marketplace in a manner that would ensure personnel are properly motivated to increase profitability and stockholder value. To that end, consistent with our overarching pay-for-performance philosophy, we are targeting total compensation opportunities for the Company’s executives at or near the median relative to peer executives, with actual compensation positioned below median when performance is below targeted performance standards, and closer to or above the 75th percentile of our peer group when performance is strong.

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Our strategy in setting the 2018 executive compensation was to pay our named executive officers base salaries at competitive market rates as determined by peer group comparisons, and to use the majority of both short-term and long-term incentive compensation to pay for actual financial performance by the named executive officers. In designing performance and equity compensation vesting metrics for both our 2018 short-term cash bonus and long-term equity based incentive compensation programs, the compensation committee focused on the single-year achievement of pre-tax income for our short-term cash bonus program, which constituted 70% of the short-term cash bonus plan, and cumulative net income over three years for our long-term equity based incentive plan, as well as other elements of our strategic plan. The remaining 30% portion of the short-term cash bonus for each named executive officer was based upon the committee’s consideration of the individual achievement of a wide variety of factors closely aligned with the chief executive officer’s goals and objectives.
Elements of Compensation
Primary Elements of Compensation. The Company’s compensation program consists of three primary elements: (i) base salary; (ii) annual short-term performance-based cash bonus awards; and (iii) long-term incentive compensation, including both a performance-based vesting component and a time-based vesting component. Additional compensation elements include various benefit plans, such as a 401(k) and deferred compensation plan, and severance and change in control benefits. In certain special instances, such as in the case of the recruitment of senior executives, the Company may be willing to offer a sign-on bonus and/or a substitutive equity award.
Retirement Plans. The Company does not maintain a retirement pension plan. However, the named executive officers are eligible to participate in the Molina 401(k) Salary Savings Plan. The purpose of this program is to provide all Molina Healthcare employees with tax-advantaged savings opportunities and income after retirement. Eligible pay under the plans is limited to Internal Revenue Code annual limits. The Company makes a dollar-for-dollar match on the first four percent (4%) of salary electively deferred under the 401(k) Plan by all participants.
Deferred Compensation Plan. The Company has established an unfunded non-qualified deferred compensation plan for certain key employees, including the named executive officers. Under the deferred compensation plan, eligible participants can defer up to 100% of their base salary and up to100% of their bonus to provide for tax-deferred growth. Eligible participants under the deferral program may select from approximately fifteen investment options representing a broad array of asset classes and spectrum of risk profiles.
Employee Stock Purchase Plan. The named executive officers are eligible to participate in the Company’s Employee Stock Purchase Plan on an equal basis with all other employees. The Employee Stock Purchase Plan allows eligible employees to purchase from the Company shares of its common stock at a 15% discount to the market price during the successive six-month offering periods under the plan.
Health and Insurance Benefits. With limited exceptions, the Company supports providing benefits to named executive officers that are substantially the same as those offered to salaried employees generally. The named executive officers are eligible to participate in Company-sponsored benefit programs on the same terms and conditions as those made available to salaried employees generally. Basic health benefits, life insurance, disability benefits, and similar programs are provided to ensure that employees have access to healthcare and income protection for themselves and their family members.
Severance and Change in Control Benefits. We have entered into employment agreements with two of our named executive officers pursuant to which they are eligible under certain circumstances for severance and change in control benefits. The severance and change in control payments and benefits provided under the employment agreements are independent of other elements of compensation. Additionally, the named executive officers are eligible for certain benefits provided for in the event of termination of employment within twenty-four (24) months of a change in control under the Company’s Amended and Restated Change in Control Severance Plan established for employees of the Company with positions of vice-presidents and above. A description of the material terms of our severance and change in control arrangements can be found later in this proxy statement under “Potential Payments Upon Change in Control or Termination.” The compensation committee believes that severance and change in control benefits are necessary to attract and retain senior management talent. Our agreements are designed to attract key employees, preserve executive morale and productivity, and encourage retention in the face of the potentially disruptive impact of an actual or potential change in control. We believe these benefits allow executives to assess potential takeover bids objectively without regard to the potential impact on their own job security.

Molina Healthcare, Inc. 2018 Proxy Statement | 32

Executive Pay Study for 2018
To evaluate the compensation levels of the Company’s named executive officers in relation to the compensation levels of executives employed by the Company’s industry peers, the compensation committee engaged Exequity, a compensation advisory services firm, to conduct a total compensation study with respect to the Company’s named executive officers for 2018 (the “2018 Compensation Study”). Exequity reports directly and exclusively to the compensation committee with respect to executive compensation matters.
In the 2018 Compensation Study, Exequity used a 13-company peer group consisting of eight publicly traded managed care companies and five managed care facilities companies, as follows:

1. Acadia Healthcare Company, Inc.	8. Humana Inc.
2. Aetna, Inc.	9. Magellan Health, Inc.
3. Anthem, Inc.	10. Tenet Healthcare Corporation
4. Centene Corporation	11. Triple-S Management Corporation
5. Cigna Corporation	12. Universal Health Services, Inc.
6. Community Health Systems, Inc.	13. WellCare Health Plans, Inc.
7. DaVita Inc.
Of the 13-company peer group used in the 2018 Compensation Study, ten companies were also used in the 2017 executive officers’ compensation study that Exequity had performed for the Company. Acadia Healthcare Company, Inc., Aetna, Inc., and Anthem, Inc. were added to the 2018 study, and Team Health Holdings, Inc., and Universal American Corp. were not included in the 2018 Compensation Study because they are no longer publicly-traded companies and thus no longer met the established selection criteria. The 2018 Compensation Study concluded that the target total compensation for the Company’s named executive officers in the aggregate was close to peer median benchmarks and this relative positioning is reasonably consistent across all elements of pay.
The compensation committee set the following 2018 bonus opportunity levels for the named executive officers:

Named Executive Officer	2018 Bonus Opportunity (% of Base Salary)
Joseph M. Zubretsky
President and Chief Executive Officer	150%
Thomas L. Tran
Chief Financial Officer	100%
Jeff D. Barlow
Chief Legal Officer and Secretary	100%
Pamela S. Sedmak
Executive Vice President of Health Plan Operations	70%
Mark L. Keim
Executive Vice President of Strategic Planning and Corporate Development	70%
Joseph W. White
Former Chief Financial Officer	100%
Additionally, 60% of the 2018 equity compensation was made subject to the Company’s cumulative net income over the three years of 2018, 2019, and 2020, which metric aligns the long-term incentive awards of the named executive officers with our three-year strategic plan and stated business goal of sustained margin recovery.

Molina Healthcare, Inc. 2018 Proxy Statement | 33

Base Salary
The objective of base salary is to reflect the executive’s fundamental job responsibilities. The base salary of our named executive officers is the only element of their compensation that is fixed and predetermined. In 2018, the named executive officers were paid competitive base salaries determined by the evaluation of several factors, including the base salary levels of corresponding officers at peer companies as determined based on the 2018 Compensation Study, critical skills, job history, and unique roles or abilities of the executive. The 2018 and 2017 base salaries for the current named executive officers, as well as the changes in such base salaries from the 2017 to the 2018 levels, are reflected in the table below.

	Base Salary
Named Executive Officer	2018	2017	Change ($)	Change (%)
Joseph M. Zubretsky, President and Chief Executive Officer	$1,300,000	$1,300,000	—	—
Thomas L. Tran, Chief Financial Officer	$700,000	N/A	N/A	N/A
Jeff D. Barlow, Chief Legal Officer and Secretary	$600,000	$550,000	$50,000	9.09%
Pamela S. Sedmak, Executive Vice President of Health Plan Operations(1)	$750,000	N/A	N/A	N/A
Mark L. Keim, Executive Vice President of Strategic Planning and Corporate Development(2)	$600,000	N/A	N/A	N/A
Joseph W. White, Former Chief Financial Officer(3)	$650,000	$650,000	—	—
(1) The compensation committee approved an increase to Ms. Sedmak’s base salary from $700,000 to $750,000 effective as of September 1, 2018.
(2) The compensation committee approved an increase in Mr. Keim’s base salary from $550,000 to $600,000 effective as of September 1, 2018.
(3) Mr. White retired from the Company on June 6, 2018.
Annual Short-Term Performance-Based Cash Bonus Awards
Our compensation program provides for an annual cash bonus that is entirely performance linked. The objective of the program is to compensate executives based on the achievement of specific and objective annual goals that are intended to correlate closely with the growth of stockholder value.
In February 2018, the compensation committee established short-term cash bonus opportunity levels and measures for the named executive officers as follows:

Named Executive Officer	2018 Target Cash Bonus Opportunity (% of Base Salary)
Joseph M. Zubretsky
President and Chief Executive Officer	150%
Thomas L. Tran (1)
Chief Financial Officer	100%
Jeff D. Barlow
Chief Legal Officer and Secretary	100%
Pamela S. Sedmak
Executive Vice President of Health Plan Operations	70%
Mark L. Keim
Executive Vice President of Strategic Planning and Corporate Development	70%
Joseph W. White
Former Chief Financial Officer	100%

(1)	Mr. Tran’s bonus is subject to proration based on his June 2018 start date.

Molina Healthcare, Inc. 2018 Proxy Statement | 34

The 2018 bonus performance measures for the named executive officers were based 70% on a fiscal year 2018 pre-tax income, and 30% on the compensation committee’s evaluation of each executive’s individual performance, as follows:

•
70% of the bonus opportunity was based on the Company’s pre-tax income achievement in 2018. On February 12, 2018, the Company had issued fiscal year 2018 net income guidance of $3.00 to $3.25 per share, representing 2018 pre-tax income of between $355 million and $400 million. The compensation committee established as a target short-term incentive bonus a pre-tax income amount well in excess of the top-end of the range of 2018 guidance, with a maximum payout established approximately 30% above the Company’s preliminary 2018 guidance.

•
30% of the bonus opportunity was subject to the compensation committee's evaluation of each executive's individual performance, and was based upon consideration by the committee of a wide variety of factors closely aligned with the chief executive officer’s goals and objectives, including, but not limited to, such factors as: (1) performance and operational improvements; (2) talent identification and succession planning; (3) financial planning and capital management; (4) development of a long term strategic plan; and miscellaneous other factors as may be identified by the compensation committee in the exercise of its discretion. As with the pre-tax income metric, payment of the individual performance bonus was capped at the 200% level.

Because the Company achieved 2018 pre-tax income of $999 million on a GAAP basis, or $10.61 per diluted share, the Company’s 2018 achievement corresponded with performance well above the maximum targets, which were capped at the 200% of target level. Additionally, the compensation committee awarded each named executive officer 200% of his or her 30% bonus element that was attributable to individual performance, to recognize contributions in driving tremendous operational and stock price performance. As result, the named executive officers received the total 2018 short-term cash bonuses reflected in the table below.
The following table sets forth the fiscal year 2018 base salary levels for the named executive officers, along with the bonus opportunity amounts at the target level (100%) and at the maximum level (200% of target), and the total cash bonus paid.

Named Executive Officer	Base Salary	Target Bonus Opportunity (% of Base Salary)	Total Target Bonus Opportunity (100%)	Maximum Bonus Opportunity (200%)	Bonus Paid
Joseph M. Zubretsky
President and Chief Executive Officer	$1,300,000	150%	$1,950,000	$3,900,000	$3,900,000
Thomas L. Tran(1)
Chief Financial Officer	$700,000	100%	$466,667	$933,333	$933,333
Jeff D. Barlow
Chief Legal Officer and Secretary	$600,000	100%	$600,000	$1,200,000	$1,200,000
Pamela S. Sedmak(2)
Executive Vice President of Health Plan Operations	$750,000	70%	$455,000	$910,000	$910,000
Mark L. Keim(4)
Executive Vice President of Strategic Planning and Corporate Development	$600,000	70%	$373,333	$746,667	$746,667
Joseph W. White(5)
Former Chief Financial Officer	$650,000	100%	$455,000	$910,000	$—
(1) Mr. Tran’s bonus opportunity level amounts and the cash bonus were prorated based on his start date of May 24, 2018.
(2) The compensation committee approved an increase to Ms. Sedmak’s base salary from $700,000 to $750,000 effective as of September 1, 2018. The bonus opportunity level amounts and the cash bonus paid were prorated based on such increase.
(4) The compensation committee approved an increase in Mr. Keim’s base salary from $550,000 to $600,000 effective as of September 1, 2018. The bonus opportunity level amounts and the cash bonus paid were prorated based on such increase.
(5) Mr. White retired from the Company on June 6, 2018.

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Long-Term Equity-Based Incentive Compensation Awards
In 2018 the named executive officers were granted long-term incentive awards in the form of PSUs and restricted stock, with the actual PSUs and share numbers being determined by using the closing price of the Company’s common stock as of the respective grant dates, which were March 1, 2018 for the named executive officers employed on that date and the respective employment start date for those named executive officers who were employed subsequent to March 1, 2018.
A detailed schedule of the equity-based awards granted to each of the named executive officers is set forth in the table below.

	Performance Stock Units		Restricted Stock Awards
Named Executive Officer	PSUs (#)	PSUs ($)	RSAs Total (#)	RSAs Total ($)	Total (#)	Total ($)
Joseph M. Zubretsky(1)	83,472	$5,999,967	55,648	$3,999,978	139,120	9,999,945
Thomas L. Tran(2)	14,237	$1,200,037	9,491	$799,996	23,728	2,000,033
Jeff D. Barlow(3)	12,521	$900,009	22,259	$1,599,977	34,780	2,499,986
Pamela S. Sedmak	6,260	$449,969	4,174	$300,027	10,434	749,996
Mark L. Keim(4)	6,260	$449,969	4,174	$300,027	10,434	749,996
Joseph W. White(5)	26,433	$1,900,004	—	$—	26,433	1,900,004
(1) The restricted stock is subject to vesting in equal one-third increments over three years from the grant date, on each of March 1, 2019, March 1, 2020, and March 1, 2021.
(2) The long-term incentive award was made effective as of Mr. Tran’s employment start date of May 24, 2018, in the form of PSUs and restricted stock, with the actual PSUs. Mr. Tran’s restricted stock is subject to vesting in equal one-third increments over three years from the grant date, on each of May 24, 2019, May 24, 2020, and May 24, 2021.
(3) Effective as of March 1, 2018, in addition to the 2018 annual $1,500,000 equity-based compensation, the compensation committee also awarded Mr. Barlow a restricted stock award of 13,912 shares (or $1,000,000 based on the closing price of the Company’s common stock as of the March 1, 2018 grant date). Such incremental award was conveyed to Mr. Barlow to recognize his superior performance and key role in providing stability during a critical transition period. The award is subject to vesting in equal one-third increments over three years, on each of March 1, 2019, March 1, 2020, and March 1, 2021. Such additional award is included in the table.
(4) On January 10, 2018, Mr. Keim was also granted a restricted stock award of 11,756 shares of the Company’s common stock as a sign-on bonus for joining the Company, which is not included in the number of shares of the restricted stock award reflected in the table. Such sign-on bonus restricted stock award was made subject to vesting in one-fourth increments over four years from the grant date, on each of January 10, 2019, January 10, 2020, January 10, 2021, and January 10, 2022.
(5) Mr. White’s long-term incentive award consisted entirely of PSUs. Mr. White retired from the Company on June 6, 2018 prior to the vesting of any of these PSUs, and as a result, his entire long-term incentive award was forfeited.
Sixty percent (60%) of the long-term equity-based incentive compensation awards conveyed to each named executive officer in 2018 was based on the Company's cumulative net income over the three fiscal years of 2018, 2019, and 2020 to align the financial interests of our named executive officers with the long-term financial interests of our stockholders. If the long-term performance metric is not achieved at the threshold level, the equity-based compensation does not vest, and the compensation is not realized by the executive officers.
The compensation committee determined that, with the exception of Mr. White’s award, 60% of the long-term incentive award to the named executive officers shall be in the form of PSUs. The vesting of the PSUs is based entirely on the achievement of a single financial metric: the Company’s cumulative net income over the three fiscal years of 2018, 2019, and 2020. This single cumulative three-year metric aligns the long-term incentive awards of the both the chief executive officer and the named executive officers with our three-year strategic plan and stated business goal of sustained margin recovery. As of March 1, 2018, we believed it would be marginally difficult for the Company to achieve the threshold cumulative net income level, which would result in vesting at the 50% level. If that threshold cumulative net income level is not achieved, no PSUs shall vest. As of March 1, 2018, we believed it would be difficult but achievable to reach the target cumulative net income level, which would result in vesting at the 100% level. Further, as of March 1, 2018, given the issues related to re-contracting in Florida and New Mexico, and the many challenges and obstacles that had to be overcome in order to improve margins, we believed it would be possible but not probable to achieve the maximum cumulative net income level, which would result in vesting at the 200% level, which represents the cap on achievement. Achievement falling within the threshold level and the maximum level will be interpolated linearly to determine the appropriate PSUs payout. The PSUs will be settled by

Molina Healthcare, Inc. 2018 Proxy Statement | 36

the issuance of shares of common stock of the Company equal to the number of PSUs as described herein. Any payout of the PSUs, if achieved, will occur when we report 2020 net income in early 2021, and are able to calculate the three-year cumulative net income for this metric.
The compensation committee determined that, with the exception of Mr. White’s award, the balance of 40% of the total long-term incentive awards to the named executive officers shall be in the form of time-vested restricted stock awards (“RSAs”). These awards are subject to vesting in equal one-third increments over three years from the grant date as indicated in the table below.
2016-2017 Long-Term Incentive Awards Achievement Status
As part of the 2017 long-term incentive award to Mr. Barlow, 3,948 PSUs granted to Mr. Barlow were subject to vesting based on net profit margin in fiscal year 2018 of at least 1.0%, with full achievement at 1.5% net profit margin resulting in 200% vesting of the PSU grant. This performance metric was fully achieved in 2018 and the PSUs vested on March 1, 2019 at the 200% vesting level, resulting in settlement of the PSUs subject to this element into 7,896 shares of the Company’s common stock. Additionally, 2,632 of the PSUs granted to Mr. Barlow in 2017 that were allocated to expansion/growth of the Company, vested on March 1, 2019, as result of the Company’s wholly owned subsidiary, Molina Healthcare of Mississippi, Inc., winning a new request for proposal in Mississippi for the Children’s Health Insurance Program, which represented the first such achievement of this metric (meaning the fourth such achievement after 2016). Further, in 2016, a portion of Mr. Barlow’s long-term incentive award was related to the achievement of a net profit margin in fiscal year 2018 of at least 1.5%, with full achievement resulting in 100% of the grant. This performance metric was fully achieved in 2018, resulting in vesting of 3,132 shares of the Company’s common stock on March 7, 2019.
Stock Ownership Guidelines for Named Executive Officers
The Board of Directors believes that executive officers should own and hold a reasonable number of shares of common stock of the Company to further align such officers’ interests and actions with those of the Company’s stockholders, and also to demonstrate confidence in the long-term prospects of the Company. The Company’s guidelines with respect to stock ownership by executive officers provide that executive officers of the Company shall own the minimum number of shares of the Company’s common stock with such value listed next to each such officer’s title below, calculated as a multiple of annual base salary.

Executive Officer	Value of Shares
Chief Executive Officer	5X Annual Base Salary
Chief Financial Officer	4X Annual Base Salary
Chief Operating Officer	3X Annual Base Salary
Other Named Executive Officers	2X Annual Base Salary
The value of an executive officer’s holdings is based on the average closing price of a share of the Company’s stock for the previous calendar year. Shares that satisfy these guidelines may be those owned directly, through a trust, or by a spouse or child, and include shares purchased on the open market, vested or unvested shares of restricted stock, or exercised and retained option shares. Unexercised options and equity securities that are pledged are not counted toward the executive officer ownership requirements. Until an executive officer’s stock ownership requirement is met, the executive officer must retain at least 50% of all “net settled shares” (as defined above under “Stock Ownership Guidelines for Directors”) received from the vesting, delivery or exercise of equity awards granted under our equity award plans until the total value of all shares held equals or exceeds the executive officer’s applicable ownership threshold.
Executive officers are expected to achieve the recommended ownership guidelines within five (5) years of assuming their positions. Once achieved, ownership of the guideline amount must be maintained for as long as the individual is subject to these guidelines. In addition, there may be certain instances where these guidelines would place an undue hardship on an executive officer. The compensation committee may therefore make exceptions to these guidelines as it deems appropriate.
Each of the named executive officers of the Company satisfied the stock ownership guidelines as of December 31, 2018, except Thomas L. Tran and Pamela S. Sedmak, whose employment with the Company started in 2018 and who pursuant to the guidelines have five (5) years from the start of his and her employment to comply with the policy.

Molina Healthcare, Inc. 2018 Proxy Statement | 37

Clawback Policy
The Company has a Clawback Policy addressing the recovery by the Company of incentive-based compensation from current and former executives of the Company, in the event of any accounting restatement due to material noncompliance by the Company with any financial reporting requirement under the applicable securities laws (“Accounting Restatement”). According to the Clawback Policy, in the event of an Accounting Restatement, the Company will use reasonable efforts to recover from any current or former executive officer of the Company, who received incentive-based compensation from the Company during the three (3)-year period preceding the date on which the Company is required to prepare an Accounting Restatement, based on the erroneous data, the excess of what would have been paid to the executive officer under the Accounting Restatement. In addition, the Clawback Policy further provides that the Company will use reasonable efforts to recover from current and former executive officers, up to 100% (as determined by the Board or a duly established committee of the Board in its sole discretion as appropriate based on the conduct involved) of such incentive-based compensation from the Company during the three (3)-year period preceding the date on which the Company is required to prepare an Accounting Restatement, if the Board or a committee thereof, in its sole discretion, determines that an executive officer’s act or omission that contributed to the circumstances requiring the Accounting Restatement involved: (i) willful, knowing or intentional misconduct or a willful, knowing or intentional violation of any of the Company’s rules or any applicable legal or regulatory requirements in the course of the executive officer’s employment by, or otherwise in connection with, the Company or (ii) fraud in the course of the executive officer’s employment by, or otherwise in connection with, the Company.
Restrictions on Pledges of Shares by Directors and Executive Officers
The Company’s insider trading policy prohibits our directors and executive officers from, directly or indirectly, pledging a significant number of shares of the Company’s common stock. For these purposes, “pledging” includes the intentional creation of any form of pledge, security interest, deposit, or lien, including the holding of shares in a margin account, that entitles a third-party to foreclose against, or otherwise sell, any shares, whether with or without notice, consent, or default. “Significant” means the least of: (i) 1% of the Company’s total outstanding shares of common stock; (ii) 20% of the common stock of the Company then held by the executive officer or director; and (iii) 50% of the Company’s average daily trading volume for the three months prior to the pledge date.
The shares of common stock attributable to a director or executive officer for these purposes include shares attributable to the director or executive officer under either Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended. Further, any shares that are pledged shall not be counted toward the executive officer or director stock ownership requirements.
As of the date of this proxy statement, none of the directors and executive officers of the Company had any pledge of shares of the Company’s common stock.
Hedging Restrictions
As part of the Company’s insider trading policy, directors, executive officers (including the named executive officers), and vice presidents of the Company or subsidiary executive officers (collectively, “Controlling Insiders”) are prohibited from engaging in “hedging” with respect to the Company’s securities. For these purposes, “hedging” includes any instrument or transaction, including put options and forward-sale contracts, through which a Controlling Insider offsets or reduces exposure to the risk of price fluctuations in a corresponding equity security. Speculative trading, short-swing trading, or short selling of stock of the Company by Controlling Insiders is expressly prohibited at all times, as is the buying or selling of any publicly traded option on stock of the Company and the establishment or use of margin accounts with a broker-dealer for the purpose of buying or selling stock of the Company.

Molina Healthcare, Inc. 2018 Proxy Statement | 38

Compensation Committee Report
The compensation committee has reviewed and discussed the CD&A with the members of management of the Company. Based on its review and discussions, the compensation committee recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated by reference into the Form 10-K.

Compensation Committee
Richard M. Schapiro, Chairman
Charles Z. Fedak
Steven J. Orlando
Ronna E. Romney

March 12, 2019

Molina Healthcare, Inc. 2018 Proxy Statement | 39

Compensation Tables
2018 Summary Compensation
The following table provides information concerning total compensation earned or paid to (a) the president and chief executive officer, (b) the chief financial officer, and (c) the four other most highly compensated executive officers of the Company who served in such capacities as of December 31, 2018, in each case for services rendered to the Company during the last year. In addition, the table provides information concerning total compensation earned or paid to our former chief financial officer who served in such capacity during 2018, for services rendered to the Company during the last year. These seven officers are referred to as the “named executive officers” in this proxy statement.
2018 Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Comp.(2)	Change in Nonqualified Deferred Comp. Earnings(3)	All Other Comp.(4)	Total
Joseph M. Zubretsky(5)(6)	2018	$1,300,000	$—	$9,999,946	$—	$3,900,000	$—	$19,824	$15,219,770
President and Chief Executive Officer	2017	$175,000	$4,000,000	$—	$15,536,250	$—	$—	$27,858	$19,739,108
Thomas L. Tran(5)(7)	2018	$409,231	$126,668	$2,000,033	$—	$933,333	$—	$14,762	$3,484,027
Chief Financial Officer
Jeff D. Barlow(3)	2018	$599,039	$—	$2,499,986	$—	$1,200,000	$—	$38,979	$4,338,004
Chief Legal Officer and Secretary	2017	$550,000	$—	$1,616,103	$—	$—	$27,041	$33,681	$2,226,825
	2016	$525,000	$—	$2,021,015	$—	$75,000	$8,395	$33,545	$2,662,955
Pamela S. Sedmak(5)(8)	2018	$576,923	$159,972	$749,996	$—	$910,000	$—	$12,105	$2,408,996
Executive Vice President of Health Plan Operations
Mark L. Keim(5)(9)	2018	$507,692	$1,844,542	$749,996	$—	$746,667	$—	$14,419	$3,863,316
Executive Vice President of Strategic Planning and Corporate Development
Joseph W. White(10)	2018	$295,000	$—	$1,900,004	$—	$—	$—	$1,644,762	$3,839,766
Former Chief Financial Officer	2017	$1,248,167	$—	$3,361,920	$—	$—	$2,821	$40,232	$4,653,140
	2016	$538,000	$—	$2,786,018	$—	$80,000	$1,377	$15,033	$3,420,428

(1)
This column shows the aggregate grant date fair value of performance stock units (“PSUs”) and restricted stock awards (“RSAs”) granted under the Company’s 2011 Equity Incentive Plan in the years shown. The aggregate grant date fair value is the amount the Company expects to expense for accounting purposes over the award’s vesting schedule. See the 2018 Grants of Plan-Based Awards Table for additional information, including the performance conditions and valuation assumptions as applicable, for PSUs and RSAs granted in 2018.

Generally, the grant date fair value presented does not correspond to the actual value that the named executive officers will realize from the award. In particular, the actual value of PSUs received is different from the accounting expense because such awards depend on the Company’s performance. In accordance with SEC rules, the aggregate grant date fair value of the PSUs presented above is calculated based on the most probable outcome of the performance conditions as of the grant date, which, for the PSUs, was target performance. If the maximum performance metrics are achieved for the PSUs, the grant date fair value of the 2018 PSUs would be $11,999,935 for Mr. Zubretsky, $2,400,073 for Mr. Tran, $1,800,019 for Mr. Barlow, $899,938 for Ms. Sedmak, $899,938 for Mr. Keim, and $3,800,008 for Mr. White.

(2)	This column shows the amounts earned under the Company’s performance-based short-term cash incentive plan.

(3)	Mr. Barlow’s change in non-qualified deferred compensation earnings for the year 2018 was ($8,545). Mr. White’s change in non-qualified deferred compensation earnings for the year 2018 was ($729).

(4)	Details are provided below in the 2018 All Other Compensation Table.

(5)
Compensation for Mr. Zubretsky is not provided for 2016 because he was not a named executive officer during 2016. Mr. Zubretsky’s employment with the Company started on November 6, 2017. Compensation for Mr. Tran, Ms. Sedmak, and Mr. Keim is only provided for 2018 because their employment with the Company started in 2018 and thus they were not named executive officers prior to 2018.

(6)
Mr. Zubretsky’s employment with the Company commenced on November 6, 2017, and as a result the salary amount for 2017 is the amount paid for the period November 6, 2017 to December 31, 2017, at an annualized salary of $1,300,000. Mr.

Molina Healthcare, Inc. 2018 Proxy Statement | 40

Zubretsky’s 2017 bonus amount consisted of his sign-on bonus. In the event that prior to the second anniversary of his start date Mr. Zubretsky’s employment terminates by reason of a termination for the Company for “cause” (as defined in the employment agreement) or Mr. Zubretsky’s resignation without “good reason” (as defined in the employment agreement), Mr. Zubretsky will be required to repay the Company a prorated portion of the sign-on bonus payment. Pursuant to Mr. Zubretsky’s employment agreement, in October 2017, in order to compensate him for forgone compensation benefits from his previous employer, the Company granted him an option to purchase 375,000 shares of common stock at an exercise price of $67.33 per share which expires October 8, 2027. These options were made subject to time-based vesting in equal increments over three years on each of October 9, 2018 (which vested), October 9, 2019, and October 9, 2020.

(7)	The amount in the Bonus column represents Mr. Tran’s sign-on bonus.

(8)	The amount in the Bonus column represents Ms. Sedmak’s sign-on bonus.

(9)
Mr. Keim’s bonus consists of the following: (1) $544,577 sign-on cash bonus; (2) $300,000 make-whole payment for bonus amounts forgone at his previous employer; and (3) a restricted stock award of 11,756 shares of the Company’s common stock, with a grant date fair value of $999,965 on January 10, 2018, as a sign-on bonus for joining the Company, which vests in one-fourth increments over four years from the grant date, on each of January 10, 2019, January 10, 2020, January 10, 2021, and January 10, 2022.

(10)	Mr. White retired from the Company on June 6, 2018.
2018 All Other Compensation Table

Name	Group Term Life Premiums	401(k) Matching Contribution (1)	Liquidated Amounts for Paid Time-off	Retirement Departure Payment	Remote Stipend	All Other Compensation
Joseph M. Zubretsky	$7,524	$11,000	$—	$—	$1,300	$19,824
Thomas L. Tran	$3,762	$11,000	$—	$—	$—	$14,762
Jeff D. Barlow	$4,902	$11,000	$23,077	$—	$—	$38,979
Pamela S. Sedmak	$3,582	$7,423	$—	$—	$1,100	$12,105
Mark L. Keim	$2,219	$11,000	$—	$—	$1,200	$14,419
Joseph W. White	$3,762	$11,000	$130,000	$1,500,000	$—	$1,644,762

(1)
The Company has a 401(k) plan that is available to all employees. The plan allows pretax deferral, for which the Company matches dollar-for-dollar of the first 4% of salary electively deferred under the plan.

2018 Grants of Plan-Based Awards
The following table provides information about plan-based awards granted to the named executive officers in 2018. The Non-Equity Incentive Plan Awards were granted under the Company’s 2018 Short-Term Incentive Compensation Plan. The Equity Incentive Plan Awards and All Other Stock Awards were granted under the Company’s 2011 Equity Incentive Plan.

Molina Healthcare, Inc. 2018 Proxy Statement | 41

2018 Grants of Plan-Based Awards Table

Name	Grant Date	Grant Type *	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock		Grant Date Fair Value of Stock and Option Awards (6)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joseph M. Zubretsky	2/27/2018	STI Cash	$682,500	$1,365,000	$2,730,000	—	—	—	—		$—
	3/1/2018	PSU	$—	$—	$—	41,736	83,472	166,944	—		$5,999,967
	3/1/2018	RSA	$—	$—	$—	—	—	—	55,648	(3)	$3,999,978
Thomas L. Tran	5/24/2018	STI Cash	$163,333	$326,667	$653,333	—	—	—	—	—	$—
	5/24/2018	PSU	$—	$—	$—	7,119	14,237	28,474	—		$1,200,037
	5/24/2018	RSA	$—	$—	$—	—	—	—	9,491	(4)	$799,996
Jeff D. Barlow	2/27/2018	STI Cash	$210,000	$420,000	$840,000	—	—	—	—		$—
	3/1/2018	PSU	$—	$—	$—	6,261	12,521	25,042	—		$900,009
	3/1/2018	RSA	$—	$—	$—	—	—	—	22,259	(3)	$1,599,977
Pamela S. Sedmak	2/27/2018	STI Cash	$159,250	$318,500	$637,000	—	—	—	—		$—
	3/1/2018	PSU	$—	$—	$—	3,130	6,260	12,520	—		$449,969
	3/1/2018	RSA	$—	$—	$—	—	—	—	4,174	(3)	$300,027
Mark L. Keim	1/10/2018	RSA	$—	$—	$—	—	—	—	11,756	(5)	$999,965
	2/27/2018	STI Cash	$130,667	$261,333	$522,667	—	—	—	—		$—
	3/1/2018	PSU	$—	$—	$—	3,130	6,260	12,520	—		$449,969
	3/1/2018	RSA	$—	$—	$—	—	—	—	4,174	(3)	$300,027
Joseph W. White (7)	2/27/2018	STI Cash	$227,500	$455,000	$910,000	—	—	—	—		$—
	3/1/2018	PSU	$—	$—	$—	13,217	26,433	52,866	—	(3)	$1,900,004

*	STI Cash=short-term incentive awards; PSU=performance stock units; RSA=restricted stock awards.

(1)
These columns show the possible payouts under the Company’s performance-based short-term cash incentive plan. The individual performance portion of the short-term cash incentive bonus is excluded from the table above. Under this plan, Mr. Zubretsky’s bonus opportunity is 150% of his base salary; Mr. Tran’s bonus opportunity is 100% of his base salary; Mr. Barlow’s bonus opportunity is 100% of his base salary; Ms. Sedmak’s bonus opportunity is 70% of her base salary; and Mr. Keim’s bonus opportunity is 70% of his base salary. Mr. White’s bonus opportunity prior to his retirement in July 2018 was 100% of his base salary. For each of the named executives, 70% of the bonus opportunity related to a pre-tax income performance measure and 30% was subject to the compensation committee’s evaluation of each executive’s individual performance. The target bonus level was based on the achievement of pre-tax income in 2018 that was above the high end of the range of the Company’s 2018 preliminary guidance. See further discussion regarding these metrics at “Compensation Discussion and Analysis-Elements of Compensation.” The actual amounts earned and paid to the named executive officers under the 2018 plan are presented in the “2018 Summary Compensation Table-Non-Equity Incentive Plan Comp.”

(2)
These columns show the estimated future payouts of PSUs under the awards granted in 2018. For each of the named executive officers, with respect to the PSUs granted in 2018, the vesting of the PSUs is based entirely on the achievement of a single financial metric: the Company’s cumulative net income over the three fiscal years of 2018, 2019, and 2020. At the time of grant we believed it would be marginally difficult for the Company to achieve the threshold cumulative net income level, which would result in vesting at the 50% level. Further, we believed it would be difficult but achievable to reach the target cumulative net income level, which would result in vesting at the 100% level. Finally, at the time of grant we believed it would be possible but not probable to achieve the maximum cumulative net income level, which would result in vesting at the 200% level, which represents the cap on achievement. The PSUs will be settled by the issuance of shares of common stock of the Company equal to the number of PSUs as described herein, with all amounts interpolated linearly. Because of the Company’s very strong financial performance in 2018, which exceeded our initial expectations at the time the metrics were established, the Company believes that the probability of achievement at the maximum level as of the end of 2020 has been significantly increased.

(3)
Includes the RSAs granted to named executive officers on March 1, 2018. These awards are subject to time-based vesting in equal increments over three years on each of March 1, 2019, March 1, 2020, and March 1, 2021.

(4)
Pursuant to Mr. Tran’s employment agreement, on May 24, 2018, the Company granted him RSAs. These awards are subject to time-based vesting in equal increments over three years on each of May 24, 2019, May 24, 2020, and May 24, 2021.

(5)
Pursuant to Mr. Keim’s employment agreement, on January 10, 2018, the Company granted him RSAs. These awards are subject to time-based vesting in equal increments over four years on each of January 10, 2019, January 10, 2020, January 10, 2021, and January 10, 2022.

Molina Healthcare, Inc. 2018 Proxy Statement | 42

(6)
This column shows the grant date fair value of the PSUs and RSAs. Generally, the grant date fair value is the amount that the Company expects to expense in its financial statements over the awards’ or options’ vesting schedule.

(7)	Mr. White retired from the Company on June 6, 2018.
Outstanding Equity Awards
The following table provides information on the named executive officers’ holdings of stock and option grants as of year-end. It includes unexercised stock options (vested and unvested), and performance stock awards (“PSAs”), PSUs and RSAs for which vesting conditions were not yet satisfied as of December 31, 2018, based on performance achievement at target levels. The vesting schedule for each outstanding award is shown following this table.
2018 Outstanding Equity Awards at Fiscal Year End Table

	Option Awards						Stock and Stock Unit Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options (Unearned)	Option Exercise Price	Option Expiration Date	Stock Award Grant Date	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested	Equity Incentive Plan Awards: Market or Pay- Out Value of Unearned Shares That Have Not Vested(1)
Joseph M. Zubretsky	11/6/2017	125,000	250,000	—	$67.33	10/8/2027		—	$—	—	$—
			—	—			3/1/2018	55,648	$6,467,411	83,472	$9,701,116
Thomas L. Tran			—	—			5/24/2018	9,491	$1,103,044	14,237	$1,654,624
Jeff D. Barlow			—	—			3/7/2016	3,131	$363,885	3,132	$364,001
							3/1/2017	6,316	$734,046	—	$—
							5/10/2017	—	$—	16,844	$1,957,610
							3/1/2018	22,259	$2,586,941	12,521	$1,455,191
Total			—	—				31,706	$3,684,872	32,497	$3,776,802
Pamela S. Sedmak			—	—			3/1/2018	4,174	$485,102	6,260	$727,537
Mark L. Keim			—	—			1/10/2018	11,756	$1,366,282	—	$—
							3/1/2018	4,174	$485,102	6,260	$727,537
Total			—	—				15,930	$1,851,384	6,260	$727,537

(1)
The market value of the unvested RSAs, PSAs, and PSUs represents the product of the closing price of the Company’s stock as of December 31, 2018, the last trading day of our fiscal year, which was $116.22, and the number of shares underlying such award and, with respect to PSAs and PSUs, assumes satisfaction of the applicable performance conditions at the target level. See the Outstanding Equity Awards Vesting Schedule Table on the next page for more information regarding vesting of these awards.

Molina Healthcare, Inc. 2018 Proxy Statement | 43

Outstanding Equity Awards Vesting Schedule Table

Name of Executive Officer	Grant Date	Stock Awards and Units Vesting Schedule(1)
		Vested		Subject to Vesting
		PSAs/PSUs	RSAs	PSUs	RSAs
Joseph M. Zubretsky	3/1/2018		18,550 RSAs vested in 2019	83,472 PSUs vest 3/1/2021, subject to performance condition	18,549 RSAs vest 3/1/2020; 18,549 RSAs vest 3/1/2021
Thomas L. Tran	5/24/2018		3,164 RSAs vest in 2019	14,237 PSUs vest 3/1/2021, subject to performance condition	3,164 RSAs vest 5/24/2020; 3,163 RSAs vest 5/24/2021
Jeff D. Barlow	3/7/2016	3,132 PSAs vested in 2019	3,131 RSAs vested in 2019
	3/1/2017		3,158 RSAs vested in 2019		3,158 RSAs vest 3/1/2020
	5/10/2017	10,528 PSUs vested in 2019		6,316 PSUs vest 3/1/2020, subject to performance conditions
	3/1/2018		7,421 RSAs vested in 2019	12,521 PSUs vest 3/1/2021, subject to performance conditions	7,419 RSAs vest 3/1/2020; 7,419 RSAs vest 3/1/2021
Pamela S. Sedmak	3/1/2018		1,392 RSAs vested in 2019	6,260 PSUs vest 3/1/2021, subject to performance conditions	1,391 RSAs vest 3/1/2020; 1,391 RSAs vest 3/1/2021
Mark L. Keim	1/10/2018		2,939 RSAs vested in 2019		2,939 RSAs vest 1/10/2020; 2,939 RSAs vest 1/10/2021; 2,939 RSAs vest 1/10/2022
	3/1/2018		1,392 RSAs vested in 2019	6,260 PSUs vest 3/1/2021, subject to performance conditions	1,391 RSAs vest 3/1/2020; 1,391 RSAs vest 3/1/2021

(1)
This column shows the vesting schedule for unvested or unearned stock awards reported in the “Number of Shares of Stock That Have Not Vested,” and “Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested” columns of the 2018 Outstanding Equity Awards at Fiscal Year End Table. RSAs vest on the dates indicated above. PSAs and PSUs vest subject to the achievement of performance conditions, on the date the compensation committee certifies the achievement of such performance conditions. See the Outstanding Performance-Based Equity Awards Table for more information on these awards.

Outstanding Performance-Based Equity Awards at Fiscal Year End

Performance Goals					Name					Performance Period: Fiscal Year(s)
Metric	Entry Point	Target Achievement	Full Achievement	Grant Date	Joseph M. Zubretsky	Thomas L. Tran	Jeff D. Barlow	Pamela S. Sedmak	Mark L. Keim
Net Profit Margin (after-tax) (1)	1.5%		2.0%	3/7/2016	—	—	3,132	—	—	2018
Net Profit Margin (after-tax) (2)	1.0%	1.25%	1.5%	5/10/2017	—	—	3,948	—	—	2018
Net Profit Margin (after-tax) (3)	1.5%	1.8%	2.0%	5/10/2017	—	—	3,684	—	—	2019
RFP/Acquisition (4)				5/10/2017	—	—	5,264	—	—	2017-2019
3-year Cumulative Net Income (5)				3/1/2018	83,472	14,237	12,521	6,260	6,260	2018 - 2020
Total					83,472	14,237	28,549	6,260	6,260

(1)	Awards vested on March 7, 2019.

(2)	Awards vested on March 1, 2019.

(3)
Net profit margin is based on the Company’s reported income from continuing operations, divided by total revenue. Achievement of the entry point shall result in 50% of the PSUs subject to this metric; target achievement shall result in 100% vesting of the PSUs; and full achievement shall result in 200% vesting of the PSU grant. Intermediate achievement within the range shall result in the vesting of that number of shares as is proportional to the level of achievement within the range; all amounts shall be interpolated linearly between the end points of the range. If achieved, the awards, in the table above, subject to this metric will vest on March 1, 2020.

(4)
This metric is conditioned on the Company’s closing on a Board-approved acquisition in a new state, winning a request for proposal (“RFP”) in a new state (including winning an RFP for Molina Medicaid Solutions, or winning an RFP for a new Medicaid product line in an existing state), or achieving a 10% year-over-year annual growth in Medicare enrollment (including enrollees in Medicare-Medicaid duals programs). However, this metric is further conditioned on achievement of

Molina Healthcare, Inc. 2018 Proxy Statement | 44

the expansion targets previously identified as target metrics pursuant to grants made in 2016; thus, the metric will first be triggered after the fourth such achievement after 2016. SNP or Marketplace/Exchange entry, or a capabilities-based acquisition, do not count towards satisfaction of the performance metric. In the event the Company achieves the metric in 2017, 2018, or 2019, upon the first such achievement (meaning the fourth such achievement after 2016), 50% of the PSUs subject to this metric shall vest. Upon the second such achievement (meaning the fifth such achievement after 2016), 100% of the PSUs subject to this metric shall vest. Upon the third such achievement (meaning the sixth such achievement after 2016), 200% of the PSUs subject to this metric shall vest. Partial vesting of this PSU award may be made on March 1st of each of 2018, 2019 or 2020, as applicable, following the relevant level of achievement, whether entry, target or full. No PSUs subject to this metric will vest sooner than March 1, 2018. The first such achievement (meaning the fourth such achievement after 2016), occurred in 2018, and as a result, a portion of these awards vested on March 1, 2019. Refer “Executive Compensation - Compensation Discussion and Analysis - Long-Term Equity-Based Compensation Awards” for further details.

(5)
At the time of grant on March 1, 2018, we believed it would be marginally difficult for the Company to achieve the threshold cumulative net income level, which would result in vesting at the 50% level. Further, we believed it would be difficult but achievable to reach the target cumulative net income level, which would result in vesting at the 100% level. Finally, at the time of grant we believed it would be possible but not probable to achieve the maximum cumulative net income level, which would result in vesting at the 200% level, which represents the cap on achievement. The PSUs will be settled by the issuance of shares of common stock of the Company equal to the number of PSUs as described herein, with all amounts interpolated linearly. Because of the Company’s very strong financial performance in 2018, which exceeded our initial expectations at the time the metrics were established, the Company believes that the probability of achievement at the maximum level as of the end of 2020 has been significantly increased.

Option Exercises and Stock Vested
The following table provides information with respect to stock options exercised and restricted stock awards vested for the named executive officers during fiscal year 2018.
2018 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Jeff D. Barlow	—	$—	1,885	$173,100	(1)
	—	$—	5,043	$362,491	(2)
	—	$—	7,830	$585,293	(3)
	—	$—	1,885	$153,024	(4)
Joseph W. White	—	$—	2,262	$207,719	(1)
	—	$—	6,878	$494,391	(2)
	—	$—	10,794	$806,852	(3)
	—	$—	2,262	$183,629	(4)
	—	$—	5,003	$428,457	(5)

(1)	On January 19, 2018, due to satisfaction of the underlying performance metric, PSAs vested. The market value of our stock on January 19, 2018 was $91.83 per share.

(2)
On March 1, 2018, RSAs vested in accordance with the terms of the awards and, due to satisfaction of the underlying performance metric, PSAs vested. The market value of our stock on March 1, 2018 was $71.88.

(3)
On March 7, 2018, RSAs vested in accordance with the terms of the awards and, due to satisfaction of the underlying performance metric, PSAs vested. The market value of our stock on March 7, 2018 was $74.75.

(4)	On April 1, 2018, RSAs vested at a closing market price of $81.18.

(5)	On June 5, 2018, RSAs vested at a closing market price of $85.64

Molina Healthcare, Inc. 2018 Proxy Statement | 45

Nonqualified Deferred Compensation
Pursuant to the Company’s unfunded and non-qualified Amended and Restated Deferred Compensation Plan (2013) as amended to date, eligible participants can defer up to 100% of their base salary and 100% of their bonus so that it can grow on a tax deferred basis. The investment options available to an executive under the deferral program consist of approximately fifteen investment options representing a broad array of asset classes and spectrum of risk profiles.
The following table provides information for each named executive officer regarding such individual’s accounts in the Amended and Restated Deferred Compensation Plan (2013) as amended to date, as of December 31, 2018.
Non-Qualified Deferred Compensation for 2018

Name	Executive Contributions in the Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings (Losses) in Last FY ($)	Aggregate Withdrawals/ Distributions(1) ($)	Aggregate Balance at Last FYE ($)
Joseph M. Zubretsky	$—	$—	$—	$—	$—
Thomas L. Tran	$—	$—	$—	$—	$—
Jeff D. Barlow	$176,274	$—	$(8,545)	$—	$167,729
Pamela S. Sedmak	$—	$—	$—	$—	$—
Mark L. Keim	$—	$—	$—	$—	$—
Joseph W. White	$15,934	$—	$(729)	$(15,205)	$—
(1) Represents the amount distributed in connection with termination of executive’s employment with the Company.
Potential Payments Upon Change in Control or Termination
We have entered into certain employment and change in control agreements with our named executive officers that may require the Company to provide compensation to applicable named executive officers in the event of a termination of employment or a change of control of the Company. Payment of severance benefits to the named executive officers is contingent upon the executive signing a release agreement waiving claims against the Company.
Basis for Potential Payments—Annual Salary and Target Short-Term Bonus Opportunity

Named Executive Officer	Base Salary	Target Short-Term Bonus Opportunity (% of Base Salary)
Joseph M. Zubretsky
President and Chief Executive Officer	$1,300,000	150%
Thomas L. Tran
Chief Financial Officer	$700,000	100%
Jeff D. Barlow
Chief Legal Officer and Secretary	$600,000	100%
Pamela S. Sedmak
Executive Vice President of Health Plan Operations	$750,000	70%
Mark L. Keim
Executive Vice President of Strategic Planning and Corporate Development	$600,000	70%
Employment and Change in Control Agreements
The Company entered into employment agreements with each of Mr. Zubretsky and Mr. Barlow, which provide that such executives’ employment will continue until terminated by the Company, or the executive resigns. Although Mr. Tran, Ms. Sedmak, and Mr. Keim do not have employment agreements with the Company, they each have an employment offer letter that provides for a severance payment for termination of such executive’s employment by the Company without cause.

Molina Healthcare, Inc. 2018 Proxy Statement | 46

Termination of Employment Without Cause, Retirement, Disability, or Death
As described below, the employment agreements (or, with respect to Mr. Tran, Ms. Sedmak, and Mr. Keim, such executive’s employment offer letter) provide such executives with certain benefits in the event their employment is terminated by us without cause or the executive resigns for good reason, or if their employment is terminated by us without cause within a certain period of time following a change of control, subject to the executive executing a release in favor of the Company. Additionally, Mr. Zubretsky’s employment agreement also provides for certain benefits which he would be entitled to receive in case of retirement, disability, or death.
The employment agreement with Mr. Zubretsky provides that if he is terminated by us without cause or he resigns for good reason, he will be entitled to receive a cash payment equal to the sum of 150% of his base salary then in effect and 150% of his annual bonus then in effect, accelerated vesting of all time-based equity compensation, and extension of the exercise period for the vested portion of any stock option to three years following his last day of employment. The employment agreement includes confidentiality, non-solicitation, non-competition, and non-disparagement obligations. The non-solicitation and non-competition obligations by their terms expire 18 months after Mr. Zubretsky’s last day of employment with the Company.
Further, pursuant to the employment agreement, if Mr. Zubretsky voluntarily retires at or after age 65, and provided that he gives the Company one year advance notice of his retirement and executes a release of claims in the Company’s favor, upon his retirement he will be entitled to receive accelerated vesting of all time-based equity compensation; accelerated vesting at the target level of any then outstanding awards that are subject to performance-based vesting conditions, and extension of the exercise period for the vested portion of any stock option to three years following his last day of employment. If Mr. Zubretsky’s services are terminated by reason of his death or disability (as defined in his employment agreement), he will be entitled to receive accelerated vesting of all time-based equity compensation and accelerated vesting at the target level of any then outstanding awards that are subject to performance-based conditions.
The employment agreement with Mr. Barlow provides that if his employment is terminated by us without cause or he resigns for good reason, he will be entitled to receive one year’s (1x) base salary, a prorated termination bonus for the year of the employment termination, a cash payment of $50,000 for health and welfare benefits, and accelerated vesting of all time-based equity compensation. The employment agreement defines “termination bonus” as 100% of Mr. Barlow’s base salary then in effect. The employment agreement includes confidentiality, non-solicitation, and non-disparagement obligations. The non-solicitation obligations by their terms expire 12 months after the executive’s last day of employment with the Company.
The employment offer letters for Mr. Tran, Ms. Sedmak, and Mr. Keim provide that if their employment is terminated by the Company without cause, they will be entitled to receive a severance payment equal to 12 times the respective executive officer’s monthly base salary then in effect.
Termination of Employment Without Cause Following a Change of Control
The employment agreement with Mr. Zubretsky further provides that if termination occurs within 24 months following a change of control, he will be entitled to receive a severance payment equal to the sum of 200% of his annual base salary then in effect and 200% of his target annual bonus then in effect, accelerated vesting of all time-based equity compensation, accelerated vesting at the target level of any then outstanding awards that are subject to performance-based vesting conditions, and extension of the exercise period for the vested portion of any stock option to three years following his last day of employment. The employment agreement with Mr. Barlow provides that if termination occurs within one year following a change in control, he will receive all of the benefits he is entitled to receive under his change in control agreement with us. Under the change in control agreement with Mr. Barlow, if his employment is terminated by the Company without cause or is terminated by him for good reason within 12 months of a change in control, we will provide him with a severance payment equal to two times (2x) his annual base salary then in effect, plus a pro rata portion of his target bonus for the year of termination (his target bonus being 100% of his annual base salary), full vesting of all unvested equity compensation and 401(k) employer contributions, and a cash payment for all the Company’s group health benefits of $50,000.
In 2017, the Company adopted a change in control severance plan (the “Original Plan”) pursuant to which all employees with positions of vice president and above are entitled to receive certain separation benefits in the event of a termination of employment within two years following a change in control of the Company. The named executive officers are entitled to receive such separation benefits under the plan only to the extent that such separation benefits would be in addition to or in excess of the benefits provided under their employment/change of control agreements. Pursuant to such plan, senior vice presidents and above would be entitled to receive two times (2x) their base salary, payment of their annual short-term incentive cash bonus (equal to the fiscal year target bonus opportunity) on a prorated basis based on the date of termination, full vesting of all unvested equity compensation,

Molina Healthcare, Inc. 2018 Proxy Statement | 47

and continued health care, dental, and life insurance benefits under the Company’s applicable benefits programs for 24 months following the date of termination.
In February 2019, Company amended and restated the Original Plan (“Amended and Restated Plan”), in which the Company and modified the accelerated vesting provision with respect to performance-based equity compensation that participants were eligible to receive under the Original Plan. Pursuant to the Original Plan, participants would have been entitled to full vesting of all performance-based equity compensation. The Amended and Restated Plan provides that a participant’s performance-based equity compensation will vest based upon the greater of: (1) target performance, based on the assumption that such target performance had been achieved, or (2) the projected final achievement of the performance metric through the measurement period, provided that where applicable, such projected final achievement shall be based on straight-line extrapolation of actual achievement (as of the termination date) through the end of the respective performance metric period; except to the extent vesting is determined by reference to any completed fiscal year, then actual performance for such completed fiscal year shall be used.
In addition, the Amended and Restated Plan amended the post-termination continued healthcare and life insurance benefit that participants were eligible to receive under the Original Plan. The Original Plan provided that, in the event of a qualifying termination, participants would be entitled to continued health care, dental, and life insurance benefits under the Company’s applicable benefits programs for twenty-four (24) months following the date of termination, and would be eligible for COBRA continuation coverage following such period. The Amended and Restated Plan provides that if the participant elects continued healthcare coverage under COBRA, the Company will, for a period of up to eighteen (18) months following the participant’s termination of employment, subsidize a portion of the participant’s COBRA premiums in an amount equal to the difference between the full cost for such COBRA coverage and the amount that the participant would be required to pay for such coverage as an active employee. The Amended and Restated Plan does not provide a continued life insurance benefit.
The Amended and Restated Plan made certain additional changes to the Original Plan, including the addition of a clawback provision that would allow the Company to recoup severance benefits paid or provided to a participant who violates the nondisparagement, confidentiality, or nonsolicitation provisions set forth therein.
Change in Control
A “change in control” generally means a merger or other change in corporate structure after which the majority of our stockholders are no longer stockholders, a sale of substantially all of our assets, or our approved dissolution or liquidation. “Cause” is generally defined as the occurrence of one or more acts of unlawful actions involving moral turpitude or gross negligence or willful failure to perform duties or intentional breach of obligations under the employment agreement. “Good reason” generally means the occurrence of one or more events that have an adverse effect on the executive’s terms and conditions of employment, including any reduction in the executive’s base salary, a material reduction of the executive’s benefits or substantial diminution of the executive’s incentive awards or fringe benefits, a material adverse change in the executive’s position, duties, reporting relationship, responsibilities or status with us, a material relocation of the executive’s principal place of employment from his or her prior place of employment (as set forth in the agreements), or an uncured breach of the employment agreement. However, no reduction of salary or benefits will be good reason if the reduction applies to all executives proportionately.
Potential Payments upon Change in Control or Termination
The table below reflects the approximate amount of compensation payable to each of the named executive officers of the Company in the event of termination of such executive’s employment under the following scenarios: voluntary termination, retirement, involuntary not-for-cause termination, for cause termination, and involuntary for good reason termination following a change in control, disability, or death. The amounts shown assume that such termination was effective as of December 31, 2018, and exclude ordinary course amounts earned or benefits accrued as a result of prior service during the year. The named executive officers would receive other payments and benefits to which they were already entitled or vested on such date, including amounts under the Deferred Compensation Plan under the Nonqualified Deferred Compensation Table. The various amounts listed are estimates only. The actual amounts to be paid can only be determined at the time of such executive’s separation from the Company.

Molina Healthcare, Inc. 2018 Proxy Statement | 48

Name & Principal Position	Compensation Components	Voluntary Termination ($)	Retirement ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Involuntary Not for Cause or for Good Reason Termination (Change-in-Control) ($)(2)	Disability ($)	Death ($)
Joseph M. Zubretsky	Cash Severance(1)	$—	$—	$4,875,000	$—	$6,500,000	$—	$—
President and Chief Executive Officer	Stock Awards	$—	$34,502,277	$24,801,161	$—	$34,502,277	$34,502,277	$34,502,277
	Health Benefits(3)	$—	$—	$—	$—	$29,838	$—	$—
	Disability Income	$—	$—	$—	$—	$—	$—	$—
	Life Insurance Benefits(4)	$—	$—	$—	$—	$1,968	$—	$1,000,000
	Total Value	$—	$34,502,277	$29,676,161	$—	$41,034,083	$34,502,277	$35,502,277
Thomas L. Tran	Cash Severance(1)	$—	$—	$700,000	$—	$2,100,000	$—	$—
Chief Financial Officer	Stock Awards	$—	$—	$—	$—	$2,757,668	$—	$—
	Health Benefits	$—	$—	$—	$—	$14,574	$—	$—
	Disability Income	$—	$—	$—	$—	$—	$—	$—
	Life Insurance Benefits	$—	$—	$—	$—	$1,968	$—	$1,000,000
	Total Value	$—	$—	$700,000	$—	$4,874,210	$—	$1,000,000
Jeff D. Barlow	Cash Severance(1)(5)	$—	$—	$1,200,000	$—	$1,800,000	$—	$—
Chief Legal Officer and Secretary	Stock Awards	$—	$—	$3,684,872	$—	$7,461,674	$—	$—
	Health Benefits	$—	$—	$50,000	$—	$50,000	$—	$—
	Disability Income	$—	$—	$—	$—	$—	$—	$—
	Life Insurance Benefits(4)	$—	$—	$—	$—	$1,968	$—	$1,000,000
	Total Value	$—	$—	$4,934,872	$—	$9,313,642	$—	$1,000,000
Pamela S. Sedmak	Cash Severance(1)	$—	$—	$750,000	$—	$2,025,000	$—	$—
Executive Vice President of Health Plan Operations	Stock Awards	$—	$—	$—	$—	$1,212,639	$—	$—
	Health Benefits	$—	$—	$—	$—	$—	$—	$—
	Disability Income	$—	$—	$—	$—	$—	$—	$—
	Life Insurance Benefits	$—	$—	$—	$—	$1,968	$—	$1,000,000
	Total Value	$—	$—	$750,000	$—	$3,239,607	$—	$1,000,000
Mark L. Keim	Cash Severance(1)	$—	$—	$600,000	$—	$1,620,000	$—	$—
Executive Vice President of Strategic Planning and Business Development	Stock Awards	$—	$—	$—	$—	$2,578,921	$—	$—
	Health Benefits	$—	$—	$—	$—	$46,638	$—	$—
	Disability Income	$—	$—	$—	$—	$—	$—	$—
	Life Insurance Benefits	$—	$—	$—	$—	$1,968	$—	$1,000,000
	Total Value	$—	$—	$600,000	$—	$4,247,527	$—	$1,000,000

(1)
The amounts in the table were computed based on the named executive officers’ salaries and target short-term bonus opportunity as of December 31, 2018. In January 2019, the compensation committee determined to leave unchanged the base salaries and the target short-term bonus opportunity for the named executive officers.

(2) For Mr. Tran, Ms. Sedmak, and Mr. Keim all amounts reflected in the table for involuntary, not for cause or for good reason termination (change-in-control) represent executive’s payments pursuant to the Company’s change in control severance plan.

(3)
For Mr. Zubretsky, the amount for health benefits payable upon involuntary, not for cause or good reason termination (change-in-control) represents the amount he would have been entitled to receive for continued health care and dental benefits under the Company’s applicable benefits programs for 24 months following the date of termination, pursuant to the Company’s change in control severance plan.

(4) Pursuant to the Company’s change in control severance plan in effect as of December 31, 2018, for termination in connection with a change in control, the executive would have been entitled to receive continued life insurance benefits under the Company’s applicable benefits programs for 24 months following the date of termination.
(5) Mr. Barlow’s cash severance payable upon involuntary, not for cause or good reason termination (change-in-control) represents the amount he would have been entitled to receive pursuant to the Company’s change in control severance plan since that amount is $60,000 higher than the amount he would be entitled to receive as cash severance pursuant to his employment agreement.

Molina Healthcare, Inc. 2018 Proxy Statement | 49

CEO Pay Ratio
As required by Item 402(u) of Regulation S-K, we are providing the following information:
For fiscal 2018, our last completed fiscal year:

•	the median of the total direct compensation of all employees of our Company (other than Mr. Zubretsky, our chief executive officer), was $65,652; and

•	the total direct compensation of Mr. Zubretsky, our chief executive officer, was $15,219,770.
Based on this information, for fiscal 2018, the ratio of the median of the total direct compensation of all employees (other than the chief executive officer) to the total direct compensation of our chief executive officer was 1 to 232.
Our median employee pay ratio was calculated in accordance with the requirements of item 402(u) of Regulation S-K. With respect to the total direct compensation of our chief executive officer, we used the compensation components reported in our 2018 Summary Compensation Table included in this proxy statement. Our calculation of the total direct compensation of our median employee includes all employees, part-time or full-time, excluding our chief executive officer, who were employed on December 1, 2018. The median employee for the 2018 calculation is a full-time employee. Due to a significant reduction in force during 2018, including divestiture of the Company’s Pathways business and Molina Medicaid Solutions business, the median employee for the 2018 calculation was a different individual than the median employee for the 2017 calculation of the CEO pay ratio.
Pay elements that were included in the total direct compensation calculation for each employee consisted of the following:

•	Salary received in fiscal year 2018;

•	Short term incentives (cash bonus);

•	Long term incentives (equity-based awards);

•	Company-paid 401(K) plan match (4%) made in fiscal year 2018; and

•	All other compensation (stipends, sign-on bonus, one-time bonus, etc.).
Fiscal Year 2019 Compensation
In January 2019, the compensation committee established the 2019 compensation for the named executive officers. The compensation committee consists of Mr. Schapiro (Chair), Mr. Fedak, Mr. Orlando, and Ms. Romney. The 2019 named executive officers consist of the following:

•	Joseph M. Zubretsky, president and chief executive officer;

•	Thomas L. Tran, chief financial officer;

•	Jeff D. Barlow, chief legal officer and secretary;

•	Pamela S. Sedmak, executive vice president of health plan operations; and

•	Mark L. Keim, executive vice president of strategic planning and corporate development.
Executive Pay Study for 2019
To evaluate where the current compensation levels of the Company’s named executive officers stand in relation to the compensation levels of executives with the Company’s industry peers, the compensation committee engaged Exequity, a compensation advisory services firm, to conduct a total compensation study with respect to the compensation of the Company’s named executive officers for 2019. Exequity reports directly and exclusively to the compensation committee with respect to executive compensation matters.
In its 2019 study of the named executive officers’ compensation, Exequity used a 13-company peer group consisting of eight publicly traded managed care companies and five managed care facilities companies, as follows:

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1. Acadia Healthcare Company, Inc.	8. Humana Inc.
2. Aetna, Inc.	9. Magellan Health, Inc.
3. Anthem, Inc.	10. Tenet Healthcare Corporation
4. Centene Corporation	11. Triple-S Management Corporation
5. Cigna Corporation	12. Universal Health Services, Inc.
6. Community Health Systems, Inc.	13. WellCare Health Plans, Inc.
7. DaVita Inc.
The 13-company peer group used in Exequity’s 2019 study is the same peer group used in the 2018 named executive officers executive compensation study that Exequity had performed for the Company. The market study concluded that the target total compensation for the Company’s named executive officers in the aggregate was below the peer median benchmarks.
We endeavor to pay our management team competitively within the marketplace in a manner that will ensure our ability to attract and retain high quality personnel that are properly motivated to increase profitability and stockholder value. To that end, 2019 total compensation opportunities for the Company’s executives are generally targeted at or near median relative to appropriate peer executives, with actual compensation positioned below median when performance is below target and actual compensation positioned closer to or above 75th percentile when performance is strong.
Fiscal Year 2019 Base Salaries
Based on peer group compensation levels and the considerations of compensation philosophy and approach as discussed above, the compensation committee determined to maintain the named executive officers’ 2019 base salaries at the same levels as their 2018 base salaries, as indicated in the table below.

	Base Salary
Named Executive Officer	2019	2018	Change ($)	Change (%)
Joseph M. Zubretsky, President and Chief Executive Officer	$1,300,000	$1,300,000	$—	—
Thomas L. Tran, Chief Executive Officer	$700,000	$700,000	$—	—
Jeff D. Barlow, Chief Legal Officer and Secretary	$600,000	$600,000	$—	—
Pamela S. Sedmak, Executive Vice President of Health Plan Operations(1)	$750,000	$750,000	$—	—
Mark L. Keim, Executive Vice President of Strategic Planning and Corporate Development(2)	$600,000	$600,000	$—	—
(1) The compensation committee approved an increase to Ms. Sedmak’s base salary from $700,000 to $750,000 effective as of September 1, 2018.
(2) The compensation committee approved an increase in Mr. Keim’s base salary from $550,000 to $600,000 effective as of September 1, 2018.
Fiscal Year 2019 Short-Term Performance-Based Cash Bonus Awards
In January 2019, the compensation committee established short-term cash bonus opportunity levels and measures for our named executive officers. The compensation committee left the 2019 short-term cash bonus opportunity levels for the named executives unchanged from the 2018 levels.
The bonus performance measures of each of the named executive officers shall be based 70% on a 2019 pre-tax income metric, and 30% on the compensation committee’s evaluation of individual performance, as follows:

•
70% of the bonus opportunity shall be based on the Company’s pre-tax income achievement in 2019. The target bonus level shall be based on the achievement of pre-tax income in 2019 that corresponds with the high end of the range of the Company’s 2019 preliminary guidance. Achievement at the target pre-tax income level shall trigger payout in cash of this bonus element at 100%. Achievement at a substantial fraction of the target level shall constitute the threshold level of achievement, triggering payout of this bonus element at 50%. Achievement substantially in excess of the target level shall trigger payout of this bonus element at the maximum amount of 200%. Under all circumstances payout shall be capped at the 200% level. All pre-tax income amounts shall be calculated net of the short-term cash bonus payouts. The actual

Molina Healthcare, Inc. 2018 Proxy Statement | 51

cash bonus payout amounts for achievement within the specified points along the pre-tax income range shall be interpolated linearly between the specified points.

•
30% of the bonus opportunity shall be subject to the compensation committee’s evaluation of each executive officer’s individual performance, and shall be based upon consideration by the committee of a wide variety of factors closely aligned with the chief executive officer’s goals and objectives, including for purposes of illustration (but not limited to), such factors as: (1) performance and operational improvements; (2) talent identification and succession planning; (3) financial planning and capital management; (4) development of a long term strategic plan; and (5) miscellaneous other factors as may be identified by the compensation committee in the exercise of its discretion. As with the pre-tax income metric, payment of the discretionary bonus shall be capped at the 200% level.

•
The 70% pre-tax income bonus metric and the 30% individual performance bonus shall be determined and paid independently. Entry level achievement of the pre-tax income metric shall not serve as a condition for any partial or full payment of the individual performance bonus.

The following table sets forth the fiscal year 2019 base salary levels, along with the two bonus elements for the Company’s named executive officers:

Named Executive Officer	Base Salary	Target Bonus Opportunity (% of Base Salary)	Target Net Income Bonus Opportunity (70% of Target Bonus Opportunity)	Individual Performance Bonus Opportunity (30% of Target Bonus Opportunity)
Joseph M. Zubretsky
President and Chief Executive Officer	$1,300,000	150%	$1,365,000	$585,000
Thomas L. Tran
Chief Financial Officer	$700,000	100%	$490,000	$210,000
Jeff D. Barlow
Chief Legal Officer and Secretary	$600,000	100%	$420,000	$180,000
Pamela S. Sedmak
Executive Vice President of Health Plan Operations	$750,000	70%	$367,500	$157,500
Mark L. Keim
Executive Vice President of Strategic Planning and Corporate Development	$600,000	70%	$294,000	$126,000
Fiscal Year 2019 Long-Term Equity-Based Incentive Compensation Awards
Effective as of March 1, 2019, the named executive officers were granted long-term incentive awards in the form of PSUs and restricted stock, with the actual PSUs and share numbers being determined by using the closing price of the Company’s common stock as of that same March 1, 2019 grant date of $138.40.
The compensation committee determined that 60% of the long-term incentive award to the named executive officers shall be in the form of PSUs. The vesting of the PSUs is based entirely on the achievement of a single financial metric, which is the Company’s cumulative net income over the three fiscal years of 2019, 2020, and 2021. This single cumulative three-year metric aligns the long-term incentive awards of both the chief executive officer and the named executive officers with our three-year strategic plan and stated business goal of sustained margin recovery. We believe it will be marginally difficult for the Company to achieve the threshold cumulative net income level, which would result in vesting at the 50% level. If that threshold cumulative net income level is not achieved, no PSUs shall vest. We believe it will be difficult but achievable to reach the target cumulative net income level, which would result in vesting at the 100% level. Further, we believe it will be possible but not probable to achieve the maximum cumulative net income level, which would result in vesting at the 200% level, which represents the cap on achievement. Achievement falling within the threshold level and the maximum level will be interpolated linearly to determine the appropriate PSUs payout. The PSUs will be settled by the issuance of shares of common stock of the Company equal to the number of PSUs as described herein. Any payout of the PSUs, if achieved, will occur when we report 2021 net income in early 2022, when we are then able to calculate the three-year cumulative net income for this metric.

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The compensation committee determined that the balance of 40% of the total long-term incentive awards to the named executive officers shall be in the form of time-vested RSAs. These awards are subject to vesting in equal one-third increments over three years, on each of March 1, 2020, March 1, 2021, and March 1, 2022.
A detailed schedule of the equity-based awards granted to each of the named executive officers is set forth in the table below.

	Performance Stock Units		Restricted Stock Awards
Named Executive Officer	PSUs (#)	PSUs ($)	RSAs Total (#)	RSAs Total ($)	Total (#)	Total ($)
Joseph M. Zubretsky	56,359	$7,800,085	37,572	$5,199,965	93,931	13,000,050
Thomas L. Tran	8,671	$1,200,066	5,780	$799,952	14,451	2,000,018
Jeff D. Barlow	8,671	$1,200,066	5,780	$799,952	14,451	2,000,018
Pamela S. Sedmak	8,671	$1,200,066	5,780	$799,952	14,451	2,000,018
Mark L. Keim	8,671	$1,200,066	5,780	$799,952	14,451	2,000,018
Compensation Committee Interlocks and Insider Participation
The persons listed on page 22 of this proxy statement were the members of the compensation committee during 2018. No member of the compensation committee was a part of a “compensation committee interlock” during 2018 as described under SEC rules. In addition, none of our executive officers served as a director or member of the compensation committee of another entity that would constitute a “compensation committee interlock.” No member of the compensation committee had any material interest in a transaction with Molina Healthcare. Except for Joseph M. Zubretsky, no director is a current or former employee of the Company or any of its subsidiaries.

Molina Healthcare, Inc. 2018 Proxy Statement | 53

Proposal 3 - Approval of the Amendment of the Company’s Certificate of Incorporation, as Amended, to Provide for Annual Election of all Directors
The Company's Certificate of Incorporation, as amended (the “Certificate of Incorporation”), provides that the Board of Directors is divided into three classes of directors, with each class elected every three years. On the recommendation of the Corporate Governance and Nominating Committee, the Board has approved, and recommends that our stockholders adopt, amendments to the Certificate of Incorporation, attached hereto as Appendix A, to eliminate the classification of the Board over a three-year period and provide for the annual election of all directors beginning at the 2022 annual meeting of stockholders.
If approved, this Proposal would become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which the Company intends to do promptly after stockholder approval is obtained for this Proposal. Board declassification would be phased-in over a three-year period, beginning at the 2020 annual meeting of stockholders as follows:

•
Until the election of directors at the 2022 annual meeting of stockholders, the Board shall be divided into three classes of directors, Class I, Class II, and Class III (each class as nearly equal in number as possible). Each director elected at or prior to the Company’s 2019 annual meeting of stockholders shall be elected for a term expiring on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected.

•	Each Class III director elected at the Company’s 2020 annual meeting of stockholders shall be elected to a one-year term expiring at the Company’s 2021 annual meeting of stockholders.

•	Each Class III and Class I director elected at the Company’s 2021 annual meeting of stockholders shall be elected to a one-year term expiring at the Company’s 2022 annual meeting of stockholders.

•
From and after the Company’s 2022 annual meeting of stockholders, the Board shall no longer be divided into classes, and all directors shall be elected for a one-year term expiring at the next annual meeting of stockholders.

Proposal 3 does not affect the election of the class of directors at this year’s annual meeting of stockholders and the directors elected this year will still serve a term of three years. Proposal 3 will not change the present number of directors or the Board’s authority to change that number and to fill any vacancies or newly created directorships.
In connection with its consideration of this declassification proposal, the Board amended our bylaws to remove a provision that specified that members of the Board can only be removed for cause by an affirmative vote of holders of two-thirds of the shares then entitled to vote in the election of directors. Delaware corporate law provides that, unless otherwise provided in the certificate of incorporation, members of a board that is classified may be removed only for cause. Accordingly, if the proposed amendment is not adopted at the 2019 annual meeting, members of the Board will only be removable for cause, by the holders of a majority of our outstanding shares entitled to vote at an election of directors. The proposed amendment to our Certificate of Incorporation, if adopted, will provide that members of the Board may be removed by the affirmative vote of the holders of a majority of the voting power of our issued and outstanding shares entitled to vote at an election of directors, subject to the following:

•	until the Board ceases to be classified at the 2022 annual meeting of stockholders, removal may only be for cause; and

•	from and after the 2022 annual meeting of stockholders, removal may be with or without cause.
Background of Proposal
In 2018, our Board undertook extensive engagement on corporate governance matters with our institutional stockholders. In addition to discussing our executive compensation practices, we also discussed our corporate governance practices, including matters such as board diversity and the classified nature of the Board. As a result of these meetings, we learned that our stockholders were strongly opposed to our having a classified Board. Following these meetings, our corporate governance and nominating committee reviewed benchmarking data and “best practices” regarding classification of boards. The corporate governance and nominating committee evaluated the advantages of continuing to have a classified Board, including the continuity and stability it provides to the Company in the Company’s pursuit of its strategies and policies, and the support it provides for the Board in resisting pressure to pursue short term initiatives to the detriment of the Board’s long term strategy. However, the corporate governance and nominating committee ultimately concluded that the benefit of increased accountability of

Molina Healthcare, Inc. 2018 Proxy Statement | 54

directors to stockholders, and the feedback obtained from our institutional stockholders, justified recommending a change to annual election of all directors. The Board, based on the recommendation of the corporate governance and nominating committee, decided to submit Proposal 3 to the Company's stockholders for approval.
Text of Amendments
Article V, paragraph B of the Certificate of Incorporation contains the provisions that will be affected if this Proposal is adopted. Article V, paragraph B, set forth in Appendix A to this Proxy Statement, shows the proposed amendments with deletions indicated by strikeouts and additions indicated by underlining.
Vote Required
The affirmative vote of holders of a majority of the shares of our common stock which are issued and outstanding is needed to approve this Proposal.

✓
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE AMENDMENTS TO THE COMPANY’S CERTIFICATE OF INCORPORATION, AS AMENDED, TO PROVIDE FOR ANNUAL ELECTION OF ALL DIRECTORS.

Molina Healthcare, Inc. 2018 Proxy Statement | 55

Proposal 4 - Approval of the Molina Healthcare, Inc.
2019 Equity Incentive Plan
At the annual meeting, the stockholders will be asked to approve the Molina Healthcare, Inc. 2019 Equity Incentive Plan, attached hereto as Appendix B (the “2019 Plan”). The Board of Directors adopted the 2019 Plan on January 30, 2019, subject to and effective upon its approval by stockholders. In order to replenish the number of shares of the Company’s common stock available for issuance as equity incentives, the Board adopted the 2019 Plan, which is intended to replace our 2011 Plan. If the stockholders approve the 2019 Plan, it will become effective on the day of the Company’s annual meeting, and no further awards will be granted under the 2011 Equity Incentive Plan (the “2011 Plan”), which will be amended, restated, and merged into the 2019 Plan. The Board of Directors adopted the 2019 Plan in order to have available an equity incentive plan that can be used to provide incentives to attract new key employees and to continue to retain existing key employees, directors and other service providers for the long-term benefit of the Company and its stockholders. We believe that a competitive equity incentive program is one of the best tools we have to address human resource challenges.
In 2011, Molina Healthcare established the 2011 Plan. According to its terms, no award may be granted under the 2011 Plan on or after April 27, 2021, the tenth anniversary of the effective date of the 2011 Plan. As of March 11, 2019, there were 890,778 shares of the Company’s common stock available for issuance under the 2019 Plan. The following tables provide information with respect to the 2011 Equity Incentive Plan.

	RSAs	PSUs
Outstanding at March 11, 2019	483,415	325,709

	Shares	Weighted Average Exercise Price ($)	Weighted Average Remaining Term (Years)
Stock Options Outstanding at March 11, 2019	405,000	$64.79	8.2
The 2019 Plan authorizes the compensation committee to provide incentive compensation in the form of stock options, stock appreciation rights, restricted stock and stock units, performance shares and units, other stock-based awards, cash-based awards and deferred compensation awards. Under the 2019 Plan, we will be authorized to issue up to 2,900,000 shares, which includes remaining shares under the 2011 Plan.

The Board of Directors believes that the 2019 Plan will serve a critical role in attracting and retaining the high caliber employees, consultants, and directors essential to our success and in motivating these individuals to strive to meet our goals.

✓	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE 2019 PLAN.
Summary of the 2019 Plan
The following summary of the 2019 Plan is qualified in its entirety by the specific language of the 2019 Plan, a copy of which is attached to this proxy statement as Appendix C.

General. The purpose of the 2019 Plan is to advance the interests of the Company and its stockholders by providing an incentive program that will enable the Company to attract and retain employees, consultants, and directors and to provide them with an equity interest in the growth and profitability of the Company. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, other stock-based awards, cash-based awards, and deferred compensation awards. If any award granted under the 2019 Plan expires or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture or repurchase are forfeited or repurchased by the Company for not more than the participant’s purchase price, any such shares reacquired or subject to a terminated award will again become available for issuance under the 2019 Plan. Shares will not be

Molina Healthcare, Inc. 2018 Proxy Statement | 56

treated as having been issued under the 2019 Plan, and will therefore not reduce the number of shares available for issuance to the extent an award is settled in cash. Shares that are withheld or reacquired by the Company in satisfaction of a tax withholding obligation or that are tendered in payment of the exercise price of an option will be made available for new awards under the 2019 Plan. Upon the exercise of a stock appreciation right or net-exercise of an option, the number of shares available under the 2019 Plan will be reduced by the net number of shares for which the award is exercised.

Adjustments for Capital Structure Changes. Appropriate and proportionate adjustments will be made to the number of shares authorized under the 2019 Plan, to the numerical limits on certain types of awards described below, and to outstanding awards in the event of any change in our common stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in our capital structure, or if we make a distribution to our stockholders in a form other than common stock (excluding normal cash dividends) that has a material effect on the fair market value of our common stock. In such circumstances, the compensation committee also has the discretion under the 2019 Plan to adjust other terms of outstanding awards as it deems appropriate.

Administration. The 2019 Plan generally will be administered by the compensation committee of the Board of Directors, although the Board of Directors retains the right to appoint another of its committees to administer the 2019 Plan or to administer the 2019 Plan directly. (For purposes of this summary, the term “Committee” will refer to either such duly appointed committee or the Board of Directors.) Subject to the provisions of the 2019 Plan, the Committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of awards, and all of their terms and conditions. The Committee may, subject to certain limitations on the exercise of its discretion otherwise provided by the 2019 Plan, amend, cancel or renew any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend, or defer the vesting of any award. The 2019 Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer, or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the 2019 Plan. All awards granted under the 2019 Plan will be evidenced by a written or digitally signed agreement between the Company and the participant specifying the terms and conditions of the award, consistent with the requirements of the 2019 Plan. The Committee will interpret the 2019 Plan and awards granted thereunder, and all determinations of the Committee generally will be final and binding on all persons having an interest in the 2019 Plan or any award.

Prohibition of Option and SAR Repricing. The 2019 Plan expressly provides that, without the approval of a majority of the votes cast in person or by proxy at a meeting of our stockholders, the Committee may not provide for any of the following with respect to underwater options or stock appreciation rights: (1) either the cancellation of such outstanding options or stock appreciation rights in exchange for the grant of new options or stock appreciation rights at a lower exercise price or the amendment of outstanding options or stock appreciation rights to reduce the exercise price, (2) the issuance of new full value awards in exchange for the cancellation of such outstanding options or stock appreciation rights, or (3) the cancellation of such outstanding options or stock appreciation rights in exchange for payments in cash.

Eligibility. Awards may be granted to employees, directors and consultants of the Company or any present or future parent or subsidiary corporation or other affiliated entity of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of December 31, 2018, the Company had approximately 11,000 employees, including the six named executive officers identified in this proxy statement, and eight non-employee directors who would be eligible under the 2019 Plan.

New Plan Benefits. If the 2019 Plan is approved, the Committee will be able to grant awards to eligible participants at its discretion. Consequently, it is not possible to determine at this time the amount or dollar value of awards to be provided under the 2019 Plan. As of the date of this proxy statement, the Committee has not granted any awards that are contingent upon stockholder approval of the 2019 Plan.

Stock Options. The Committee may grant nonstatutory stock options, incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), or any combination of these. The exercise price of each option may not be less than the fair market value of a share of our common stock on the date of grant. However, any incentive stock option granted to a person who at the time of

Molina Healthcare, Inc. 2018 Proxy Statement | 57

grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “10% Stockholder”) must have an exercise price equal to at least 110% of the fair market value of a share of common stock on the date of grant.

The 2019 Plan provides that the option exercise price may be paid in cash, by check, or cash equivalent; by means of a broker-assisted cashless exercise; by means of a net-exercise procedure; to the extent legally permitted, by tender to the Company of shares of common stock owned by the participant having a fair market value not less than the exercise price; by such other lawful consideration as approved by the Committee; or by any combination of these. Nevertheless, the Committee may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the participant has made adequate provision for federal, state, local, and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by the Company, through the participant’s surrender of a portion of the option shares to the Company.

Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria, or restrictions as specified by the Committee. The maximum term of any option granted under the 2019 Plan is ten years, provided that an incentive stock option granted to a 10% Stockholder must have a term not exceeding five years. Unless otherwise permitted by the Committee, an option generally will remain exercisable for three months following the participant’s termination of service, provided that if service terminates as a result of the participant’s death or disability, the option generally will remain exercisable for 12 months, but in any event the option must be exercised no later than its expiration date, and provided further that an option will terminate immediately upon a participant’s termination for cause (as defined by the 2019 Plan).

Options are nontransferable by the participant other than by will or by the laws of descent and distribution and are exercisable during the participant’s lifetime only by the participant. However, an option may be assigned or transferred to certain family members or trusts for their benefit to the extent permitted by the Committee and, in the case of an incentive stock option, only to the extent that the transfer will not terminate its tax qualification.

Stock Appreciation Rights. The Committee may grant stock appreciation rights either in tandem with a related option (a “Tandem SAR”) or independently of any option (a “Freestanding SAR”). A Tandem SAR requires the option holder to elect between the exercise of the underlying option for shares of common stock or the surrender of the option and the exercise of the related stock appreciation right. A Tandem SAR is exercisable only at the time and only to the extent that the related stock option is exercisable, while a Freestanding SAR is exercisable at such times or upon such events and subject to such terms, conditions, performance criteria, or restrictions as specified by the Committee. The exercise price of each stock appreciation right may not be less than the fair market value of a share of our common stock on the date of grant.

Upon the exercise of any stock appreciation right, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of common stock as to which the right is exercised over the aggregate exercise price for such shares. Payment of this amount upon the exercise of a Tandem SAR may be made only in shares of common stock whose fair market value on the exercise date equals the payment amount. At the Committee’s discretion, payment of this amount upon the exercise of a Freestanding SAR may be made in cash or shares of common stock. The maximum term of any stock appreciation right granted under the 2019 Plan is ten years.

Stock appreciation rights are generally nontransferable by the participant other than by will or by the laws of descent and distribution and are generally exercisable during the participant’s lifetime only by the participant. If permitted by the Committee, a Tandem SAR related to a nonstatutory stock option and a Freestanding SAR may be assigned or transferred to certain family members or trusts for their benefit to the extent permitted by the Committee. Other terms of stock appreciation rights are generally similar to the terms of comparable stock options.

Restricted Stock Awards. The Committee may grant restricted stock awards under the 2019 Plan either in the form of a restricted stock purchase right, giving a participant an immediate right to purchase common stock, or in the form of a restricted stock bonus, in which stock is issued in consideration for services to the Company rendered by the participant. The Committee determines the purchase price payable under restricted stock purchase awards, which may be less than the then current fair market value of our common stock. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Committee specifies, including the attainment of one or more performance goals similar to those described below in connection with performance awards. Shares acquired pursuant to a restricted stock award may not be transferred by the participant until vested.

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Unless otherwise provided by the Committee, a participant will forfeit any shares of restricted stock as to which the vesting restrictions have not lapsed prior to the participant’s termination of service. Unless otherwise determined by the Committee, participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award and dividends paid in cash may be subject to such restrictions.

Restricted Stock Units. The Committee may grant restricted stock units under the 2019 Plan, which represents rights to receive shares of our common stock at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to the Company. The Committee may grant restricted stock unit awards subject to the attainment of one or more performance goals similar to those described below in connection with performance awards, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. Unless otherwise provided by the Committee, a participant will forfeit any restricted stock units which have not vested prior to the participant’s termination of service. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. However, the Committee may grant restricted stock units that entitle their holders to dividend equivalent rights, which are rights to receive additional restricted stock units for a number of shares whose value is equal to any cash dividends the Company pays.

Performance Awards. The Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Committee determines in writing and sets forth in a written agreement between the Company and the participant. These awards may be designated as performance shares or performance units, which consist of unfunded bookkeeping entries generally having initial values equal to the fair market value determined on the grant date of a share of common stock in the case of performance shares and a monetary value established by the Committee at the time of grant in the case of performance units. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of common stock (including shares of restricted stock that are subject to additional vesting), or any combination thereof.

For any applicable performance period, the Committee will establish one or more performance goals applicable to the award. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the Company and each subsidiary corporation consolidated with the Company for financial reporting purposes, or such division or business unit of the Company as may be selected by the Committee. The Committee, in its discretion, may base performance goals on one or more of the following such measures: revenue; sales; expenses; operating income; gross margin; operating margin; earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization; pre-tax profit; net operating income; net income; economic value added; free cash flow; operating cash flow; balance of cash, cash equivalents and marketable securities; stock price; earnings per share; return on stockholder equity; return on capital; return on assets; return on investment; total stockholder return, employee satisfaction; employee retention; market share; customer satisfaction; product development; research and development expense; completion of an identified special project; completion of a joint venture or other corporate transaction; recognized accreditation, such as National Committee for Quality Assurance (NCQA) accreditation; objective clinical performance, including, but not limited to, Healthcare Effectiveness Data and Information Set (HEDIS) measures; objective consumer experience, including, but not limited to, Consumer Assessment of Healthcare Providers and Systems (CAHPS) measures; and Medicare Star Ratings.

The target levels with respect to these performance measures may be expressed on an absolute basis or relative to an index, budget or other standard specified by the Committee. The degree of attainment of performance measures will be calculated in accordance with generally accepted accounting principles, if applicable, but prior to the accrual or payment of any performance award for the same performance period, and, according to criteria established by the Committee, excluding the effect (whether positive or negative) of changes in accounting standards or any extraordinary, unusual or nonrecurring item occurring after the establishment of the performance goals applicable to a performance award.

Following completion of the applicable performance period, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The

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Committee may make positive or negative adjustments to performance award payments to participants to reflect the participant’s individual job performance or other factors determined by the Committee. In its discretion, the Committee may provide for a participant awarded performance shares to receive dividend equivalent rights with respect to cash dividends paid on the Company’s common stock. The Committee may provide for performance award payments in lump sums or installments. If any payment is to be made on a deferred basis, the Committee may provide for the payment of dividend equivalent rights or interest during the deferral period.

Unless otherwise provided by the Committee, if a participant’s service terminates due to the participant’s death or disability prior to completion of the applicable performance period, the final award value will be determined at the end of the performance period on the basis of the performance goals attained during the entire performance period but will be prorated for the number of months of the participant’s service during the performance period. If a participant’s service terminates prior to completion of the applicable performance period for any other reason, the 2019 Plan provides that, unless otherwise determined by the Committee, the performance award will be forfeited. No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.

Cash-Based Awards and Other Stock-Based Awards. The Committee may grant cash-based awards or other stock-based awards in such amounts and subject to such terms and conditions as the Committee determines. Cash-based awards will specify a monetary payment or range of payments, while other stock-based awards will specify a number of shares or units based on shares or other equity-related awards. Such awards may be subject to vesting conditions based on continued performance of service or subject to the attainment of one or more performance goals similar to those described above in connection with performance awards. Settlement of awards may be in cash or shares of common stock, as determined by the Committee. A participant will have no voting rights with respect to any such award unless and until shares are issued pursuant to the award. The committee may grant dividend equivalent rights with respect to other stock-based awards. The effect on such awards of the participant’s termination of service will be determined by the Committee and set forth in the participant’s award agreement.

Change in Control. Unless otherwise defined in a participant’s award or other agreement with the Company, the 2019 Plan provides that a “Change in Control” occurs upon (a) a person or entity (with certain exceptions described in the 2019 Plan) becoming the direct or indirect beneficial owner of more than 50% of the Company’s voting stock; (b) stockholder approval of a liquidation or dissolution of the Company; or (c) the occurrence of any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event direct or indirect beneficial ownership of more than 50% of the voting securities of the Company, its successor or the entity to which the assets of the company were transferred: (i) a sale or exchange by the stockholders in a single transaction or series of related transactions of more than 50% of the Company’s voting stock; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

If a Change in Control occurs, the following actions may be taken with respect to outstanding awards, provided, however, for any participant who is covered by the Molina Healthcare, Inc. Amended and Restated Change in Control Severance Plan, any change to a participant’s award by reason of a Change in Control shall be governed by the terms of such plan. For all other participants, the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any participant, either assume or continue outstanding awards or substitute substantially equivalent awards for its stock. If so determined by the Committee, stock-based awards will be deemed assumed if, for each share subject to the award prior to the Change in Control, its holder is given the right to receive the same amount of consideration that a stockholder would receive as a result of the Change in Control. Any awards which are not assumed or continued in connection with a Change in Control or exercised or settled prior to the Change in Control will terminate effective as of the time of the Change in Control. Subject to the restrictions of Section 409A of the Internal Revenue Code, the Committee may provide for the acceleration of vesting or settlement of any or all outstanding awards upon such terms and to such extent as it determines. The 2019 Plan also authorizes the Committee, in its discretion and without the consent of any participant, to cancel each or any award denominated in shares of stock upon a Change in Control in exchange for a payment to the participant with respect each vested share (and each unvested share if so determined by the Committee) subject to the canceled award of an amount equal to the excess of the consideration to be paid per share of common stock in the Change in Control transaction over the exercise price per share, if any, under the award.

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Awards Subject to Section 409A of the Internal Revenue Code. Certain awards granted under the 2019 Plan may be deemed to constitute “deferred compensation” within the meaning of Section 409A of the Internal Revenue Code, providing rules regarding the taxation of nonqualified deferred compensation plans, and the regulations and other administrative guidance issued pursuant to Section 409A. Any such awards will be required to comply with the requirements of Section 409A. Notwithstanding any provision of the 2019 Plan to the contrary, the Committee is authorized, in its sole discretion and without the consent of any participant, to amend the 2019 Plan or any award agreement as it deems necessary or advisable to comply with Section 409A.

Amendment, Suspension or Termination. The 2019 Plan will continue in effect until its termination by the Committee, provided that no awards may be granted under the 2019 Plan following the tenth anniversary of the 2019 Plan’s effective date, which will be the date on which it is approved by the stockholders. The Committee may amend, suspend, or terminate the 2019 Plan at any time, provided that no amendment may be made without stockholder approval that would increase the maximum aggregate number of shares of stock authorized for issuance under the 2019 Plan, change the class of persons eligible to receive incentive stock options or require stockholder approval under any applicable law. No amendment, suspension, or termination of the 2019 Plan may affect any outstanding award unless expressly provided by the Committee, and, in any event, may not have a materially adverse effect an outstanding award without the consent of the participant unless necessary to comply with any applicable law, regulation or rule, including, but not limited to, Section 409A of the Internal Revenue Code, or unless expressly provided in the terms and conditions governing the award.
Summary of U.S. Federal Income Tax Consequences
The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2019 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Internal Revenue Code. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

In general, the difference between the option exercise price and the fair market value of the shares on the date of exercise of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options are nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income upon receipt of such an option. Upon exercising a nonstatutory stock option, the participant normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the exercise date, will be taxed as capital gain or loss. We generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

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Stock Appreciation Rights. A participant recognizes no taxable income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

Restricted Stock. A participant acquiring restricted stock generally will recognize ordinary income equal to the excess of the fair market value of the shares on the “determination date” over the price paid, if any, for such shares. The “determination date” is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture (e.g., when they become vested). If the determination date follows the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Internal Revenue Code, to designate the date of acquisition as the determination date by filing an election with the Internal Revenue Service no later than thirty (30) days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

Restricted Stock Unit, Performance, Cash-Based and Other Stock-Based Awards. A participant generally will recognize no income upon the receipt of a restricted stock unit, performance share, performance unit, cash-based or other stock-based award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of any substantially vested shares of stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above under “Restricted Stock.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date (as defined above under “Restricted Stock”), will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

Deduction Limit on Compensation Paid by Health Insurance Providers. Section 162(m)(6) of the Internal Revenue Code provides that compensation in excess of $500,000 paid in any given year to any employee, director or any other individual who provides services for or on behalf of a covered health insurance provider is not deductible. Section 162(m)(6) of the Internal Revenue Code defines a “covered health insurance provider” as any employer that is a health insurance issuer receiving any amount of premiums from providing health insurance coverage. Code Section 162(m)(6) applies to current compensation paid. In addition, it applies in the year of payment to deferred compensation for services performed in 2010 or later. For purposes of this rule, deferred compensation includes payments under long-term incentive plans and equity plans such as stock options and stock appreciation rights.

✓	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 4 TO APPROVE THE 2019 PLAN.

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Proposal 5 - Approval of the Molina Healthcare, Inc.
2019 Employee Stock Purchase Plan
In 2011, Molina Healthcare established the 2011 Employee Stock Purchase Plan (the “2011 ESPP”). According to its terms, unless terminated earlier by the Board of Directors or unless all of the shares of common stock reserved for issuance under the 2011 ESPP are issued, the 2011 ESPP will terminate on April 27, 2021.
The Board believes that employees benefit from an investment in Molina Healthcare’s stock through the employee stock purchase plan. Accordingly, the Board of Directors, on January 30, 2019, unanimously approved the 2019 Employee Stock Purchase Plan (the “2019 ESPP”) attached hereto as Appendix C. The purpose of the 2019 ESPP is to offer an inducement to eligible employees to remain with Molina Healthcare by providing them with an opportunity to purchase shares of our stock at a discount under terms that can provide them favorable tax treatment. If approved, the 2019 ESPP will become effective May 8, 2019, and will replace the existing 2011 ESPP.
As of March 11, 2019, there were 731,001 shares available for issuance under the 2011 ESPP. The 2019 ESPP is proposed for adoption in order to replenish the number of shares available for issuance to eligible employees under an employee stock purchase plan. The number of shares available for purchase under the 2019 ESPP is 3,000,000, which includes the shares remaining under the 2011 ESPP. The material terms of the 2019 ESPP are substantially the same as the terms of the 2011 ESPP with the exception of the number of shares reserved for issuance, the termination date, and other conforming changes. The Board of Directors directed that the 2019 ESPP be submitted to our stockholders at the annual meeting for approval. If the stockholders approve the 2019 ESPP, it will become effective on the day of the annual meeting, and no further awards will be granted under the 2011 ESPP, which will be amended, restated, and merged into the 2019 ESPP.
Shares subject to the 2019 ESPP will be authorized but unissued shares. Shares required to satisfy the needs of the 2019 ESPP may be newly issued by us or acquired by purchase at our expense on the open market or in private transactions. The 2019 ESPP will be administered by the compensation committee. The compensation committee is authorized to make determinations with respect to the administration and interpretation of the 2019 ESPP, and to make such rules as may be necessary to carry out its provisions. The compensation committee may designate other persons to administer the 2019 ESPP as necessary for the proper administration of the plan. The compensation committee has discretion to set the terms of each offering, which includes, but is not limited to, the purchase price, the length of the offering period, and the grant date (subject to Treasury guidance under Section 423 of the Internal Revenue Code).
Eligibility to participate in the 2019 ESPP is limited to our employees and the employees of our current subsidiaries, but excludes: (i) any employee who is customarily employed for twenty (20) hours or less per week, (ii) employees who, together with any other person whose stock would be attributed to such person pursuant to Section 424(d) of the Internal Revenue Code, own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its participating affiliates (as defined in the 2019 Plan), or who would as a result of being granted an option under the 2019 ESPP hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its participating affiliates, (iii) our non-employee directors, (iv) any independent contractors who are not our employees.
As of December 31, 2018, the Company had approximately 11,000 employees, including the six named executive officers identified in this proxy statement, who would be eligible to participate in the 2019 ESPP.
Participation in the 2019 ESPP is voluntary, and an eligible employee may elect to participate as of the first day of an offering period by completing an enrollment form authorizing us to withhold certain amounts from the participant’s compensation and to apply those amounts to purchase shares of our common stock. Currently, the purchase price under the 2019 ESPP is equal to the lesser of 85% of the fair market value on the first business day or the last business day of the offering period, provided certain other requirements of Section 423 of the Internal Revenue Code are met.
A participant may increase or decrease the amount to be deducted from his or her compensation by filing a new enrollment form or may cease his or her participation in the 2019 ESPP at any time. Any change or cessation in the payroll deduction will be effective as of the payroll period following the date of the participant’s election, or as soon as administratively practicable thereafter. No participant may be granted options during any calendar year which permit his or her rights to purchase shares of our common stock with a fair market value as of the last business day of the applicable offering period of more than $25,000. This limit may be determined as of the first business day if required by Section 423 of the Internal Revenue Code.

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A participant has the right at any time to obtain a certificate (if our common stock is certificated) for the shares (including fractional shares) of our common stock credited to his or her account. A participant also has the right at any time to direct that any shares of our common stock in his or her account be sold and that the proceeds, less expenses of sale, be remitted to him or her. When a participant ceases to be a participant, he or she may elect to have his or her shares sold and the proceeds, after selling expenses, remitted to him or her or the participant may elect to have a certificate (if our common stock is certificated) for the shares of our common stock credited to the participant’s account forwarded to him or her.
As a condition of participation in the 2019 ESPP, each participant agrees to notify us if he or she sells or otherwise disposes of any of his or her shares of our common stock within two years after the last business day of the offering period during which such shares were purchased or within one year after the transfer of such shares.
The principal features of the 2019 ESPP are summarized in this proxy statement. Shareholders should read the 2019 ESPP attached to this proxy statement as Appendix C for a full statement of its legal terms and conditions.
New Plan Benefits
If the 2019 ESPP is approved, eligible employees may purchase shares of our common stock at their discretion, subject to the limitations described herein. Consequently, it is not possible for us to determine the amounts or benefits that our employees will receive under the 2019 ESPP at this time.
Federal Income Tax Consequences
The following is a brief summary of certain significant United States Federal income tax aspects of the shares purchased under the 2019 ESPP. This summary is not intended to be exhaustive and does not describe state, local or non-United States tax consequences.
The 2019 ESPP is intended to be eligible for the favorable tax treatment provided by Sections 421 and 423 of the Internal Revenue Code. There are no tax deductions available for amounts paid by participants to acquire shares under the plan. A participant will realize no income upon the purchase of common stock under the 2019 ESPP, and we will not be entitled to any deduction at the time of purchase of the shares. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the 2019 ESPP.
In the event that the shares are sold or otherwise disposed of more than two years after the beginning of the calendar year in which the shares were purchased and more than one year from the date of transfer of the shares to the participant, then the participant generally will recognize ordinary income measured as the lesser of (a) the actual gain or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the calendar year in which such shares were acquired. Any additional gain will be long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on the disposition will be long-term or short-term capital gain or loss, depending on the holding period. In the event any shares are held by a participant at the time of his or her death, he or she will recognize ordinary income for the taxable year ending with the date of the participant’s death as if he or she had sold the shares on the date of death, but the participant will be treated as having satisfied the holding period describe above.
We are not entitled to a deduction for amounts taxed to a participant, except to the extent a participant recognizes ordinary income by reason of a disposition of the shares prior to the expiration of the holding period described above. In all other cases no deduction is allowed.

✓	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 5 TO APPROVE THE 2019 ESPP.

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Proposal 6 - Ratification of the Appointment of Independent Registered Public Accounting Firm
Appointment
The firm of Ernst & Young LLP served as our independent registered public accounting firm for the year ended December 31, 2018. The audit committee has selected Ernst & Young LLP to continue in that capacity for 2019 and is submitting this matter to our stockholders for their ratification. In the event this proposal is not approved, a selection of another independent registered public accounting firm for us will be made by the audit committee. A representative of Ernst & Young LLP is expected to be present at the annual meeting, will be given an opportunity to make a statement if he or she desires and is expected to be available to respond to appropriate questions. Notwithstanding ratification by our stockholders, the audit committee reserves the right to replace our independent registered public accounting firm at any time.

✓	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.
Audit Committee Report
The audit committee (“committee”) operates under a charter that specifies the scope of the committee’s responsibilities and how it carries out those responsibilities.
The Board of Directors has determined that all four members of the committee are independent based upon the standards adopted by the Board, which incorporate the independence requirements under applicable laws, rules, and regulations.
Management is responsible for the financial reporting process, the system of internal controls, including internal control over financial reporting, risk management, and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. Ernst & Young LLP, the Company’s independent registered public accounting firm (“independent auditors”), is responsible for performing the integrated independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”), expressing an opinion as to the conformity of the financial statements with U.S. generally accepted accounting principles, and auditing management’s assessment of the effectiveness of internal control over financial reporting. The committee’s responsibility is to monitor and oversee these processes and procedures. The committee relies, without independent verification, on the information provided to it and on the representations made by management regarding the effectiveness of internal control over financial reporting, that the financial statements have been prepared with integrity and objectivity, and that such financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The committee also relies on the opinions of the independent auditors on the consolidated financial statements and the effectiveness of internal control over financial reporting.
The committee’s meetings facilitate communication among the members of the committee, management, the internal auditors, and the Company’s independent auditors. The committee separately met with each of the internal and independent auditors with and without management, to discuss the results of their examinations and their observations and recommendations regarding the Company’s internal controls. The committee also discussed with the Company’s independent auditors all communications required by generally accepted auditing standards.
The committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2018 with management, the internal auditors, and the Company’s independent auditors.
The committee has received the written disclosures required by PCAOB Rule 3526 — “Communication with Audit Committees Concerning Independence.” The committee discussed with the independent auditors any relationships that may have an impact on their objectivity and independence, and satisfied itself as to the auditors’ independence.
The committee has reviewed and approved the amount of fees paid to the independent auditors for audit, audit related, and tax compliance services. The committee concluded that the provision of services by the independent auditors is compatible with the maintenance of their independence.

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Based on the above-mentioned review and discussions, and subject to the limitations on our role and responsibilities described above and in the committee charter, the committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 (“Annual Report”) for filing with the SEC.

Audit Committee
Steven J. Orlando, CPA (inactive), Chair
Charles Z. Fedak, CPA, MBA
Richard M. Schapiro
Richard C. Zoretic
February 8, 2019

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Audit Committee’s Evaluation and Oversight of Independent Auditors
The audit committee engaged Ernst & Young LLP (“EY”) as our independent auditors for the year ending December 31, 2018. The audit committee is directly responsible for the appointment, compensation, retention, and oversight of the independent external audit firm retained to audit our financial statements. In order to assure the continuing independence of our auditors, the audit committee periodically evaluates whether there should be a regular rotation of the independent audit firm. The committee ensures that the mandated rotation of EY’s personnel occurs routinely and is directly involved in the selection of EY’s lead engagement partner.
Evaluation of Independent Auditors

The audit committee annually evaluates the performance of our independent auditors, including the senior audit engagement team, and determines whether to reengage the current independent auditors or consider other audit firms. Factors considered by the audit committee in deciding whether to retain the independent auditors include:

•	EY’s national capabilities;

•	EY’s technical expertise and knowledge of the Company’s operations and industry;

•	the quality and candor of EY’s communications with the audit committee and management;

•	EY’s independence;

•
the quality and efficiency of the services provided by EY, including input from management on EY’s performance and how effectively EY demonstrated its independent judgment, objectivity and professional skepticism;

•	external data on audit quality and performance, including recent PCAOB reports on EY and its peer firms; and

•	the appropriateness of EY’s fees, EY’s tenure as independent auditors, including the benefits of a longer tenure, and the controls and processes in place that help ensure EY’s continued independence.
The benefits of EY’s longer tenure include the following:

•
Enhanced audit quality - EY’s significant institutional knowledge and deep expertise of the Company’s business, accounting policies and practices and internal control over financial reporting enhance audit quality.

•	Competitive fees - because of EY’s familiarity with the Company, audit and other fees are competitive compared to EY’s peer companies.

•	Avoidance of costs associated with new auditor - engaging new independent auditors would be costly and require a significant time commitment which could lead to management distractions.
Additionally, the Company already has in place controls and processes that help ensure EY’s continued independence:

•
Audit Committee oversight - oversight includes regular private sessions with EY, discussion with EY about the scope of audit and business imperatives, a comprehensive annual evaluation when determining whether to reengage EY, and direct involvement by the audit committee and its chair in the selection of the lead assurance engagement partner and coordinating partner in connection with the mandated rotation of these positions.

•	Limits on non-audit services - the audit committee pre-approves audit and permissible non-audit services provided by EY in accordance with its pre-approval policy.

•
EY’s internal independence process - EY conducts periodic internal reviews of its audit and other work, assesses the adequacy of partners and other personnel working on the Company’s account and rotates the lead assurance engagement partner and other partners on the engagement consistent with independence requirements. A new lead engagement partner was designated starting with the 2014 audit.

•	Strong regulatory framework - EY, as an independent registered public accounting firm, is subject to PCAOB inspections, “Big 4” peer reviews, and PCAOB and SEC oversight.

Molina Healthcare, Inc. 2018 Proxy Statement | 67

Oversight of Independent Auditors

In its meetings with EY’s representatives, the audit committee asks them to address, and discusses their responses to, several questions that the audit committee believes are particularly relevant to its oversight.
These questions include:

•
Are there any significant accounting judgments or estimates made by management in preparing the financial statements that would have been made differently had the independent auditors prepared and been responsible for the financial statements?

•
Based on the independent auditors’ experience, and their knowledge of the Company, do the Company’s financial statements fairly present to investors, with clarity and completeness, the Company’s financial position and performance for the reporting period in accordance with generally accepted accounting principles and SEC disclosure requirements?

•	Based on the independent auditors’ experience, and their knowledge of the Company, has the Company implemented internal controls and internal audit procedures that are appropriate for the Company?
The audit committee believes that asking these questions to help focus its discussions with EY promotes a more meaningful dialogue that provides a basis for its oversight judgment.
The audit committee also discussed with the independent auditors those matters required to be discussed by the auditors with the audit committee under the rules adopted by the PCAOB. The audit committee received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communication with the audit committee concerning independence, and has discussed with the independent auditors their independence. The audit committee considered with the independent auditors whether the provision of non-audit services provided by them to the Company during 2018 was compatible with their independence.
Fees Paid to Independent Registered Public Accounting Firm
Ernst & Young LLP served as our independent registered public accountant during 2018 and 2017. Fees earned by Ernst & Young LLP for the years ended December 31, 2018 and 2017 were as follows:

	Year Ended December 31,
	2018	2017
	(In thousands)
Audit Fees(1)
Integrated audit of the financial statements and internal control over financial reporting (including audits of subsidiaries)	$4,112	$4,539
Quarterly reviews	251	247
Audit work relating to debt and equity offerings, including registration statements	—	92
Total audit fees	4,363	4,878
Audit-Related Fees(2)
State agreed-upon procedures report and audit work paper review	10	81
Service Organization Control 1 audits	866	804
Total audit-related fees	876	885
Tax Fees(2)
Federal and state hiring incentives	50	67
Routine on-call advisory services	20	56
Tax advisory services	37	—
Total tax fees	107	123
Total Fees	$5,346	$5,886

(1)	Includes fees related to the fiscal year audit and interim reviews, notwithstanding when the fees were billed or when the services were rendered.

Molina Healthcare, Inc. 2018 Proxy Statement | 68

(2)	Includes fees for services rendered from January through December of the fiscal year, notwithstanding when the fees were billed.
The audit committee has considered the nature of the services underlying these fees and does not consider them to be incompatible with the independent registered public accountant’s independence.
The audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that the Company will not engage its independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee, or the engagement is entered into pursuant to one of the pre-approval procedures described below. For each proposed service, the independent auditors are required to provide detailed supporting documentation at the time of approval to permit the audit committee to make a determination whether the provision of such service would impair the independent auditors’ independence.
From time to time, the audit committee may pre-approve specified types of services that are expected to be provided to the Company by its independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount. The audit committee has also delegated to the chairman of the audit committee the authority to approve audit or non-audit services to be provided to the Company by its independent registered public accounting firm. Any approval of services by the chairman of the audit committee pursuant to this delegated authority is reported on at the next meeting of the audit committee. All audit-related fees and tax fees for 2018 and 2017 were pre-approved by the audit committee or the audit committee chairman.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC, and to furnish us with copies of the forms they file pursuant to Section 16(a). Purchases and sales of our equity securities by such persons are published on our website at www.molinahealthcare.com. Based on our review of the copies of such reports, on our involvement in assisting our reporting persons with such filings, and on written representations from our reporting persons, we believe that, during 2018, each of our officers, directors, and greater than 10% stockholders complied with all such filing requirements on a timely basis.
As a practical matter, the Company assists its directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf.

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Security Ownership of Certain Beneficial Owners and Management
Security Ownership of Management
The following table sets forth the shares of Molina Healthcare common stock beneficially owned as of March 11, 2019 by (i) each of our named executive officers, (ii) each of our directors and nominees for directors, and (iii) our executive officers, directors, and nominees for directors as a group. Percentage ownership calculations are based on 62,629,548 shares outstanding as of March 11, 2019.

Name	Number of Shares Beneficially Owned(1)	Percentage of Outstanding Shares
Directors, Nominees for Directors, and Executive Officers:
Joseph M. Zubretsky(2)	209,382	*
Thomas L. Tran	15,526	*
Jeff D. Barlow	56,212	*
Pamela S. Sedmak	9,535	*
Mark L. Keim	20,249	*
Garrey E. Carruthers(3)	6,967	*
Daniel Cooperman(4)	22,720	*
Chuck Z. Fedak	18,937
Steven J. Orlando(5)	24,937	*
Ronna E. Romney(6)	22,207	*
Richard M. Schapiro	12,788	*
Dale B. Wolf(7)	25,687	*
Richard C. Zoretic	1,143	*
Barbara L. Brasier	0	*
All executive officers, directors, and nominees for directors as a group (16 persons)**	483,870	*

*	Denotes less than 1%.

**	Includes all Section 16 reporting persons.

(1)
As required by SEC regulation, the number of shares shown as beneficially owned includes shares which could be purchased within 60 days of March 11, 2019. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws, and the address of each of the named stockholders is c/o Molina Healthcare, Inc., 200 Oceangate, Suite 100, Long Beach, California 90802.

(2)	Mr. Zubretsky holds 375,000 options, with 125,000 options to purchase exercisable within 60 days of March 11, 2019.

(3)	All shares held by Carruthers Family Revocable Trust.

(4)	Consists of: 7,720 shares and 15,000 options.

(5)	Consists of: 23,437 shares held by Orlando Family Trust and 1,500 shares held by Mr. Orlando’s 401(k) plan.

(6)	All shares held by Ronna Romney Revocable Trust.

(7)	Consists of: 10,687 shares and 15,000 options.
Security Ownership of Principal Stockholders
The following table provides information about stockholders known to us to beneficially own more than five percent (5%) of Molina Healthcare’s outstanding shares of common stock, based solely on the information filed by such stockholders in 2019 for the year ended December 31, 2018 on Schedule 13G under the Exchange Act.

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Name	Number of Shares Beneficially Owned	Percentage of Outstanding Shares
Other Principal Stockholders:
T. Rowe Price Associates, Inc.(1)	6,525,221	10.40%
The Vanguard Group(2)	5,940,241	9.52%
BlackRock, Inc.(3)	5,743,870	9.20%
FMR, LLC(4)	4,913,101	7.87%
Renaissance Technologies LLC/Renaissance Technologies Holding Corporation(5)	3,989,555	6.39%
SMALLCAP World Fund, Inc.(6)	3,905,187	6.20%
Capital World Investors(7)	3,655,314	5.80%
Capital Research Global Investors(8)	3,136,620	5.00%

(1)	Based on the Schedule 13G/A filed by such stockholder on February 14, 2019. Such stockholder’s address is 100 East Pratt Street, Baltimore, Maryland 21202.

(2)	Based on the Schedule 13G/A filed by such stockholder on February 11, 2019. Such stockholder’s address is 100 Vanguard Boulevard, Malvern, PA 19355.

(3)	Based on the Schedule 13G/A filed by such stockholder on February 6, 2019. Such stockholder’s address is 55 East 52nd Street, New York, NY 10055.

(4)	Based on the Schedule 13G filed by such stockholder on February 13, 2019. Such stockholder’s address is 245 Summer Street, Boston, MA 02210.

(5)	Based on the Schedule 13G filed by such stockholder on February 12, 2019. Such stockholder’s address is 800 Third Avenue, New York, NY 10022.

(6)	Based on the Schedule 13G filed by such stockholder on February 14, 2019. Such stockholder’s address is 6455 Irvine Center Drive, Irvine, CA 92618.

(7)	Based on the Schedule 13G/A filed by such stockholder on February 14, 2019. Such stockholder’s address is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.

(8)	Based on the Schedule 13G filed by such stockholder on February 14, 2019. Such stockholder’s address is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.
Securities Authorized for Issuance Under Equity Compensation Plans (as of December 31, 2018)

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Plan Category
Equity compensation plans approved by security holders	405,000 (1)	$64.79	2,041,230 (2)

(1)	Options to purchase shares of our common stock issued under the 2011 Equity Incentive Plan.

(2)	Includes shares remaining available to issue under the 2011 Equity Incentive Plan, and the 2011 Employee Stock Purchase Plan.
Management Analysis of Material Effects of Compensation Plans
Management has concluded that the Company’s compensation plans are not reasonably likely to have a material adverse effect on the Company.

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Householding
Under SEC rules, a single set of annual reports and proxy statements may be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. In accordance with a notice sent to certain stockholders who shared a single address, only one annual report and proxy statement will be sent to that address unless any stockholder at that address requested that multiple sets of documents be sent. However, if any stockholder who agreed to householding wishes to receive a separate annual report or proxy statement for 2019 or in the future, he or she may telephone toll-free 1-866-540-7095 or write to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Stockholders sharing an address who wish to receive a single set of reports may do so by contacting their banks or brokers, if they are beneficial holders, or by contacting Broadridge Financial Solutions, Inc. at the address set forth above, if they are record holders.
Other Matters
The Board of Directors knows of no other matters that will be presented for consideration at the meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Dale B. Wolf
Chairman of the Board
Dated: March 26, 2019

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Questions and Answers About our Annual Meeting
How many votes are needed for each proposal and what are the effects of abstentions, broker non-votes, and unmarked proxy cards?

Proposal	Votes Required for Approval	Effect of Abstention	Broker Non-Votes	Unmarked/Signed Proxy Cards
To elect three Class II directors to hold office until the 2022 annual meeting.(1) (Proposal 1 on the proxy card)	The number of votes cast “For” a nominee exceed the number of votes cast “Against” that nominee(2)	No effect	Not voted, No effect(3)	Counted as “For”
To consider and approve, on a non-binding, advisory basis, the compensation of our named executive officers. (Proposal 2 on the proxy card)	Majority of shares present in person or by proxy and entitled to vote	Counted as “Against”	Not voted, No effect(3)	Counted as “For”
To adopt amendments to the Company’s Certificate of Incorporation, as amended, to phase out and eliminate the classified Board of Directors to provide for the annual election of all directors.
   (Proposal 3 on the proxy card)
	Majority of shares outstanding and entitled to vote	Counted as “Against”	Counted as “Against”(3)	Counted as “For”
To approve the Molina Healthcare, Inc. 2019 Equity Incentive Plan (Proposal 4 on the proxy card)	Majority of shares present in person or by proxy and entitled to vote	Counted as “Against”	Not voted, No effect(3)	Counted as “For”
To approve the Molina Healthcare, Inc. 2019 Employee Stock Purchase Plan (Proposal 5 on the proxy card)	Majority of shares present in person or by proxy and entitled to vote	Counted as “Against”	Not voted, No effect(3)	Counted as “For”
To ratify the appointment of Ernst & Young LLP (Proposal 6 on the proxy card)	Majority of shares present in person or by proxy and entitled to vote	Counted as “Against”	Counted as “Against”(4)	Counted as “For”
(1) The Company’s bylaws provide for a majority vote standard for an uncontested election of directors (i.e., an election where the number of nominees for director does not exceed the number of directors to be elected).
(2) If an incumbent director is not elected due to failure to receive a majority of the votes cast, and his or her successor is not otherwise elected and qualified, such director shall tender his or her offer of resignation promptly following the certification of the election results. Within 90 days from the certification of the vote, the corporate governance and nominating committee will make a recommendation to the Board of Directors with respect to any such tendered resignation, and the Board of Directors will act on such committee’s recommendation and publicly disclose its decision and the rationale behind it.
(3) Proposals 1, 2, 3, 4, and 5 are not considered routine matters under the NYSE rules, and brokers are not permitted to vote on such proposals if the beneficial owners fail to provide voting instructions.
(4) Proposal 6 is considered a routine matter under the NYSE rules, and brokers are permitted to vote in their discretion on such proposal if the beneficial owners fail to provide voting instructions.

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Who is soliciting my vote?
The Board of Directors of Molina Healthcare, Inc. is soliciting your vote at the 2019 annual meeting of Molina Healthcare’s stockholders.
What will I be voting on?
You will be voting on the following matters:

1.	The election of three Class II directors to hold office until the 2022 annual meeting;

2.	The compensation of our named executive officers (as an advisory vote);

3.	The amendment of our Certificate of Incorporation and the amendment and restatement of our bylaws to declassify the Board;

4.	The approval of the Molina Healthcare, Inc. 2019 Equity Incentive Plan;

5.	The approval of the Molina Healthcare, Inc. 2019 Employee Stock Purchase Plan; and

6.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2019; and

7.	Any other matters properly brought before the meeting or any adjournment or postponement thereof.
Why did I not receive my proxy materials in the mail?
As permitted by rules of the SEC, we are making this proxy statement and our Annual Report available to our stockholders electronically via the Internet. The “e-proxy” process expedites your receipt of proxy materials and lowers the costs and reduces the environmental impact of the annual meeting.
On or about March 26, 2019, we mailed to stockholders of record as of the close of business on March 11, 2019 a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access this proxy statement, our Annual Report and other soliciting materials via the Internet. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy statement and our Annual Report. The Notice also instructs you on how you may submit your proxy. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions included in the Notice for requesting such materials.

How many votes do I have?
You will have one vote for every share of our common stock you owned on March 11, 2019, which is the record date for the annual meeting.
How many votes can be cast by all stockholders?
62,629,548 consisting of one vote for each share of our common stock that was outstanding on the record date. There is no cumulative voting.
How many votes must be present to hold the meeting?
A majority of the votes that can be cast, or 31,314,775 votes. We urge you to vote by proxy even if you plan to attend the annual meeting so that we will know as soon as possible whether enough votes will be present for us to hold the meeting.
How do I vote?
You can vote either in person at the annual meeting or by proxy whether or not you attend the annual meeting. To vote by proxy, you must:

•	fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope;

•	vote by telephone (instructions are on the proxy card); or

•	vote by Internet (instructions are on the proxy card).
To ensure that your vote is counted, please remember to submit your vote by May 7, 2019, the day before the annual meeting.
If you want to vote in person at the annual meeting and you hold your shares through a securities broker (that is, in street name), you must obtain a proxy from your broker and bring that proxy to the meeting.
Can I change my vote or revoke my proxy?
Yes. Just send in a new proxy card with a later date, or cast a new vote by telephone or Internet, or send a written notice of revocation to Molina Healthcare’s Corporate Secretary at 200 Oceangate, Suite 100, Long Beach, California 90802. If you attend the annual meeting and want to vote in person, you can request that your previously submitted proxy not be used.

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What if I do not vote for the six proposals listed on my proxy card?
If you return a signed proxy card without indicating your vote, in accordance with the Board’s recommendation, your shares will be voted as follows:

1.	For the three director nominees listed on the card;

2.	For the approval, on a non-binding, advisory basis, the compensation of our named executive officers;

3.	For the approval, to amend our Certificate of Incorporation and amend and restate our bylaws to declassify the Board;

4.	For the approval of the Molina Healthcare, Inc. 2019 Equity Incentive Plan;

5.	For the approval of the Molina Healthcare, Inc. 2019 Employee Stock Purchase Plan; and

6.	For the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2019.
Can my broker vote my shares for me on each of the proposals?
Proposals 1, 2, 3, 4, and 5 are not considered routine matters under NYSE rules, and brokers will not be permitted to vote on such proposals if the beneficial owners fail to provide voting instructions. Please vote your proxy so your vote can be counted.
Proposal 6 is considered a routine matter under the NYSE rules on which brokers will be permitted to vote in their discretion even if the beneficial owners do not provide voting instructions.
Can my shares be voted if I do not return my proxy card and do not attend the annual meeting?
If you do not vote your shares held in street name, your broker can vote your shares on matters that the NYSE has ruled discretionary. As noted above, Proposals 1, 2, 3, 4, and 5 are not discretionary items. However, Proposal 6 (to ratify the appointment of Ernst & Young LLP) is a discretionary item, and thus NYSE member brokers that do not receive instructions from beneficial owners may vote such shares at their discretion for such proposal.
If you do not vote the shares registered directly in your name, not in the name of a bank or broker, your shares will not be voted.

Could other matters be decided at the annual meeting?
We do not know of any other matters that will be considered at the annual meeting. If any other matters are properly brought before the meeting (including any adjournment or postponement thereof), the proxies will be voted at the discretion of the proxy holders.
What happens if the meeting is postponed or adjourned?
Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.
Do I need proof of stock ownership to attend the annual meeting?
Yes, you will need proof of ownership of common stock to enter the meeting.
When you arrive at the annual meeting, you may be asked to present photo identification, such as a driver’s license. If you are a stockholder of record, you will be on the list of Molina Healthcare’s registered stockholders. If your shares are held in the name of a bank, broker, or other holder of record, a recent brokerage statement or letter from a bank or broker is an example of proof of ownership. In accordance with our discretion, we may admit you only if we are able to verify that you are a Molina Healthcare stockholder.
How can I access Molina Healthcare’s proxy materials and 2018 Annual Report electronically?
This proxy statement and our Annual Report are available on Molina Healthcare’s website at www.molinahealthcare.com. From the Molina home page, click on “About Molina,” then click on “Investors,” and this proxy statement and our Annual Report can be found under the heading “Annual Reports, Filings & Statements.”
Most stockholders can elect not to receive paper copies of future proxy statements and annual reports and can instead view those documents on the Internet. If you are a stockholder of record, you can choose this option and save Molina Healthcare the cost of producing and mailing these documents by following the instructions provided when you vote over the Internet. If you hold your shares through a bank, broker, or other holder of record, please refer to the information provided by that entity for instructions on how to elect not to receive paper copies of future proxy statements and annual reports. If you choose not to receive paper copies of future proxy statements and annual reports, you will receive an e-mail

Molina Healthcare, Inc. 2018 Proxy Statement | 75

message next year containing the Internet address to use to access the proxy statement and annual report. Your choice will remain in effect until you tell us otherwise.
Where can I find the voting results?
We intend to announce preliminary voting results at the annual meeting. We will publish the final results in a current report on Form 8-K, which we expect to file within four business days after the annual meeting is held. You can obtain a copy of the Form 8-K by logging on to our website at www.molinahealthcare.com, or through the EDGAR system maintained by the SEC, at www.sec.gov. Information on our website does not constitute part of this proxy statement.
Who pays the costs of the annual meeting and the solicitation of proxies?
Molina Healthcare pays the cost of the annual meeting and the cost of soliciting proxies. In addition to soliciting proxies by mail, Molina Healthcare may solicit proxies by telephone and similar means. No director, officer, or employee of Molina Healthcare will be specially compensated for these activities. Molina Healthcare also intends to request that brokers, banks, and other nominees solicit proxies from their principals and will pay the brokers, banks, and other nominees certain expenses they incur for such activities.
How can I present a proposal for next year’s annual meeting?
Stockholder proposals (excluding nominations for director), submitted for inclusion in our proxy statement for our next annual meeting of stockholders must comply with the applicable requirements of Rule 14a-8 under the Exchange Act, and must be delivered in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2020 annual meeting of stockholders, our Corporate Secretary must receive written notice of such proposal no later than November 27, 2019.
Pursuant to our bylaws, stockholders wishing to present any proposal, including nominations for director, for consideration at our next annual meeting of stockholders (but not include it in our proxy statement for our 2020 annual meeting of stockholders) must provide written notice of such proposal to our Corporate Secretary between January 9, 2020 and February 8, 2020, and comply with the other applicable provisions of our bylaws.
Eligible stockholders also have the ability to submit director nominees for inclusion in our proxy statement at the 2020 annual meeting of stockholders.  As described in our bylaws, to be eligible, stockholders must have owned at least three percent (3%) of our shares of common stock for at least three (3) years.  Up to twenty (20) stockholders will be able to aggregate for this purpose.  Nominations must be submitted to our Corporate Secretary at our principal executive offices no earlier than October 28, 2019 and no later than November 27, 2019.
All stockholder proposals must be submitted to our Corporate Secretary at our principal executive offices at 200 Oceangate, Suite 100, Long Beach, California 90802 by the applicable dates specified above. You can obtain a copy of our bylaws by writing to our Corporate Secretary at the foregoing address.
Where can I obtain a copy of the Annual Report?
If you received these materials by mail, you should have also received with them our Annual Report. Our Annual Report is also available on Molina Healthcare’s website at www.molinahealthcare.com as described above. We urge you to read these documents carefully. In accordance with the rules of the SEC, the Company’s performance graph appears in Part II, Item 5, under the subheading “Stock Performance Graph,” of our Annual Report.

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Certificate of Amendment to the
Certificate of Incorporation
Of
Molina Healthcare, Inc.
Pursuant to §242 of the General Corporation Law
of the State of Delaware
The undersigned, for purposes of amending the Certificate of Incorporation, as amended (the “Certificate”) of Molina Healthcare, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:
FIRST: The name of the corporation is Molina Healthcare, Inc. (the “Corporation”).
SECOND: Article V, Paragraph B of the Certificate is hereby amended to read in its entirety, as follows:
B.    Subject to the special rights of the holders of any class or series of stock to elect directors:
1.    Until the election of directors at the Corporation’s annual meeting of stockholders in 2022, pursuant to Section 141(d) of the Delaware Corporation Law, the Board of Directors shall be divided into three classes of directors, Class I, Class II, and Class III (each class as nearly equal in number as possible). Each director elected at or prior to the Corporation’s annual meeting of stockholders in 2019 shall be elected for a term expiring on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected. Each Class III director elected at the Corporation’s annual meeting of stockholders in 2020 shall be elected to a one-year term expiring at the Corporation’s annual meeting of stockholders in 2021. Each Class III and Class I director elected at the Corporation’s annual meeting of stockholders in 2021 shall be elected to a one-year term expiring at the Corporation’s annual meeting of stockholders in 2022. Commencing with the Corporation’s annual meeting of stockholders in 2022, the Board of Directors shall no longer be divided into classes, and all directors shall be elected for a one-year term expiring at the next annual meeting of stockholders.
2.    Prior to the Corporation’s annual meeting of stockholders in 2022, if the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. In no case will a decrease in the number of directors shorten the term of any incumbent director. Except as otherwise provided in the bylaws of the Corporation, the directors shall be elected at the annual meeting of the stockholders, and each director elected shall hold office until the annual meeting of stockholders at which that director’s term expires and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal.
3.     Any director or the whole Board of Directors may be removed from office at any time with the affirmative vote of the holders of a majority of the voting power of the then issued and outstanding shares of the Corporation’s stock entitled to vote at an election of directors; provided, however, (i) until the Board of Directors ceases to be classified at the Corporation’s annual meeting of stockholders in 2022, such removal may only be for cause, and (ii) commencing with the Corporation’s annual meeting of stockholders in 2022, such removal may be with or without cause.
THIRD: Except as expressly amended herein, all other provisions of the Certificate shall remain in full force and effect.
FOURTH: That the foregoing amendments were duly adopted by the Board of Directors and by the stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Corporation, does hereby execute this Certificate of Amendment to the Certificate of Incorporation, as amended, this [    ] day of [ ], 2019.
MOLINA HEALTHCARE, INC.

Appendix A - 77

By: _______________________
     Name:
Title:

Appendix A - 78

Molina Healthcare, Inc. 2019 Equity Incentive Plan
Effective as of May 8, 2019

1.	ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1    Establishment. Molina Healthcare, Inc. previously adopted the Molina Healthcare, Inc. 2011 Equity Incentive Plan (the “2011 Plan”), most recently amended and restated as of January 1, 2017. The 2011 Plan is hereby amended, restated, and merged into the Molina Healthcare, Inc. 2019 Equity Incentive Plan (the “Plan”) effective as of May 8, 2019, the date of its approval by the stockholders of the Company (the “Effective Date”).

1.2    Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Purchase Rights, Restricted Stock Bonuses, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards.

1.3    Term of Plan. The Plan shall continue in effect until its termination by the Committee; provided, however, that all Awards shall be granted, if at all, within ten (10) years from the Effective Date.

2.	DEFINITIONS AND CONSTRUCTION.

2.1     Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)    “Affiliate” means (i) a parent entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) a subsidiary entity, other than a Subsidiary Corporation, that is controlled by the Company directly or indirectly through one or more intermediary entities. For this purpose, the terms “parent,” “subsidiary,” “control” and “controlled by” shall have the meanings assigned such terms for the purposes of registration of securities on Form S-8 under the Securities Act.

(b)    “Award” means any Option, Stock Appreciation Right, Restricted Stock Purchase Right, Restricted Stock Bonus, Restricted Stock Unit, Performance Share, Performance Unit, Cash-Based Award or Other Stock-Based Award granted under the Plan.

(c)    “Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions applicable to an Award.

(d)    “Board” means the Board of Directors of the Company.

(e)    “Cash-Based Award” means an Award denominated in cash and granted pursuant to Section 11.

(f)    “Cause” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between a Participant and a Participating Company applicable to an Award, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (ii) the Participant’s material failure to abide by a Participating Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating Company’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment, service, non-disclosure, non-competition, non-solicitation

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or other similar agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Participating Company.

(g)    “Change in Control” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between the Participant and a Participating Company applicable to an Award (including, without limitation, the Molina Healthcare, Inc. Amended and Restated Change in Control Severance Plan), the occurrence of any of the following:
(i)any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total Fair Market Value or total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of Directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (A) an acquisition by any person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (B) any acquisition directly from the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (C) any acquisition by the Company, (D) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (E) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or
(ii)an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1(bb)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or
(iii)approval by the stockholders of a plan of complete liquidation or dissolution of the Company; provided, however, that a Change in Control shall be deemed not to include a transaction described in subsections (i) or (ii) of this Section 2.1(g) in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors.
For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

(h)    “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations or administrative guidelines promulgated thereunder.

(i)    “Committee” means the Compensation Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

(j)    “Company” means Molina Healthcare, Inc., a Delaware corporation, or any successor corporation thereto.

(k)    “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on Form S-8 under the Securities Act.

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(l)    “Director” means a member of the Board.

(m)    “Disability” means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.

(n)    “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

(o)    “Employee” means any person treated as an employee (including an Officer or a member of the Board who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a member of the Board nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

(p)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)    “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i)    Except as otherwise determined by the Committee, if, on such date, the Stock is listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

(ii)    Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value of a share of Stock on the basis of the opening, closing, or average of the high and low sale prices of a share of Stock on such date or the preceding trading day, the actual sale price of a share of Stock received by a Participant, any other reasonable basis using actual transactions in the Stock as reported on a national or regional securities exchange or quotation system, or on any other basis consistent with the requirements of Section 409A. The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan to the extent consistent with the requirements of Section 409A.

(iii)    If, on such date, the Stock is not listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A.

(r)    “Full Value Award” means any Award settled in Stock, other than (i) an Option, (ii) a Stock Appreciation Right, or (iii) a Restricted Stock Purchase Right or an Other Stock-Based Award under which the Company will receive monetary consideration equal to the Fair Market Value (determined on the effective date of grant) of the shares subject to such Award.

(s)    “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

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(t)    “Incumbent Director” means a director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but excluding a director who was elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company).

(u)    “Insider” means an Officer, Director or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(v)    “Net Exercise” means a procedure pursuant to which (i) the Company will reduce the number of shares otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised, and (ii) the Participant shall pay to the Company in cash the remaining balance of such aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.

(w)    “Nonemployee Director” means a Director who is not an Employee.

(x)    “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an incentive stock option within the meaning of Section 422(b) of the Code.

(y)    “Officer” means any person designated by the Board as an officer of the Company.

(z)    “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(aa)    “Other Stock-Based Award” means an Award denominated in shares of Stock and granted pursuant to Section 11.

(bb)    “Ownership Change Event” means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of Directors; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

(cc)    “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(dd)     “Participant” means any eligible person who has been granted one or more Awards.

(ee)    “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

(ff)    “Participating Company Group” means, at any point in time, the Company and all other entities collectively which are then Participating Companies.

(gg)    “Performance Award” means an Award of Performance Shares or Performance Units.

(hh)    “Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 10.3 which provides the basis for computing the value of a Performance Award at one or more levels of attainment of applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

(ii)    “Performance Goal” means a performance goal established by the Committee pursuant to Section 10.3.

(jj)    “Performance Period” means a period established by the Committee pursuant to Section 10.3 at the end of which one or more Performance Goals are to be measured.

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(kk)    “Performance Share” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Share, as determined by the Committee, based upon attainment of applicable Performance Goal(s).

(ll)    “Performance Unit” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon attainment of applicable Performance Goal(s).

(mm)    “Restricted Stock Award” means an Award of a Restricted Stock Bonus or a Restricted Stock Purchase Right.

(nn)    “Restricted Stock Bonus” means Stock granted to a Participant pursuant to Section 8.

(oo)    “Restricted Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to Section 8.

(pp)    “Restricted Stock Unit” means a right granted to a Participant pursuant to Section 9 to receive on a future date or event a share of Stock or cash in lieu thereof, as determined by the Committee.

(qq)    “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(rr)    “SAR” or “Stock Appreciation Right” means a right granted to a Participant pursuant to Section 7 to receive payment, for each share of Stock subject to such Award, of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the Award over the exercise price thereof.

(ss)    “Section 409A” means Section 409A of the Code.

(tt)    “Section 409A Deferred Compensation” means compensation provided pursuant to an Award that constitutes nonqualified deferred compensation within the meaning of Section 409A.

(uu)    “Securities Act” means the Securities Act of 1933, as amended.

(vv)    “Service” means a Participant’s employment or service with the Participating Company Group, whether as an Employee, a Director or a Consultant. Unless otherwise provided by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have been interrupted or terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, unless otherwise provided by the Committee, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(ww)    “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

(xx)    “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(yy)    “Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

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(zz)    “Trading Compliance Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.

(aaa)    “Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s monetary purchase price, if any, for such shares upon the Participant’s termination of Service.

2.2    Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.	ADMINISTRATION.

3.1    Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in the administration of the Plan shall be paid by the Company.

3.2    Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election. To the extent permitted by applicable law, the Committee may, in its discretion, delegate to a committee comprised of one or more Officers the authority to grant one or more Awards, without further approval of the Committee, to any Employee, other than a person who, at the time of such grant, is an Insider, and to exercise such other powers under the Plan as the Committee may determine; provided, however, that (a) the Committee shall fix the maximum number of shares subject to Awards that may be granted by such Officers, (b) each such Award shall be subject to the terms and conditions of the appropriate standard form of Award Agreement approved by the Board or the Committee and shall conform to the provisions of the Plan, and (c) each such Award shall conform to such other limits and guidelines as may be established from time to time by the Committee.

3.3    Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.4    Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a)to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock, units or monetary value to be subject to each Award;

(b)    to determine the type of Award granted;

(c)    to determine the Fair Market Value of shares of Stock or other property;

(d)    to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the

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withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Measures, Performance Period, Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e)    to determine whether an Award will be settled in shares of Stock, cash, other property, or in any combination thereof;

(f)    to approve one or more forms of Award Agreement;

(g)    to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(h)    to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

(i)to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards; and

(j)    to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

3.5    Option or SAR Repricing. Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Committee shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs having exercise prices per share greater than the then Fair Market Value of a share of Stock (“Underwater Awards”) and the grant in substitution therefore of new Options or SARs having a lower exercise price, Full Value Awards or payments in cash, or (b) the amendment of outstanding Underwater Awards to reduce the exercise price thereof. This Section shall not apply to adjustments pursuant to the assumption of or substitution for an Option or SAR in a manner that would comply with Section 424(a) or Section 409A of the Code or to an adjustment pursuant to Section 4.2.

3.6    Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.    SHARES SUBJECT TO PLAN.

4.1    Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall 2,900,000, which shall consist of 2,009,222 newly authorized but unissued shares of Stock under the Plan and 890,778 authorized but unissued

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shares of Stock under the 2011 Plan, and the shares of Stock underlying any Awards which are reacquired by the Company, forfeited, or cancelled, satisfied without the issuance of Stock, or otherwise terminated (other than by exercise) without the issuance of Stock, or any combination thereof, under the Plan or the 2011 Plan.

4.2    Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, in the Award limits set forth in Section 5.3 and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to a Change in Control) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The Committee in its discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods. The adjustments determined by the Committee pursuant to this Section shall be final, binding and conclusive.

4.3    Assumption or Substitution of Awards. The Committee may, without affecting the number of shares of Stock available pursuant to Section 4.1, authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A and any other applicable provisions of the Code.

5.    ELIGIBILITY, PARTICIPATION AND AWARD LIMITATIONS.

5.1    Persons Eligible for Awards. Awards may be granted only to Employees, Consultants and Directors.

5.2    Participation in the Plan. Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.3    Award Limitations.

(a)Incentive Stock Option Limitations.
(i)Maximum Number of Shares Issuable Pursuant to Incentive Stock Options. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed 2,900,000. The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options shall be the number of shares determined in accordance with Section 4.1.
(ii)Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option.
(iii)Fair Market Value Limitation. To the extent that Options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for Stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such Options which exceeds such amount shall be

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treated as Nonstatutory Stock Options. For purposes of this Section, Options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of Stock shall be determined as of the time the Option with respect to such Stock is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise, shares issued pursuant to each such portion shall be separately identified.

(b)    Nonemployee Director Award Limits. Subject to adjustment as provided in Section 4.2, the maximum number of shares subject to Awards granted to the Nonemployee Directors within any fiscal year of the Company may not exceed the number of shares having an aggregate Fair Market Value as of the date of the Award of $3,330,000, and the maximum number of shares subject to one or more Awards granted to any individual Nonemployee Director within any fiscal year of the Company may not exceed the number of shares having an aggregate annual Fair Market Value as of the date of the Award of $330,000.

6.    STOCK OPTIONS.

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1    Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner that would qualify under the provisions of Section 409A or 424(a) of the Code.

6.2    Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option and (c) no Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such Option (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, each Option shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.3    Payment of Exercise Price.

(a)    Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price (a “Stock Tender Exercise”), (iii) by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), (iv) by delivery of a properly executed notice electing a Net Exercise, (v) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (vi) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing

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forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b)Limitations on Forms of Consideration.
(i)Stock Tender Exercise. Notwithstanding the foregoing, a Stock Tender Exercise shall not be permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. If required by the Company, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for a period of time required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.
(ii)Cashless Exercise. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

6.4    Effect of Termination of Service.

(a)    Option Exercisability. Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Committee, an Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate. The Committee may designate an exercise period in any applicable Award Agreement that differs from this Section 6.4(a); provided, however, (i) such exercise period complies with any applicable law, rules and regulations and (ii) if such exercise period does not meet the limitations of Section 422 of the Code regarding post-termination of employment exercise periods, such Option shall be treated as a Nonstatutory Stock Option, notwithstanding any designation to the contrary.

(i)    Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”).

(ii)    Death. If the Participant’s Service terminates because of the death of the Participant, then (A) the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date, and (B) solely for the purposes of determining the number of vested shares subject to the Option as of the date on which the Participant’s Service terminated, the Participant shall be credited with an additional twelve (12) months of Service. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant’s termination of Service; provided, however, that the Participant shall not be credited with additional months of Service if the Participant dies after the Participant’s Service has otherwise terminated.

(iii)Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause or if, following the Participant’s termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act.

(iv)    Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration

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of three (3) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

(b)    Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 6.4(a) is prevented by the provisions of Section 14 below, the Option shall remain exercisable until the later of (i) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (ii) the end of the applicable time period under Section 6.4 (a), but in any event no later than the Option Expiration Date.

6.5    Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, an Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act or, in the case of an Incentive Stock Option, only as permitted by applicable regulations under Section 421 of the Code in a manner that does not disqualify such Option as an Incentive Stock Option.

7.    STOCK APPRECIATION RIGHTS.

Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

7.1    Types of SARs Authorized. SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may only be granted concurrently with the grant of the related Option.

7.2    Exercise Price. The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR. Notwithstanding the foregoing, an SAR may be granted with an exercise price lower than the minimum exercise price set forth above if such SAR is granted pursuant to an assumption or substitution for another stock appreciation right in a manner that would qualify under the provisions of Section 409A of the Code.

7.3    Exercisability and Term of SARs.

(a)Tandem SARs. Tandem SARs shall be exercisable only at the time and to the extent that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.

(b)    Freestanding SARs. Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that (i) no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR and (b) no Freestanding SAR granted to an Employee who is a non-exempt employee for purposes of the Fair

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Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such SAR (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of a Freestanding SAR, each Freestanding SAR shall terminate ten (10) years after the effective date of grant of the SAR, unless earlier terminated in accordance with its provisions.

7.4    Exercise of SARs. Upon the exercise (or deemed exercise pursuant to Section 7.5) of an SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made (a) in the case of a Tandem SAR, solely in shares of Stock in a lump sum upon the date of exercise of the SAR and (b) in the case of a Freestanding SAR, in cash, shares of Stock, or any combination thereof as determined by the Committee, in a lump sum upon the date of exercise of the SAR. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of Section 7, an SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant or as otherwise provided in Section 7.5.

7.5    Deemed Exercise of SARs. If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

7.6    Effect of Termination of Service. Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee, an SAR shall be exercisable after a Participant’s termination of Service only to the extent and during the applicable time period determined in accordance with Section 6.4 (treating the SAR as if it were an Option) and thereafter shall terminate.

7.7    Transferability of SARs. During the lifetime of the Participant, an SAR shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Award, a Tandem SAR related to a Nonstatutory Stock Option or a Freestanding SAR shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act.

8.    RESTRICTED STOCK AWARDS.

Restricted Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Restricted Stock Bonus or a Restricted Stock Purchase Right and the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. Award Agreements evidencing Restricted Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

8.1    Types of Restricted Stock Awards Authorized. Restricted Stock Awards may be granted in the form of either a Restricted Stock Bonus or a Restricted Stock Purchase Right. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of or satisfaction of Vesting Conditions applicable to a Restricted Stock Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

8.2    Purchase Price. The purchase price for shares of Stock issuable under each Restricted Stock Purchase Right shall be established by the Committee in its discretion. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Restricted Stock Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration

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in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to a Restricted Stock Award.

8.3    Purchase Period. A Restricted Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Restricted Stock Purchase Right.

8.4    Payment of Purchase Price. Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Restricted Stock Purchase Right shall be made (a) in cash, by check or in cash equivalent, (b) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (c) by any combination thereof.

8.5    Vesting and Restrictions on Transfer. Shares issued pursuant to any Restricted Stock Award shall be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award; provided that, with respect to all Restricted Stock Awards other than those made to any Nonemployee Director, (i) the Vesting Conditions for non-performance based Restricted Stock Awards shall provide that the vesting period be at least three years, over which period vesting may be pro-rata in the manner specified in the Award Agreement and (ii) the Vesting Conditions for performance-based Restricted Stock Awards shall provide that the vesting period be at least one year.

During any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event or as provided in Section 8.8. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Stock Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Trading Compliance Policy. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

8.6    Voting Rights; Dividends and Distributions. Except as provided in this Section, Section 8.5 and any Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however, that if so determined by the Committee and provided by the Award Agreement, such dividends and distributions shall be subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid, and otherwise shall be paid no later than the end of the calendar year in which such dividends or distributions are paid to stockholders (or, if later, the 15th day of the third month following the date such dividends or distributions are paid to stockholders). In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

8.7    Effect of Termination of Service. Unless otherwise provided by the Committee in the Award Agreement evidencing a Restricted Stock Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then (a) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Restricted Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service and (b) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

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8.8    Nontransferability of Restricted Stock Award Rights. Rights to acquire shares of Stock pursuant to a Restricted Stock Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

9.    RESTRICTED STOCK UNIT AWARDS.

Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall from time to time establish. Award Agreements evidencing Restricted Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

9.1    Grant of Restricted Stock Unit Awards. Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

9.2    Purchase Price. No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Restricted Stock Unit Award.

9.3    Vesting. Restricted Stock Unit Awards may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to the Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then the satisfaction of the Vesting Conditions automatically shall be determined on the first to occur of (a) the next trading day on which the sale of such shares would not violate the Trading Compliance Policy or (b) the later of (i) last day of the calendar year in which the original vesting date occurred or (ii) the last day of the Company’s taxable year in which the original vesting date occurred.

9.4    Voting Rights, Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalent Rights, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock. The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or

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additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

9.5    Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Restricted Stock Unit Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.

9.6    Settlement of Restricted Stock Unit Awards. The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee, in its discretion, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 9.4) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) and amount(s) elected by the Participant shall be set forth in the Award Agreement. Notwithstanding the foregoing, the Committee, in its discretion, may provide for settlement of any Restricted Stock Unit Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.

9.7    Nontransferability of Restricted Stock Unit Awards. The right to receive shares pursuant to a Restricted Stock Unit Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

10.    PERFORMANCE AWARDS.

Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. Award Agreements evidencing Performance Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

10.1    Types of Performance Awards Authorized. Performance Awards may be granted in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

10.2    Initial Value of Performance Shares and Performance Units. Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial monetary value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.2, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial monetary value established by the Committee at the time of grant. The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

10.3    Establishment of Performance Period, Performance Goals and Performance Award Formula. In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

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10.4    Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance, other performance measures related to quality and service, and such other performance measures as are generally used in the Company’s industry (each, a “Performance Measure”), subject to the following:

(a)    Performance Measures. Performance Measures shall be calculated in accordance with the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall be calculated in accordance with generally accepted accounting principles, a method used generally in the Company’s industry, or in accordance with a methodology established by the Committee prior to the grant of the Performance Award. Performance Measures shall be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. Unless otherwise determined by the Committee prior to the grant of the Performance Award, the Performance Measures applicable to the Performance Award shall be calculated prior to the accrual of expense for any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) on the Performance Measures of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to a Performance Award. Performance Measures may be one or more of the following, as determined by the Committee:
(i)revenue;
(ii)sales;
(iii)expenses;
(iv)operating income;
(v)gross margin;
(vi)operating margin;
(vii)earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization;
(viii)pre-tax profit;
(ix)net operating income;
(x)net income;
(xi)economic value added;
(xii)free cash flow;
(xiii)operating cash flow;
(xiv)balance of cash, cash equivalents and marketable securities;
(xv)stock price;
(xvi)    earnings per share;
(xvii)    return on stockholder equity;
(xviii)    return on capital;
(xix)    return on assets;
(xx)    return on investment;
(xxi)    total stockholder return;
(xxii)    employee satisfaction;
(xxiii)    employee retention;
(xxiv)    market share;
(xxv)    customer satisfaction;
(xxvi)    product development;

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(xxvii)    research and development expenses;
(xxviii)    completion of an identified special project;
(xxix)    completion of a joint venture or other corporate transaction;
(xxx)    recognized accreditation, such as National Committee for Quality Assurance (NCQA) accreditation;
(xxxi)    objective clinical performance, including, but not limited to, Healthcare Effectiveness Data and Information Set (HEDIS) measures;
(xxxii)    objective consumer experience, including, but not limited to, Consumer Assessment of Healthcare Providers and Systems (CAHPS) measures; and
(xxxiii)    Medicare Star Ratings.

(b)Performance Targets. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value, a growth or reduction in a value, or as a value determined relative to an index, budget or other standard selected by the Committee.

10.5    Settlement of Performance Awards.

(a)    Determination of Final Value. As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

(b)    Discretionary Adjustment of Award Formula. In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award granted to any Participant to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine.

(c)Effect of Leaves of Absence. Unless otherwise required by law or a Participant’s Award Agreement, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days in unpaid leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant’s Service during the Performance Period during which the Participant was not on an unpaid leave of absence.

(d)    Notice to Participants. As soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.

(e)    Payment in Settlement of Performance Awards. As soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b), but in any event within the Short-Term Deferral Period described in Section 15.1 (except as otherwise provided below or consistent with the requirements of Section 409A), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the payment to be made to the Participant pursuant to this Section, and such deferred payment date(s) elected by the Participant shall be set forth in the Award Agreement. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalent Rights or interest.

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(f)    Provisions Applicable to Payment in Shares. If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the Fair Market Value of a share of Stock determined by the method specified in the Award Agreement. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.5. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.5 through 8.8 above.

10.6    Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date the Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date on which the Performance Shares are settled or the date on which they are forfeited. Such Dividend Equivalent Rights, if any, shall be credited to the Participant in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock. The number of additional Performance Shares (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Dividend Equivalent Rights may be paid currently or may be accumulated and paid to the extent that Performance Shares become nonforfeitable, as determined by the Committee. Settlement of Dividend Equivalent Rights may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 10.5. Dividend Equivalent Rights shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant’s Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.

10.7    Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Performance Award, the effect of a Participant’s termination of Service on the Performance Award shall be as follows:

(a)Death or Disability. If the Participant’s Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant’s Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant’s Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 10.5.

(b)    Other Termination of Service. If the Participant’s Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety; provided, however, that in the event of an involuntary termination of the Participant’s Service, the Committee, in its discretion, may waive the automatic forfeiture of all or any portion of any such Award and determine the final value of the Performance Award in the manner provided by Section 10.7(a). Payment of any amount pursuant to this Section shall be made following the end of the Performance Period in any manner permitted by Section 10.5.

10.8    Nontransferability of Performance Awards. Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

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11.    CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS.

Cash-Based Awards and Other Stock-Based Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. Award Agreements evidencing Cash-Based Awards and Other Stock-Based Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

11.1    Grant of Cash-Based Awards. Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms and conditions, including the achievement of performance criteria, as the Committee may determine.

11.2    Grant of Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted securities, stock-equivalent units, stock appreciation units, securities or debentures convertible into common stock or other forms determined by the Committee) in such amounts and subject to such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be made available as a form of payment in the settlement of other Awards or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may involve the transfer of actual shares of Stock to Participants, or payment in cash or otherwise of amounts based on the value of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

11.3    Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a monetary payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on such shares of Stock, as determined by the Committee. The Committee may require the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. If the Committee exercises its discretion to establish performance criteria, the final value of Cash-Based Awards or Other Stock-Based Awards that will be paid to the Participant will depend on the extent to which the performance criteria are met.

11.4    Payment or Settlement of Cash-Based Awards and Other Stock-Based Awards. Payment or settlement, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, shares of Stock or other securities or any combination thereof as the Committee determines. To the extent applicable, payment or settlement with respect to each Cash-Based Award and Other Stock-Based Award shall be made in compliance with the requirements of Section 409A.

11.5    Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Other Stock-Based Awards until the date of the issuance of such shares of Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), if any, in settlement of such Award. However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Other Stock-Based Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalent Rights, if any, shall be paid in accordance with the provisions set forth in Section 9.4. Dividend Equivalent Rights shall not be granted with respect to Cash-Based Awards. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant’s Other Stock-Based Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of such Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions and performance criteria, if any, as are applicable to the Award.

11.6    Effect of Termination of Service. Each Award Agreement evidencing a Cash-Based Award or Other Stock-Based Award shall set forth the extent to which the Participant shall have the right to retain such Award following termination of the Participant’s Service. Such provisions shall be determined in the discretion of the Committee, need

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not be uniform among all Cash-Based Awards or Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination, subject to the requirements of Section 409A, if applicable.

11.7    Nontransferability of Cash-Based Awards and Other Stock-Based Awards. Prior to the payment or settlement of a Cash-Based Award or Other Stock-Based Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. The Committee may impose such additional restrictions on any shares of Stock issued in settlement of Cash-Based Awards and Other Stock-Based Awards as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares of Stock are then listed and/or traded, or under any state securities laws or foreign law applicable to such shares of Stock.

12.    STANDARD FORMS OF AWARD AGREEMENT.

12.1    Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement, which execution may be evidenced by electronic means. Any Award Agreement may consist of an appropriate form of Notice of Grant and a form of Agreement incorporated therein by reference, or such other form or forms, including electronic media, as the Committee may approve from time to time.

12.2    Authority to Vary Terms. The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

13.    CHANGE IN CONTROL.

13.1    Effect of Change in Control on Awards. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, for any Participant who is covered by the Molina Healthcare, Inc. Amended and Restated Change in Control Severance Plan, any change to a Participant’s Award by reason of a Change in Control shall be governed by the terms of such plan. For all other Participants and subject to the requirements and limitations of Section 409A, if applicable, the Committee may provide for any one or more of the following:

(a)    Accelerated Vesting. In its discretion, the Committee may provide in the grant of any Award or at any other time may take such action as it deems appropriate to provide for acceleration of the exercisability, vesting and/or settlement in connection with a Change in Control of each or any outstanding Award or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the Participant’s Service prior to, upon, or following such Change in Control, and to such extent as the Committee shall determine.

(b)Assumption, Continuation or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable. For purposes of this Section, if so determined by the Committee in its discretion, an Award denominated in shares of Stock shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each share of Stock subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. Any Award or portion thereof which is neither assumed or

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continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

(c)    Cash-Out of Outstanding Stock-Based Awards. The Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award denominated in shares of Stock or portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Committee) of Stock subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced (but not below zero) by the exercise or purchase price per share, if any, under such Award. In the event such determination is made by the Committee, an Award having an exercise or purchase price per share equal to or greater than the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control may be canceled without payment of consideration to the holder thereof. Payment pursuant to this Section (reduced by applicable withholding taxes, if any) shall be made to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.

13.2    Federal Excise Tax Under Section 4999 of the Code.

(a)    Excess Parachute Payment. In the event that any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, the Participant may elect to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization.

(b)    Determination by Independent Accountants. To aid the Participant in making any election called for under Section 13.2(a), no later than the date of the occurrence of any event that might reasonably be anticipated to result in an “excess parachute payment” to the Participant as described in Section 13.2(a), the Company shall request a determination in writing by independent public accountants selected by the Company (the “Accountants”). As soon as practicable thereafter, the Accountants shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their required determination. The Company shall bear all fees and expenses the Accountants charge in connection with their services contemplated by this Section.

14.    COMPLIANCE WITH SECURITIES LAW.

The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award, or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

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15.    COMPLIANCE WITH SECTION 409A.

15.1    Awards Subject to Section 409A. The Company intends that Awards granted pursuant to the Plan shall either be exempt from or comply with Section 409A, and the Plan shall be so construed. The provisions of this Section 15 shall apply to any Award or portion thereof that constitutes or provides for payment of Section 409A Deferred Compensation. Such Awards may include, without limitation:

(a)A Nonstatutory Stock Option or SAR that includes any feature for the deferral of compensation other than the deferral of recognition of income until the later of (i) the exercise or disposition of the Award or (ii) the time the stock acquired pursuant to the exercise of the Award first becomes substantially vested.

(b)Any Restricted Stock Unit Award, Performance Award, Cash-Based Award or Other Stock-Based Award that either (i) provides by its terms for settlement of all or any portion of the Award at a time or upon an event that will or may occur later than the end of the Short-Term Deferral Period (as defined below) or (ii) permits the Participant granted the Award to elect one or more dates or events upon which the Award will be settled after the end of the Short-Term Deferral Period.
Subject to the provisions of Section 409A, the term “Short-Term Deferral Period” means the 2½ month period ending on the later of (i) the 15th day of the third month following the end of the Participant’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning provided by Section 409A.

15.2    Deferral and/or Distribution Elections. Except as otherwise permitted or required by Section 409A, the following rules shall apply to any compensation deferral and/or payment elections (each, an “Election”) that may be permitted or required by the Committee pursuant to an Award providing Section 409A Deferred Compensation:

(a)Elections must be in writing and specify the amount of the payment in settlement of an Award being deferred, as well as the time and form of payment as permitted by this Plan.

(b)    Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to such Participant.

(c)Elections shall continue in effect until a written revocation or change in Election is received by the Company, except that a written revocation or change in Election must be received by the Company prior to the last day for making the Election determined in accordance with paragraph (b) above or as permitted by Section 15.3.

15.3    Subsequent Elections. Except as otherwise permitted or required by Section 409A, any Award providing Section 409A Deferred Compensation which permits a subsequent Election to delay the payment or change the form of payment in settlement of such Award shall comply with the following requirements:

(a)    No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made.

(b)Each subsequent Election related to a payment in settlement of an Award not described in Section 15.4(a)(ii), 15.4(a)(iii) or 15.4(a)(vi) must result in a delay of the payment for a period of not less than five (5) years from the date on which such payment would otherwise have been made.

(c)    No subsequent Election related to a payment pursuant to Section 15.4(a)(iv) shall be made less than twelve (12) months before the date on which such payment would otherwise have been made.

(d)Subsequent Elections shall continue in effect until a written revocation or change in the subsequent Election is received by the Company, except that a written revocation or change in a subsequent Election

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must be received by the Company prior to the last day for making the subsequent Election determined in accordance the preceding paragraphs of this Section 15.3.

15.4    Payment of Section 409A Deferred Compensation.

(a)Permissible Payments. Except as otherwise permitted or required by Section 409A, an Award providing Section 409A Deferred Compensation must provide for payment in settlement of the Award only upon one or more of the following:

(i)    The Participant’s “separation from service” (as such term is defined by Section 409A);

(ii)The Participant’s becoming “disabled” (as such term is defined by Section 409A);

(iii)    The Participant’s death;

(iv)A time or fixed schedule that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Section 15.2 or 15.3, as applicable;

(v)    A change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company determined in accordance with Section 409A; or

(vi)    The occurrence of an “unforeseeable emergency” (as such term is defined by Section 409A).

(b)    Installment Payments. It is the intent of this Plan that any right of a Participant to receive installment payments (within the meaning of Section 409A) shall, for all purposes of Section 409A, be treated as a right to a series of separate payments.

(c)Required Delay in Payment to Specified Employee Pursuant to Separation from Service. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, except as otherwise permitted by Section 409A, no payment pursuant to Section 15.4(a)(i) in settlement of an Award providing for Section 409A Deferred Compensation may be made to a Participant who is a “specified employee” (as such term is defined by Section 409A) as of the date of the Participant’s separation from service before the date (the “Delayed Payment Date”) that is six (6) months after the date of such Participant’s separation from service, or, if earlier, the date of the Participant’s death. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.

(d)    Payment Upon Disability. All distributions payable by reason of a Participant becoming disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election. If the Participant has made no Election with respect to distributions upon becoming disabled, all such distributions shall be paid in a lump sum upon the determination that the Participant has become disabled.

(e)Payment Upon Death. If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death. If the Participant has made no Election with respect to distributions upon death, all such distributions shall be paid in a lump sum upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death.

(f)Payment Upon Change in Control. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the

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event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A. Any Award which constitutes Section 409A Deferred Compensation and which would vest and otherwise become payable upon a Change in Control as a result of the failure of the Acquiror to assume, continue or substitute for such Award in accordance with Section 13.1(b) shall vest to the extent provided by such Award but shall be converted automatically at the effective time of such Change in Control into a right to receive, in cash on the date or dates such award would have been settled in accordance with its then existing settlement schedule (or as required by Section 15.4(c)), an amount or amounts equal in the aggregate to the intrinsic value of the Award at the time of the Change in Control.

(g)Payment Upon Unforeseeable Emergency. The Committee shall have the authority to provide in the Award Agreement evidencing any Award providing for Section 409A Deferred Compensation for payment in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an unforeseeable emergency. In such event, the amount(s) distributed with respect to such unforeseeable emergency cannot exceed the amounts reasonably necessary to satisfy the emergency need plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such emergency need is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under the Award. All distributions with respect to an unforeseeable emergency shall be made in a lump sum upon the Committee’s determination that an unforeseeable emergency has occurred. The Committee’s decision with respect to whether an unforeseeable emergency has occurred and the manner in which, if at all, the payment in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.

(h)Prohibition of Acceleration of Payments. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, this Plan does not permit the acceleration of the time or schedule of any payment under an Award providing Section 409A Deferred Compensation, except as permitted by Section 409A.

(i)No Representation Regarding Section 409A Compliance. Notwithstanding any other provision of the Plan, the Company makes no representation that Awards shall be exempt from or comply with Section 409A. No Participating Company shall be liable for any tax, penalty or interest imposed on a Participant by Section 409A.

16.    TAX WITHHOLDING.

16.1    Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes (including social insurance), if any, required by law to be withheld by any Participating Company with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

16.2    Withholding in or Directed Sale of Shares.  The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of any Participating Company as determined under applicable provisions of the Code.  The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable maximum statutory withholding rates.  The Company may require a Participant to direct a broker, upon the vesting, exercise or settlement of an Award, to sell a portion of the shares subject to the Award determined by the Company in its discretion to be sufficient to cover the tax withholding obligations of any Participating Company and to remit an amount equal to such tax withholding obligations to the Company in cash.

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17.    AMENDMENT, SUSPENSION OR TERMINATION OF PLAN.

The Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or quotation system upon which the Stock may then be listed or quoted. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.

18.    MISCELLANEOUS PROVISIONS.

18.1    Repurchase Rights. Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

18.2    Forfeiture Events.

(a)    The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service.

(b)    If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company for (i) the amount of any payment in settlement of an Award received by such Participant during the twelve-(12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) any profits realized by such Participant from the sale of securities of the Company during such twelve-(12-) month period.

18.3    Provision of Information. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

18.4    Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

18.5    Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for

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dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.2 or another provision of the Plan.

18.6    Delivery of Title to Shares. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.

18.7    Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

18.8    Retirement and Welfare Plans. Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under any Participating Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

18.9    Beneficiary Designation. Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.

18.10    Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

18.11    No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or another Participating Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.

18.12    Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be considered unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

18.13    Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of California, without regard to its conflict of law rules

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IN WITNESS WHEREOF, the undersigned Corporate Secretary of the Company certifies that the foregoing sets forth the Molina Healthcare, Inc. 2019 Equity Incentive Plan effective as of May 8, 2019, as duly adopted by the Board and the stockholders.

_______________________
Corporate Secretary

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MOLINA HEALTHCARE, INC.

2019 EMPLOYEE STOCK PURCHASE PLAN

EFFECTIVE MAY 8, 2019

1.Establishment of Plan. Molina Healthcare, Inc., a Delaware corporation (the “Company”), previously adopted the Molina Healthcare, Inc. 2011 Employee Stock Purchase Plan (the “2011 Plan”), most recently amended as of July 26, 2016, to grant options to purchase shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), to eligible employees of the Company and its Participating Affiliates (as defined below) pursuant to the terms of the 2011 Plan. The Company proposes to amend, restate and merge the 2011 Plan into this 2019 Employee Stock Purchase Plan (this “Plan”) so that the number of shares of the Common Stock available for issuance under the Plan will include the remaining available shares of the Common Stock under the 2011 Plan. For purposes of this Plan, “Parent Corporation” and “Subsidiary Corporation” shall have the same meanings as “parent corporation” and “subsidiary corporation” in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”). “Participating Affiliates” are Parent Corporations or Subsidiary Corporations that the Board of Directors of the Company (the “Board”) designates from time to time as corporations that shall participate in this Plan. Affiliates may be designated as Participating Affiliates either before or after this Plan is approved by the Company’s stockholders as provided in Section 22. The Company intends this Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments to or replacements of such Section), and this Plan shall be so construed. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. A total of three million (3,000,000) shares of the Common Stock are reserved for issuance under this Plan, which consists of 731,001 shares of the Common Stock remaining available for issuance under the 2011 Plan and 2,268,999 shares of the Common Stock newly reserved for issuance under this Plan.
2.Purpose. The purpose of this Plan is to provide eligible employees of the Company and Participating Affiliates with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and Participating Affiliates, and to provide an incentive for continued employment.
3.Administration
(a)This Plan shall be administered by the Compensation Committee of the Board (the “Committee”). Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of this Plan shall be determined by the Committee in its sole discretion and its decisions shall be final and binding upon all participants. Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of this Plan shall be paid by the Company.
(b)The Committee may, from time to time, consistent with this Plan and the requirements of Section 423 of the Code, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its sole discretion, for the proper administration of this Plan, including, without limitation: (a) a minimum payroll deduction amount required for participation in an Offering Period, (b) a limitation on the frequency or number of changes permitted in the rate of payroll deduction during an Offering Period, (c) a payroll deduction greater or less than the amount designated by a participant in order to adjust for the Company’s delay or mistake in processing an Enrollment Form or in otherwise effecting a participant’s election under this Plan or as advisable to comply with the requirements of Section 423 of the Code, (d) determination of the date and manner by which the Fair Market Value of the Common Stock is determined for purposes of administration of this Plan, (e) delegate responsibility for Plan operation, management and administration, subject to the Committee’s oversight and control, on such terms as the Committee may establish, and (f) delegate to other persons the responsibility for performing appropriate functions as necessary, desirable or appropriate to further the purposes of this Plan.
4.Eligibility. Any individual employed by the Company or the Participating Affiliates on the “Offering Date” of an “Offering Period” (each as defined in Section 5 below) is eligible to participate in such Offering Period except the following:
(a)employees who are customarily employed for less than (20) hours per week; and

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(b)employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Affiliates or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined power or value of all classes of stock of the Company or any of its Participating Affiliates; and
(c)individuals who provide services to the Company or any of its Participating Affiliates as independent contractors who are reclassified as common law employees for any reason except for federal income and employment tax purposes.
5.Offering Periods. The offering periods of this Plan (each, an “Offering Period”) shall be of six (6) months duration commencing on January 1 and July 1 of the Company’s fiscal year. The first day of each Offering Period is referred to as the “Offering Date.” The last day of each Offering Period is referred to as the “Purchase Date.” The Committee shall have the power to change the Offering Dates or Purchase Dates and the duration of Offering Periods without stockholder approval if such change is announced prior to the start of the relevant Offering Period, or prior to such other time period as specified by the Committee; provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. If the first or last day of an Offering Period is not a day on which the New York Stock Exchange is open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Offering Period.
6.Participation in this Plan. An employee may participate during an Offering Period on the first Offering Date after such employee satisfies the eligibility requirements set forth in Section 4 above and delivers an appropriate enrollment form (the “Enrollment Form”) to the Company prior to such Offering Date, or such other time period as specified by the Committee. Notwithstanding the foregoing, the Committee may set a later time for filing the Enrollment Form authorizing payroll deductions for all eligible employees with respect to a given Offering Period. An eligible employee who does not timely deliver an Enrollment Form to the Company after becoming eligible to participate in such Offering Period shall not participate in that Offering Period or any subsequent Offering Period until filing an Enrollment Form with the Company prior to the applicable Offering Date, or such other time period as specified by the Committee. Once an employee becomes a participant in an Offering Period, such employee will automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the employee withdraws or is deemed to withdraw from this Plan or terminates further participation in the Offering Period as set forth in Section 11 below. A participant who has not otherwise withdrawn from this Plan under Section 11 is not required to file any additional Enrollment Form in order to continue participation in this Plan. However a participant may deliver a new Enrollment Form for a subsequent Offering Period in accordance with applicable rules and procedures if the participant wishes to change any of the elections contained in the participant’s then effective Enrollment Form.
7.Grant of Option on Enrollment. Enrollment by an eligible employee in an Offering Period under this Plan will constitute the grant (as of the Offering Date for such Offering Period) by the Company to such employee of an option to purchase on the Purchase Date up to that number of shares of Common Stock of the Company determined by dividing (a) the amount accumulated in such employee’s payroll deduction account during such Offering Period by (b) the Per Share Purchase Price as determined pursuant to Section 8 below (but in no event less than the par value of a share of Company’s Common Stock), provided, however, that the number of shares of the Company’s Common Stock subject to any option granted pursuant to this Plan shall not exceed the maximum number of shares which may be purchased pursuant to Section 10 below with respect to the applicable Purchase Date. The Fair Market Value of a share of the Company’s Common Stock shall be determined as provided in Section 8 below.
8.Purchase Price. The purchase price per share (“Per Share Purchase Price”) at which a share of Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:
(a)The Fair Market Value on the Offering Date; or
(b)The Fair Market Value on the Purchase Date.
For purposes of this Plan, the term “Fair Market Value” of the Common Stock on any given date means (i) the last reported closing price for a share of Stock on the New York Stock Exchange or, (ii) in the absence of reported sales on the New York Stock Exchange on a given date, the closing price of the New York Stock Exchange on the last date on which a sale occurred prior to such date; or (iii) if the stock is no longer publicly traded on the New York Stock Exchange, the Committee in good faith shall determine Fair Market Value; provided that, if the date for which the Fair Market Value is determined is the first day when trading prices for the Stock are reported on the New York Stock Exchange, the Fair Market Value shall be the public offering price set forth on the cover page for the final prospectus relating to the Company’s Initial Public Offering.

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9.Payment of Purchase Price; Changes in Payroll Deductions; Issuance of Shares.
(a)The purchase price of the shares shall be accumulated by regular payroll deductions made during each Offering Period. The deductions are made as a percentage of the participant’s Compensation in one percent (1%) increments not less than one percent (1%) (except as a result of an election pursuant to Section 9(c) to stop payroll deductions during an Offering Period), nor greater than fifteen percent (15%) or such lower limit set by the Committee. “Compensation” shall mean all W-2 cash compensation, including base salary, wages, commissions, overtime, shift premiums and bonuses, provided, however, that for purposes of determining a participant’s compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the participant did not make such election. Notwithstanding the foregoing, Compensation shall not include reimbursements of expenses, allowances, long-term disability, workers’ compensation or any amount deemed received without the actual transfer of cash or any amounts directly or indirectly paid pursuant to this Plan or any other stock purchase or stock option plan, or any other compensation not included above. Payroll deductions shall commence on the first payday of the Offering Period and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan.
(b)A participant may increase or decrease the rate of payroll deductions during an Offering Period by providing to the Company a new Enrollment Form, in which case the new rate shall become effective for the next payroll period commencing after the Company’s receipt of the Enrollment Form and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during an Offering Period, but not more than one (1) increase and one (1) decrease in the rate of payroll deductions may be made during any Offering Period. A participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing with the Company a new Enrollment Form prior to the beginning of such Offering Period, or prior to such other time period as specified by the Committee. Any changes to the rate of payroll deductions during an Offering Period which are received by the Company after the commencement of the enrollment period for a new Offering Period will be made by the Company at its discretion, only to the extent such changes are administratively possible.
(c)A participant may reduce his or her payroll deduction percentage to zero during an Offering Period by providing to the Company a revised Enrollment Form. Such reduction shall be effective beginning with the next payroll period after the Company’s receipt of the request and no further payroll deductions will be made for the duration of the Offering Period. Payroll deductions credited to the participant’s account prior to the effective date of the request shall be used to purchase shares of Common Stock in accordance with Section (e) below. Notwithstanding Section 9(b), a participant may not resume making payroll deductions during the Offering Period in which he or she reduced his or her payroll deductions to zero. Any reduction to a participant’s payroll deduction percentage to zero during an Offering Period which is received by the Company after the commencement of the enrollment period for a new Offering Period will be made by the Company at its discretion, only to the extent such changes are administratively possible.
(d)All payroll deductions made for a participant are credited to his or her account under this Plan and are deposited with the general funds of the Company. No interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.
(e)On each Purchase Date, so long as this Plan remains in effect and provided that the participant has not submitted a revised Enrollment Form withdrawing from this Plan before such Purchase Date in accordance with Section 11, the Company shall apply the funds then in the participant’s account (or, if applicable, the lump sum cash payment received from the participant) to the purchase of whole shares of Common Stock reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The Per Share Purchase Price shall be as specified in Section 8. Any cash remaining in such participant’s account on a Purchase Date which is less than the amount necessary to purchase a full share of Common Stock of the Company shall be refunded without interest. If this Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the participant, without interest. No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date.
(f)As promptly as practicable after the Purchase Date, the Company shall issue shares for the participant’s benefit representing the shares purchased upon exercise of his or her option, subject to compliance with Section 24 below.

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(g)During a participant’s lifetime, his or her option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.
10.Limitations on Shares to be Purchased.
(a)No participant shall be entitled to purchase Common Stock under this Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Parent Corporation or Subsidiary Corporation, exceeds $25,000 in Fair Market Value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in this Plan. The Company shall automatically suspend the payroll deductions of any participant as necessary to enforce such limit; provided that when the Company automatically resumes such payroll deductions, the Company must apply the rate in effect immediately prior to such suspension.
(b)No participant shall be entitled to purchase more than the Maximum Share Amount (as defined below) on any single Purchase Date. Prior to the commencement of any Offering Period or before such time period as specified by the Committee, the Committee may, in its sole discretion, set a maximum number of shares which may be purchased by any employee at any single Purchase Date (the “Maximum Share Amount”). Until otherwise determined by the Committee, there shall be no Maximum Share Amount. If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount before commencing the next Offering Period. The Maximum Share Amount shall continue to apply with respect to all succeeding Purchase Dates and Offering Periods unless revised by the Committee as set forth above.
(c)If the number of shares to be purchased on a Purchase Date by all employees participating in this Plan exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable.
(d)Any payroll deductions accumulated in a participant’s account which are not used to purchase stock due to the limitations in this Section 10 shall be returned to the participant as soon as practicable after the end of the applicable Offering Period, without interest, including any amount remaining in such participant’s account which is less than the amount necessary to purchase a full share of Common Stock of the Company.
11.Withdrawal.
(a)Each participant may withdraw from an Offering Period under this Plan by signing and delivering to the Company a revised Enrollment Form indicating such participant’s intention to withdraw. Such withdrawal may be elected at any time prior to the end of an Offering Period, or such other time period as specified by the Committee.
(b)Upon withdrawal from this Plan, the accumulated payroll deductions shall be returned to the withdrawn participant, without interest, and his or her interest in this Plan shall terminate. If a participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan commencing after such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth in Section 6 above for initial participation in this Plan.
12.Termination of Employment. Termination of a participant’s employment for any reason, including retirement, death or the failure of a participant to remain an eligible employee of the Company or of a Participating Affiliate, immediately terminates his or her participation in this Plan. In such event, the payroll deductions credited to the participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest. For purposes of this Section 12, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating Affiliate in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.
13.Return of Payroll Deductions. If a participant’s interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or if this Plan is terminated by the Board, the Company shall deliver to the participant all payroll deductions credited to such participant’s account. No interest shall accrue on the payroll deductions of a participant in this Plan.
14.Capital Changes. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under this Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under this Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option

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under this Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of issued and outstanding shares of Common Stock effected without receipt of any consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Notwithstanding the foregoing, any fractional shares resulting from an adjustment pursuant to this Section 14 shall be rounded down to the nearest whole number, and in no event may the Per Share Purchase Price be decreased to an amount less than the par value, if any, of the Common Stock. Such adjustment shall be made by the Committee, whose determination shall be final, binding and conclusive.
In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in its sole discretion in such instances, declare that this Plan shall terminate as of a date fixed by the Committee and either give each participant the right to purchase shares under this Plan prior to such termination or return all accumulated payroll deductions to each participant, without interest. In the event of (i) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings, provided that the options under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all participants), (ii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (iii) the sale of all or substantially all of the assets of the Company or (iv) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, (each a “Sale Event”) the Company shall apply the funds contributed under this Plan to the purchase of shares of Common Stock pursuant to the provisions of Section 9 immediately prior to the effective date of such Sale Event. Notwithstanding the foregoing, the surviving, continuing, successor or purchasing corporation or parent corporation thereof (the “Acquiring Corporation”), may elect to assume the Company’s rights and obligations under this Plan and, in that event, there shall be no purchase before the end of the Offering Period in which the Sale Event occurs.

The Committee may, if it so determines in its sole discretion, also make provision for adjusting the share reserve set forth in Section 1, as well as the price per share of Common Stock covered by each outstanding option, solely in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, or in the event of the Company being consolidated with or merged into any other corporation.
15.Withholding. The participant shall make adequate provision for the foreign, federal, state and local tax withholding obligations of the Company or any of its Participating Affiliates, if any, which arise in connection with participation in this Plan. The Company and its Participating Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.
16.Nonassignability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 23 below) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.
17.Reports. Individual accounts will be maintained for each participant in this Plan. Each participant shall receive as soon as practicable after the end of each Offering Period a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Offering Period.
18.Notice of Disqualifying Disposition. Each participant shall notify the Company in writing if the participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such shares were purchased (the “Notice Period”). The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.
19.No Rights as Stockholder or to Continued Employment. A participant shall have no rights as a stockholder by virtue of participation in this Plan until the date of the issuance of a certificate for the shares purchased

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pursuant to the exercise of the participant’s purchase right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 14. Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Participating Affiliate, or restrict the right of the Company or any Participating Affiliate to terminate such employee’s employment at any time.
20.Equal Rights and Privileges. All eligible employees shall have equal rights and privileges with respect to this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company, the Committee or the Board, be reformed to comply with the requirements of Section 423. This Section 20 shall take precedence over all other provisions in this Plan.
21.Notices. All notices or other communications by a participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
22.Term; Stockholder Approval. This Plan was adopted by the Board of Directors of the Company on January 30, 2019, effective as of May 8, 2019, the date of approval by the stockholders of the Company (the “Effective Date”), and shall apply to any purchase right granted, or stock transferred pursuant to any purchase right granted, on or after the Effective Date. This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time), (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan, or (c) May 8, 2029.
23.Designation of Beneficiary
(a)A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under this Plan in the event of such participant’s death subsequent to the end of any Offering Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under this Plan in the event of such participant’s death prior to a Purchase Date.
(b)Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such participant’s death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
24.Conditions Upon Issuance of Shares; Limitation on Sale of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
25.Applicable Law. This Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of California.
26.Amendment or Termination of this Plan. The Board may at any time amend, terminate or extend the term of this Plan, except that (i) any such termination cannot affect options previously granted under this Plan unless the Board determines that the termination of this Plan immediately following any Purchase Date is in the best interests of the Company and its stockholders, (ii) any amendment may not adversely affect the previously granted purchase right of any participant unless permitted by this Plan or as may be necessary to qualify this Plan as an employee stock purchase plan pursuant to Section 423 of the Code or to obtain qualification or registration of the Common Stock under applicable federal, state or foreign securities laws, and (iii) any amendment must be approved by the stockholders of the Company in accordance with Section 22 above within twelve (12) months of the adoption of such amendment (or earlier if required by Section 22) if such amendment would:
(a)increase the number of shares that may be issued under this Plan;
(b)change the designation of the employees (or class of employees) eligible for participation in this Plan; or

Appendix C - 111

(c)any other action taken by the Board that, by its terms, is contingent on stockholder approval.
Notwithstanding the foregoing, the Board may make such amendments to this Plan as the Board determines to be advisable, if the continuation of this Plan or any Offering Period would result in financial accounting treatment for this Plan that is different from the financial accounting treatment in effect on the Effective Date.

Appendix C - 112

MOLINA HEALTHCARE, INC.
200 OCEANGATE, STE 100
LONG BEACH CA 90802-4317
ATTN: JOSEPH M. ZUBRETSKY

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

Nominees

	For	Against	Abstain
1A Barbara L. Brasier	☐	☐	☐
1B Steven J. Orlando	☐	☐	☐
1C Richard C. Zoretic	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 through 6.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000405498_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement are available at www.proxyvote.com

MOLINA HEALTHCARE, INC.
Annual Meeting of Stockholders
May 8, 2019 10:00 AM Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Joseph M. Zubretsky and Jeff D. Barlow, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Molina Healthcare, Inc. that the stockholder(s) are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Eastern Time, on May 8, 2019, at the Park Hyatt New York, The Onyx Room, 153 West 57th Street, New York, NY 10019, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

IF VOTING BY MAIL, PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

Continued and to be marked, signed and dated on reverse side

0000405498_2 R1.0.1.18